SCHEDULE 14A INFORMATION
  Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of
                                     1934


Filed by the Registrant [X]
Filed by a Party other than the Registrant []
Check the appropriate box:
<checked-box>  Preliminary Proxy Statement
<square>  Definitive Proxy Statement
<square>  Definitive Additional Materials
<square>  Soliciting Material Pursuant to <section>240.14a-11(c) or
<section>240.14a-12

                                       THERMAL EXPLORATION COMPANY
                          (Name of Registrant as Specified In Its Charter)

                                         BOARD OF DIRECTORS
                             (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

<square>  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-
6(i)(3).
<square>  $500 per each party to the controversy pursuant to Exchange Act Rule
14a-6(i)(3).
<checked-box>  Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
and 0-11.
     1)    Title of each class of securities to which transaction applies:
                 COMMON SHARES

     2)    Aggregate number of securities to which transaction applies:
                 3,410,106
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:{1}
                 $1.00375
     4)    Proposed maximum aggregate value of transaction:
                 3,422,894

{1} Set forth the amount on which the filing fee is calculated and state how it was determined.

<square> Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1)    Amount Previously Paid:
     2)    Form, Schedule or Registration Statement No.:
     3)    Filing Party:
     4)    Date Filed:

                          THERMAL EXPLORATION COMPANY
                              11525 CAROLINE LANE
                        NEVADA CITY, CALIFORNIA  95959

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON ____, 1996

To the Shareholders of Thermal Exploration Company

     NOTICE IS HEREBY GIVEN that a Special Meeting (the "Meeting") of the shareholders of Thermal Exploration Company, a California corporation ("Thermal") will be held on ____, ____, 1996, at 10:00 a.m. (PST), at the offices of Smith, Lyons, Torrance, Stevenson & Mayer, World Trade Centre, Suite 550, 999 Canada Place, Vancouver, British Columbia, Canada V6C 3G8 for the following purposes:

     1. To consider, and if deemed advisable, to pass, with or without variation, a resolution ("Reincorporation Resolution") approving the reincorporation of Thermal from the State of California to the State of Wyoming as Thermal Exploration Company, a Wyoming corporation ("Thermal-WY") ("Proposal 1");

     2. Conditional upon the approval of the Reincorporation Resolution, to consider, and if deemed advisable, to pass, with or without variation, a resolution ("Continuance Resolution") authorizing Thermal-WY to apply to the Registrar of Companies (British Columbia) for a certificate of continuance continuing (reincorporating) Thermal-WY under the COMPANY ACT (British Columbia) as Thermal Resources Company Ltd., a British Columbia corporation ("Thermal-BC") ("Proposal 2");

     3. Conditional upon the approval of the Continuance Resolution, to consider and, if deemed advisable, to pass, with or without variation, a special resolution ("Arrangement Resolution") approving an arrangement, pursuant to section 276 of the COMPANY ACT (British Columbia) which will result in, among other things:

     a. the transfer by Thermal-BC to Pacific Cascade Resources Corp., a to be formed wholly-owned British Columbia corporate subsidiary of Thermal-BC, ("Pacific") of all of the assets of Thermal-BC (except for Thermal-BC's interest in the Carmacks Copper Project, Yukon Territory) in exchange for common shares of Pacific ("Pacific Shares");

     b. the distribution of the Pacific Shares by Thermal-BC to the shareholders of Thermal-BC (except for Western Copper Holdings Limited ("Western")) in exchange of their Thermal-BC shares on the basis of one Pacific Share for one percent (1%) of each Thermal-BC share;

     c. the consolidation of every five outstanding Pacific Shares in exchange for one new Pacific Share.

     d. the amalgamation of Thermal-BC and No. 385 Sail View Ventures Ltd. ("Sailview"), a wholly-owned subsidiary of Western, to form Carmacks Copper Ltd. ("Copper"), a British Columbia company wholly owned by Western;

     e.    the holders of Thermal-BC shares (other than Western) receiving one
           (1) common share of Western for each five (5) Thermal-BC shares held; and

     f. the holders of warrants to purchase Thermal-BC shares (other than Western) receiving from Western warrants to purchase one-fifth the number of common shares of Western at five times the exercise price of their Thermal-BC warrants;

     g. the holders of incentive stock options to purchase Thermal-BC shares (other than Western) receiving from Western incentive stock options to purchase one fifth the number of common shares of Western at five times the exercise price of their Thermal-BC incentive stock options;

     h. all outstanding warrants and incentive stock options to purchase Thermal-BC Shares being cancelled;

     i.    Copper issuing to Western one common share of Copper for each common
share of   Western issued to former holders of Thermal-BC shares;

     j. all of the outstanding Thermal-BC shares being cancelled without any repayment of capital; and

     k. each existing share of Sailview being converted to one common share of Copper. (Items 3.a to 3.k collectively "Proposal 3").

     4. To transact any such other business that may be properly be presented before the Meeting and any adjournment thereof.

     The full texts of each of the Reincorporation Resolution, the Continuance Resolution and the Arrangement Resolution are set out as Exhibits I, II, and III to the accompanying Proxy Statement. The Plan of Arrangement with respect to the Arrangement is reproduced in full as Appendix A to the Proxy Statement of Thermal accompanying this Notice of Meeting.

     AS THE ARRANGEMENT IS BEING CONSIDERED AS PROVIDED FOR IN THE INTERIM ORDER AND THE ARRANGEMENT MUST BE APPROVED BY AN FINAL ORDER OF THE SUPREME COURT OF BRITISH COLUMBIA, A COPY OF THE INTERIM ORDER AND NOTICE OF HEARING OF PETITION TO THE SUPREME COURT OF BRITISH COLUMBIA FOR THE FINAL ORDER OF THE SUPREME COURT OF BRITISH COLUMBIA ARE REPRODUCED IN FULL AS EXHIBITS IV AND V, RESPECTIVELY TO THE PROXY STATEMENT OF THERMAL ACCOMPANYING THIS NOTICE OF MEETING.

     Holders of shares of Class A Preferred Stock and of Common Stock of Thermal who will become holders of common and preference shares of Thermal-BC are entitled, pursuant to the Interim Order and the Plan of Arrangement, to give Thermal written notice of dissent, addressed to Thermal's transfer agent, Montreal Trust Company of Canada, Corporate Services Division, 510 Burrard Street, 4th Floor, Vancouver, British Columbia, Canada V6C 3B9, with respect to the Arrangement on or before 10:00 a.m. (PST), on __, 1996. If the Arrangement becomes effective, dissenting shareholders who have complied with the provisions of Section 231 of the British Columbia Company Act ("Company Act") may, on receiving from Thermal-BC a notice of intention to act, require Thermal-BC to purchase their common and preference shares of Thermal. This right is described in detail in the Proxy Statement accompanying this Notice of Meeting.

     Only shareholders of record at the close of business on ______, 1996 are entitled to notice of and to attend and vote at the Meeting, or any postponements or adjournments thereof.


cls\thermal5.prx

     Your vote is important, regardless of the number of shares that you own. In order to ensure that your vote is counted, please complete, date and sign the enclosed proxy and return it without delay in the enclosed envelope, whether or not you expect to attend the Meeting in person. If you attend the Meeting in person, you may then withdraw your proxy and vote in person.

DATED at __ , __ , this __ day of __, 1996.

                                 By Order of the Board of Directors


                                 (signed) "James E. Lanigan"
                                 JAMES E. LANIGAN, SECRETARY

NOTE: Holders of Common Stock and Series A Preferred Stock of Thermal are requested to date, sign and return the accompanying form of proxy for use at the Meeting. To be effective, forms of proxy must be received by Corporate Services Division, Montreal Trust Company of Canada, 510 Burrard Street, 4th Floor, Vancouver, British Columbia, Canada V6C 3B9, prior to 10:00 a.m.,
(PST), on __, 1996.

cls\thermal5.prx

                          THERMAL EXPLORATION COMPANY
                              11525 CAROLINE LANE
                         NEVADA CITY, CALIFORNIA 95959

                                PROXY STATEMENT
                                      FOR
                        SPECIAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON ________, 1996

                                 INTRODUCTION

SOLICITATION AND PURPOSE OF THE MEETING

     This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of Thermal Exploration Company, a California corporation (the "Company" or "Thermal"), for use at a Special Meeting of the shareholders of Thermal (the "Meeting") to be held on _____, ______, 1996, at 10:00 a.m. (PST) at Smith, Lyons, Torrance, Stevenson & Mayer, World Trade Centre, Suite 550, 999 Canada Place, Vancouver, British Columbia, Canada V6C 3G8 and at any adjournment thereof. It is anticipated that this Proxy Statement and the accompanying proxy card will be mailed to shareholders on or about January __, 1996.

     At the Meeting, shareholders will be asked to consider, and if thought advisable, approve the following proposals (collectively "Proposals"):

     (1) the reincorporation of Thermal from the State of California to the State of Wyoming ("Proposal 1");

     (2) the continuation (reincorporation) of Thermal Exploration Company, a Wyoming corporation ("Thermal-WY") from the State of Wyoming to the Province of British Columbia, Canada to become Thermal Resources Company Ltd., a British Columbia company ("Thermal-BC") ("Proposal 2");

     (3) Conditional upon the approval of Proposals 1 and 2, the arrangement, pursuant to Section 276 of the COMPANY ACT (British Columbia) which will result in the following:

     a. the transfer by Thermal-BC to Pacific Cascade Resources Corp., a wholly-owned British Columbia corporate subsidiary of Thermal-BC, ("Pacific") of all of the assets of Thermal-BC (except for Thermal-BC's interest in the Carmacks Copper Project, Yukon Territory) in exchange for common shares of Pacific ("Pacific Shares");

     b. the distribution of the Pacific Shares by Thermal-BC to the shareholders of Thermal-BC (except for Western Copper Holdings Limited ("Western")) in exchange of their Thermal-BC shares on the basis of one Pacific Share for one percent (1%) of each Thermal-BC share;

     c. the consolidation of every five outstanding Pacific Shares in exchange for one new Pacific Share.

     d. the amalgamation of Thermal-BC and No. 385 Sail View Ventures Ltd. ("Sailview"), a wholly-owned subsidiary of Western, to form Carmacks Copper Ltd. ("Copper"), a British Columbia company wholly owned by Western;


cls\thermal5.prx

     e.    the holders of Thermal-BC shares (other than Western) receiving one
           (1) common share of Western for each five (5) Thermal-BC shares held; and

     f. the holders of warrants to purchase Thermal-BC shares (other than Western) receiving from Western warrants to purchase one-fifth the number of common shares of Western at five times the exercise price of their Thermal-BC warrants;


     g. the holders of incentive stock options to purchase Thermal-BC shares (other than Western) receiving from Western incentive stock options to purchase one fifth the number of common shares of Western at five times the exercise price of their Thermal-BC incentive stock options;

     h. all outstanding warrants and incentive stock options to purchase Thermal-BC Shares being cancelled;

     i.    Copper issuing to Western one common share of Copper for each common
share of   Western issued to former holders of Thermal-BC shares;

     j. all of the outstanding Thermal-BC shares being cancelled without any repayment of capital; and

     k. each existing share of Sailview being converted to one common share of Copper. (Item 3.a to 3.k collectively "Proposal 3"); and

     (vi) to transact any such other business that may be properly be presented before the Meeting and any adjournment thereof.

     Proposal 3 sets forth a reorganization of Thermal, Western and Copper pursuant to an Arrangement dated for reference __, 1996 among Thermal, Pacific and Western and in accordance with the Plan of Arrangement attached hereto as Appendix A. Proposals 1 and 2 are necessary preconditions to move Thermal into the jurisdiction of the British Columbia Company Act (the "Company Act") and the Supreme Court of British Columbia and to permit the Arrangement to proceed.

     When the proxy is properly executed and returned by a shareholder, it will be voted as specified unless revoked. If no directions are given, the shares represented by such proxies will be voted FOR all of the Proposals. Any shareholder giving a proxy has the power to revoke it at any time before it is voted. Revocation of a proxy is effective upon receipt by Thermal's transfer agent of either (i) an instrument revoking it or (ii) a duly executed proxy bearing a later date. A shareholder who is present at the Meeting may revoke his proxy and vote in person if so desired.

VOTING REQUIREMENTS

     Shareholders on the record date are entitled to notice of and to vote at the Meeting. At the close of business on ____, 1996, the record date for the Meeting, there were 17,050,528 shares of Common Stock and 120,000 shares of Series A Preferred Stock outstanding. Holders of Common Stock and Series A Preferred Stock are each entitled to one vote and vote as separate classes.

     In order to adopt Proposal 1, holders of a majority of the outstanding shares of Common Stock and Series A Preferred Stock, voting as separate classes, must approve such Proposal. In order to adopt Proposal 2, holders of two-thirds ( 2/3 ) of the outstanding shares of Common Stock and Series A Preferred Stock of Thermal-WY, voting as separate classes, must approve such Proposal. Proposal 3 must receive the affirmative vote of not less than three-fourths ( 3/4 ) of the Thermal Common and Preference shares, voting as separate classes, which, being entitled to vote, do so at the Meeting. Proposal 3 must also be approved by the vote of two-thirds ( 2/3 ) of the votes cast at the Meeting by the Minority Members. Minority Members shall consist of all shareholders of Thermal-BC excluding, Western, Messrs. Corman and Quartermain, and their affiliates. Thermal estimates that, assuming the issuance of 17,050,528 shares of Common Stock and 120,000 shares of Series A Preferred Stock of Thermal-WY in connection with the reincorporation of Thermal into Wyoming, and the issuance of 17,050,528 Thermal common shares and 120,000 preference shares upon the continuation of Thermal-WY into British Columbia, 8,570,427 Thermal common and preference shares will be held by Minority Members and therefore will be entitled to vote in respect of the required minority approval for Proposals 3.

     Proposal 3 is dependent on Proposals 1 and 2 and if Proposal 1 or 2 is not approved, the transactions set forth in Proposal 3 will not occur. If Proposals 1 and 2 are approved but Proposal 3 is not, Thermal will become a British Columbia company even though the transactions set forth in Proposal 3 will not occur. For purposes of the Meeting, a quorum is a majority of the shares outstanding of a class present in person or by proxy at the Meeting.

     Mr. Dale Corman, President and Chairman of the Board of Thermal and President and Director of Western, and Hugh M. Blair, a Director of Thermal, have approximately 15.66% of the aggregate voting power of the Common Stock, and Western has approximately 34% of the aggregate voting power of the Common Stock. Messrs. Corman and Blair and Western have indicated that they intend to vote for all of the Proposals.

     In addition, Queenston Mining Corporation, an Ontario corporation ("Queenston") has approximately 83% of the aggregate voting power of the Series A Preferred Stock. Queenston has given a proxy regarding the Series A Preferred Stock to the Board of Directors of Thermal, and the Board of Directors intends to vote for all of the Proposals. Mr. Hugh Harbinson, an officer of Western, is President of Queenston.

cls\thermal5.prx

                           TABLE OF CONTENTS

                                                                   PAGE

Summary of the Arrangement..........................................-5-
The Meeting........................................................-11-
Proposals..........................................................-13-
Comparison of Certain Rights of Shareholders of Thermal and Shareholders of
Western ...........................................................-20-
U.S. Federal Income Tax Considerations to Holders of Thermal Stock.-24-
Canadian Federal Income Tax Considerations.........................-31-
Certain United States Federal Income Tax Considerations Generally Applicable to
U.S. Shareholders of Canadian Corporations.........................-36-
Certain Canadian Federal Income Tax Considerations
Generally Applicable to U.S. Shareholders of Canadian Corporation..-37-
Summary of Financial Data..........................................-39-
Selected Pro Forma Financial Information...........................-41-
Comparative Market Prices..........................................-42-
Currency...........................................................-43-
Western Copper Holdings Limited Selected Financial Information.....-44-
Management's Discussion and Analysis of Financial Condition and Results
of Operations for Western..........................................-45-
Western Copper Holdings Limited....................................-46-
Western Management.................................................-51-
Description of Western Securities..................................-54-
Thermal Exploration Company Selected Financial Information.........-56-
Management's Discussion and Analysis of Financial Condition........-57-
Thermal Exploration Company........................................-59-
Thermal Management.................................................-62-
Description of Thermal Securities..................................-65-
Pacific Cascade Resources Corp.....................................-67-
Dissenter's Rights.................................................-68-
Legal Matters......................................................-71-
Stockholder Proposals..............................................-71-
Other Matters......................................................-72-
Index to Financial Statements......................................-73-
Financial Statements................................................F-1
Appendix...................................................Appendix A-1
Exhibits....................................................Exhibit I-1


cls\thermal5.prx

                          SUMMARY OF THE ARRANGEMENT

     The following is a brief summary of certain information contained elsewhere in this Proxy
Statement. This summary is not intended to be complete and is qualified in its entirety by reference to the more detailed information contained in this Proxy Statement and in the Appendices and Exhibits hereto. Shareholders of Thermal are urged to review carefully the entire Proxy Statement. As used in this Proxy Statement, reference to U.S. dollars shall be indicated by the symbol "U.S. $" and reference to Canadian dollars shall be indicated by the symbol "Cdn $".

GENERAL

     Thermal is engaged in the exploration and development of mineral properties. Thermal's primary asset is its 50% joint venture interest ("Thermal Carmacks Interest") in the Carmacks copper oxide and gold deposit property (the "Carmacks Property") located in central Yukon, Canada. Western Copper Holdings Limited, a British Columbia corporation ("Western") owns the remaining 50% joint venture interest in the Carmacks Property. Thermal also has other nominal assets consisting of mineral claims and geothermal and mineral data. See "Thermal Exploration Company - Business"

     Thermal and Western commissioned a feasibility study of the Carmacks Property which was prepared by Kilborn Engineering Pacific Ltd. of Vancouver, British Columbia ("Kilborn"). According to the feasibility study prepared by Kilborn, the Carmacks Property has an open pit mineral reserve of 15.55 million tons, grading 1.01% copper and an average 4.25:1 waste-ore ratio over an estimated 8.5 years of production life. Total pre-production capital costs, including working capital, has been estimated by Kilborn to be Cdn $67 million (U.S. $49.2 million).

     Thermal and Western intend to reorganize in order to place the Carmacks Property under one management, which Thermal and Western believe will enhance the ability to obtain financing to develop the Carmacks Property. As part of the Arrangement Agreement, Thermal also intends that Thermal-BC distribute to Thermal shareholders, other than Western, common shares of Pacific Cascade Resources Corp., a British Columbia corporation ("Pacific"), a wholly-owned subsidiary of Thermal-BC whose primary assets will be nominal assets of Thermal consisting of mineral claims and geothermal and mineral data. Pacific's business objectives will be the exploration of mineral properties.

THE COMPANIES

     THERMAL

     Thermal is primarily engaged in the exploration and development of the Carmacks Property (formerly known as the Williams Creek deposit) located in central Yukon, Canada. Thermal has a 50% joint venture interest in the Carmacks Property. Western owns the remaining 50% interest in the joint venture. As of September 30, 1995, approximately Cdn $3.5 million had been spent by the joint venture to develop the Carmacks Property. A feasibility study by Kilborn for the Carmacks Property contemplates an anticipated annual copper production rate of 15,000 tons per year. The project's average operating cost, including copper cathode shipping cost, is estimated to be Cdn $0.88 (U.S. $0.64) per pound of copper. As of November 10, 1995 the copper price was U.S. $1.39 per pound. As part of the Arrangement, Thermal's interest in the Carmacks Property, along with nominal liabilities, will be acquired by a subsidiary of Western. Thermal also owns other nominal non-producing assets consisting of mineral claims and mineral and geothermal data. As part of the Arrangement, such nominal, non-producing assets will be transferred to Pacific and common shares of Pacific will be distributed to the shareholders of Thermal, except for Western. Because of the speculative nature of these assets, Thermal has assigned no book value for such assets. Thermal's Common Stock is listed with the Alberta Stock Exchange ("ASE") and quoted on the OTC Bulletin Board. Thermal's principal place of business is located at 11525 Caroline Lane, Nevada City California, 95959, (telephone number 916-265-0653).

     WESTERN COPPER HOLDINGS LIMITED

     Western is primarily engaged in the exploration and development of the Carmacks Property through its 50% joint venture interest with Thermal. Western is the manager of the joint venture. Western also owns a 100% working interest in mineral claims at the Copper Basin property located approximately 40 miles south of Needles, California and an option to purchase the El Salvador property located approximately 40 miles east of the city of Zacatecas, in the state of Zacatecas, Mexico. A third party has a right to acquire a 50% interest in the El Salvador property from Western. The Copper Basin and El Salvador properties are being evaluated for their copper oxide potential. See "Western Copper Holdings Limited - Business" Western is also Thermal's largest shareholder owning 5,830,000 shares of Common Stock in Thermal, representing an approximate 34% interest. Western's common shares are listed on the Toronto Stock Exchange ("TSE"). Western's principal place of business is 11th Floor, 808 West Hastings Street, Vancouver, British Columbia V6C 2X4, (telephone number 604-689-3846).

     Upon the consummation of the Arrangement, Western's subsidiary, Copper, will acquire Thermal's Carmacks Interest, and Western will be primarily engaged in the business of developing the Carmacks Property, and exploring and developing its other properties.

     PACIFIC CASCADE RESOURCES CORP.

     Pacific, a to be formed corporation, will be a wholly-owned subsidiary of Thermal whose assets will be all of Thermal's assets other than its Thermal Carmacks Interest. Primarily these non-Carmacks Property assets consist of a 70% interest in mineral claim of approximately 38,000 acres located in the Lac de Gras area of the Northwest Territories of Canada, a 100% interest in the Kirkland Lake, Ontario, Canada copper-gold mineral claims, mineral claims in Nye County, Nevada, and geothermal and mineral data. Thermal has assigned no book value for the assets to be transferred to Pacific. As part of the Arrangement, common shares in Pacific will be distributed, on a pro rata basis, to all shareholders of Thermal-BC except for Western in exchange for one percent of each Thermal-BC Share. Pacific intends to seek other mineral properties. No market will immediately develop for the Pacific shares. Pacific's principal place of business will be located in Vancouver, British Columbia, Canada.

THE MEETING

     The special meeting of shareholders will be held on ____, ____, 1996, at 10:00 a.m. (PST), at Smith, Lyons, Torrance, Stevenson & Mayer, World Trade Centre, 999 Canada Place, Suite 550, Vancouver, British Columbia, Canada V6C 3C8. At the Meeting, shareholders will be asked to (i) approve Proposal 1 which provides for the reincorporation of Thermal from the State of California to the State of Wyoming; (ii) approve Proposal 2 which provides for the continuation (reincorporation) of Thermal-WY from the State of Wyoming to the Province of British Columbia, Canada to become Thermal-BC; and (iii) approve Proposal 3 which provides for the Arrangement consisting of (a) the transfer by Thermal-BC to Pacific of all of the assets of Thermal-BC (except for Thermal-BC's interest in the Carmacks Copper Project, Yukon Territory ("Thermal Carmacks Interest")) in exchange for common shares of Pacific ("Pacific Shares"); (b) the distribution of the Pacific Shares by Thermal-BC to the shareholders of Thermal-BC (except for Western) in exchange of their Thermal-BC shares on the basis of one Pacific Share for one percent (1%) of each Thermal-BC share; (c) the consolidation of every five outstanding Pacific Shares in exchange for one new Pacific Share; (d) the amalgamation of Thermal-BC and Sailview to form Copper; (e) the holders of Thermal-BC shares (other than Western) receiving one (1) common share of Western for each five (5)
Thermal-BC shares held; (f) the holders of warrants to purchase Thermal-BC shares (other than Western) receiving from Western warrants to purchase one-fifth the number of common shares of Western at five times the exercise price of their Thermal-BC warrants; (g) the holders of incentive stock options to purchase Thermal-BC shares (other than Western) receiving from Western incentive stock options to purchase one-fifth the number of common shares of Western at five times the exercise price of their Thermal-BC incentive stock options; (h) all outstanding warrants and incentive stock options to purchase Thermal-BC Shares being cancelled; (i) Copper issuing to Western one common share of Copper for each common share of Western issued to former holders of Thermal-BC shares; (j) all of the outstanding Thermal-BC shares being cancelled without any repayment of capital; and (k) each existing share of Sailview being converted to one common share of Copper (Proposals 1, 2 and 3, collectively the "Proposals").

     Shareholders at the close of business on _____, 1996, will be entitled to notice of and to vote at the Meeting. At the close of business on ______, 1996, there were 17,050,528 shares of Common Stock and 120,000 shares of Series A Preferred Stock outstanding. Each share of Common Stock and Series A Preferred Stock is entitled to one vote, voting as separate classes, at the Meeting.

     The holders of a majority of the outstanding shares of Common Stock and Series A Preferred Stock, voting as separate classes, are required to approve Proposal 1. The holders of two-thirds ( 2/3 ) of the outstanding shares of Common Stock and Series A Preferred Stock, voting as separate classes, are required to approve Proposal 2. Holders of Common Shares and Preference Shares representing three-fourths ( 3/4 ) of each of their quorums at the Meeting, voting as separate classes, must approve Proposal 3. Proposal 3 is dependent on Proposals 1 and 2 and in the event that Proposals 1 or 2 is not approved, the transactions set forth in Proposal 3 will not occur. In the event Proposals 1 and 2 are approved, but not Proposal 3 Thermal will become a British Columbia corporation even though the transactions set forth in Proposal 3 will not occur. In addition in accordance with Ontario securities regulations, Proposal 3 must also be approved by the affirmative vote of two-thirds ( 2/3 ) of the votes cast at the Meeting by the Minority Members. Minority Members shall consist of all shareholders of Thermal-BC excluding, Western, Messrs. Corman and Quartermain, and their affiliates. Pursuant to the Arrangement Agreement, if 15% or more of the holders of the outstanding shares of Common Stock or 20% or more of the holders of the outstanding shares of Series A Preferred Stock abstain or vote "no" on any one of the Proposals, the Board of Directors of either Thermal or Western may choose to abandon the Arrangement and not to consummate the transactions contemplated by the Proposals.



cls\thermal5.prx

     Mr. Dale Corman, President and Chairman of the Board of Thermal and President and Director of Western and Mr. Hugh Blair, Director of Thermal, own in the aggregate, 2,670,202 shares of Common Stock representing approximately 15.66% of the outstanding shares of Common Stock of Thermal and intend to vote for the Proposals. Western, which owns 5,830,000 shares of Common Stock representing approximately 34% of the Common Stock outstanding, also intends to vote for the Proposals. In addition, Queenston owns 100,000 shares of Series A Preferred Stock representing 83% of the Series A Preferred Stock outstanding and in connection with the granting of the Series A Preferred Stock, Queenston granted an irrevocable proxy for such Series A Preferred Stock to Thermal's Board of Directors which intends to vote for the Proposals.

THE ARRANGEMENT

     Thermal, Western, and Pacific have entered into an Arrangement Agreement which sets forth the transactions necessary to accomplish the Proposals and their rights and obligations in connection therewith. The transactions set forth in the Arrangement Agreement are referred to herein as the "Arrangement."

     The purpose of the Arrangement is to effect a reorganization of Western and Thermal in order to bring control of the Carmacks Property under one management. To achieve this purpose, it is necessary that Thermal be reincorporated under the laws of Wyoming and then be continued (reincorporated) under the laws of British Columbia. Then, pursuant to the Arrangement (a) the Thermal-BC will transfer of all of its assets (except for the Thermal Carmacks Interest) to Pacific in exchange for Pacific Shares; (b) Thermal-BC will distribute to its shareholders (except for Western) the Pacific Shares in exchange of their Thermal-BC shares on the basis of one Pacific Share for one percent (1%) of each Thermal-BC share; (c) every five outstanding Pacific Shares shall be consolidated and one new Pacific Share will be issued: (d) Thermal-BC and Sailview shall amalgamate to form Copper; (e) the holders of Thermal-BC shares (other than Western) shall receive one (1) common share of Western for each five (5) Thermal-BC shares held; (f) the holders of warrants to purchase Thermal-BC shares (other than Western) shall receive from Western warrants to purchase one-fifth the number of common shares of Western at five times the exercise price of their Thermal-BC warrants; (g) the holders of incentive stock options to purchase Thermal-BC shares (other than Western) shall receive from Western incentive stock options to purchase one-fifth the number of common shares of Western at five times the exercise price of their Thermal-BC incentive stock options; (h) all outstanding warrants and incentive stock options to purchase Thermal-BC Shares shall be cancelled; (i) Copper shall issue to Western one common share of Copper for each common share of Western issued to former holders of Thermal-BC shares; (j) all of the outstanding Thermal-BC shares shall be cancelled without any repayment of capital; and (k) each existing share of Sailview shall be converted to one common share of Copper. Pursuant to the Arrangement, no fractional shares of Western or Pacific will be issued and as permitted under the laws of British Columbia, and all fractions will be rounded to the prior whole number.

     The Arrangement is subject to shareholder approval by the shareholders of Thermal, by the Supreme Court of British Columbia and by other regulatory agencies.

REASONS FOR THE ARRANGEMENT AGREEMENT AND RECOMMENDATION OF THE BOARD OF
DIRECTORS

     The Board of Directors of Thermal believe that approval of the Arrangement will benefit all shareholders of Thermal since Thermal and Western have common directors, seek development of the same property and have parallel goals. At this time, their primary goal is to develop the Carmacks Property. The Board of Directors of Thermal believes that the development and operation of the Carmacks Property by one management, instead of a joint venture, will enhance the ability of Western to obtain project financing for the Carmacks Property. In addition, since Thermal and Western have securities listed with different securities exchanges, the reorganization of Thermal and Western will result in lower administrative, regulatory, and exchange filing and maintenance expenses. Further, approval of the Arrangement will also allow Thermal shareholders to participate in the possible development of Western's Copper Basin and El Salvador properties.

     The Board of Directors of Thermal also believes that the distribution of common shares of Pacific in connection with the Arrangement will allow shareholders to participate in a company that potentially will be engaged in the exploration of mineral properties.

     The Board of Directors of Thermal unanimously recommend that the shareholders of Thermal vote in favor of the Proposals.

OPINION OF SALMAN PARTNERS INC.

      Salman Partners Inc. of Vancouver, British Columbia, ("Salman") was retained by Thermal's Board of Directors to render a valuation of Thermal and Western and to issue a fairness opinion with regard to the Arrangement, from a financial viewpoint, to the shareholders of Thermal. Salman has represented that it is independent, with respect to Western and Thermal, for the purposes of rendering its opinion.

     The Boards of Directors of Thermal and Western arrived at the exchange ratio for the Arrangement Agreement. The Board of Directors of Thermal then instructed Salman to provide its opinion as to whether the consideration to be received by the shareholders of Thermal, in accordance with the terms of the Arrangement Agreement, is fair to the shareholders of Thermal from a financial viewpoint. No limitations were place on the scope of Salman's investigation with regard to its fairness opinion.

     Salman delivered to the Board of Directors of Thermal its written opinion, dated [date of mailing of Proxy statement], to the effect that, as of such date and based upon the matters described therein, including the consideration to be received by the shareholders of Thermal, the Arrangement is fair from a financial point of view to the shareholders of Thermal. A copy of Salman's opinion is attached as Appendix B.

DISSENTERS' RIGHTS

     Shareholders who object to the Proposals providing for the Arrangement Agreement are entitled to dissent and to receive an appraisal of and payment for their shares of Common Stock and Series A Preferred Stock pursuant to
Section 1300 of the California Corporations Code ("Corporations Code") and
Section 231 of the Company Act of British Columbia (the "Company Act"). See "Dissenters' Rights" and Appendix C.



cls\thermal5.prx

CERTAIN U.S. AND CANADIAN FEDERAL INCOME TAX CONSEQUENCES TO HOLDERS OF THERMAL COMMON STOCK AND SERIES A PREFERRED STOCK

     U.S. shareholders who receive Western common shares pursuant to the Arrangement should recognize no gain under U.S. Federal income tax or Canadian federal income tax laws. U.S. shareholders who receive Pacific common shares may recognize the value of the shares received; however, Thermal management has represented the value to be nominal. Under U.S. Federal income tax laws, a shareholder who exercises his or her dissenter's rights and receives solely cash for such holder's stock will recognize gain or loss as though such holder's shares are redeemed on the date of the closing. See "U.S. Federal Income Tax Considerations to Holders of Thermal Stock" and "Certain Canadian Federal Income Tax Considerations."

ACCOUNTING TREATMENT

     The Arrangement will be accounted for under the purchase method of accounting for financial reporting purposes.

FAIRNESS HEARING; INFORMATIONAL REQUIREMENTS

     The common shares of Western and common shares of Pacific to be exchanged for shares of Thermal Common Stock and Series A Preferred Stock will not be registered under the Securities Act of 1933, as amended, (the "Securities Act") pursuant to an exemption from registration under Section 3(a)(10) of the Securities Act. The Department of Corporations of the State of California ("DOC") conducted a hearing on January __, 1996, at which hearing all shareholders of Thermal received notice and had the opportunity to voice their opinions as to the Arrangement. At such hearing, the DOC determined that the Arrangement was fair. In addition, the Supreme Court of British Columbia will conduct a hearing on the fairness of the terms and conditions of the Arrangement including the exchange of the Western common shares and Pacific common shares for Thermal-BC Shares and preference share on ________, 1996. At such hearing any shareholder approving or disapproving the Arrangement will be given an opportunity to be heard.

     Upon consummation of the Arrangement, Western and Copper will survive and Thermal will dissolve. For reporting purposes under the Securities Exchange Act of 1934, as amended (the "Exchange Act") Western shall be the successor in interest to Thermal and will be subject to the informational requirements of the Exchange Act. In accordance therewith, Western will file reports, proxy statements and other information with the Securities and Exchange Commission (the"Commission"). Western's common shares will continue to be listed with the Toronto Stock Exchange.

     Pacific will not be subject to the informational requirements of the Exchange Act, at this time, since its assets will not exceed U.S. $5 million.




cls\thermal5.prx

                              THE MEETING

GENERAL

     This Proxy Statement is being furnished to the shareholders of Thermal in connection with the solicitation of proxies by Thermal's Board of Directors for use at the Meeting, and at any and all adjournments thereof. The Meeting will be held on ____, _____, 1996, at 10:00 a.m. (PST), at Smith, Lyons, Torrance, Stevenson & Mayer, World Trade Centre, 999 Canada Place, Suite 550, Vancouver, British Columbia, Canada V6C 3C8. At the Meeting, shareholders of Common Stock and Series A Preferred Stock will be asked to approve the Proposals in connection with the Arrangement, and any other matter properly brought before the Meeting.


VOTING RIGHTS AND REQUIRED VOTE

     As of _______, 1996, the record date fixed for determining shareholders entitled to vote at the Meeting, there were 17,050,528 shares of Common Stock and 120,000 shares of Series A Preferred Stock issued and outstanding and entitled to vote at the Meeting. Each share of Common Stock and each share of Series A Preferred Stock is entitled to one vote on each matter to come before the Meeting, voting as separate classes.

     Pursuant to the Articles of Incorporation of Thermal, Thermal-WY and Thermal-BC, the presence in person or proxy of one-third ( 1/3 )of the shares outstanding and entitled to vote, of a class, constitutes a quorum for the transaction of business. The holders of a majority of issued and outstanding shares of Common Stock and Series A Preferred Stock, voting as separate classes, are required to approve Proposal 1. Holders of two-thirds ( 2/3 ) of the issued and outstanding shares of Common Stock and Series A Preferred Stock, voting as separate classes, are required to approve Proposal 2. Holders of Common Shares and Preference Shares representing three-fourths ( 3/4 ) of each of their quorums at the Meeting must approve Proposal 3. In addition, in accordance with Ontario securities regulations, Proposal 3 must also be approved by the affirmative vote of two-thirds ( 2/3 ) of the votes cast at the Meeting by the Minority Members. Minority Members shall consist of all shareholders of Thermal-BC, excluding Western, Messrs. Corman and Quartermain, and their affiliates. Proposal 3 is dependent on Proposals 1 and 2 and in the event that Proposals 1 or 2 is not approved, the transactions set forth in Proposal 3 will not occur. In the event Proposals 1 and 2 are approved, but not Proposal 3, Thermal will become a British Columbia corporation even though the transactions set forth in Proposal 3 will not occur. Messrs. Dale Corman, President and Chairman of the Board of Thermal and President and Director of Western, and Hugh Blair, Director of Thermal, own in the aggregate, 2,670,202 shares of Common Stock representing, approximately 15.66% of the outstanding shares of Common Stock of Thermal and intend to vote for the Proposals. Western, which owns 5,830,000 shares of Common Stock representing approximately 34% of the shares outstanding, and also intends to vote for the Proposals. Queenston owns 100,000 shares of Series A Preferred Stock representing approximately 83% of the Series A shares outstanding and has granted an irrevocable proxy to Thermal's Board of Directors which intends to vote for the Proposals.




cls\thermal5.prx

PROXIES

     Shareholders are urged to review carefully the matters described in this Proxy Statement and to sign, date and return the enclosed proxy for use at the Meeting. A shareholder giving a proxy may revoke it at any time before it is voted by filing with Thermal's transfer agent a written revocation of such proxy or a duly executed proxy bearing a later date.

     Proxies may also be revoked by personal attendance and voting at the Meeting. All shares represented by valid proxies granted pursuant to this solicitation (and not revoked before they are exercised) will be voted in accordance with the instructions noted thereon. If the proxy is signed and no instructions are given, the shares it represents will be voted FOR (i) approval of Proposal 1 which provides for the reincorporation of Thermal from the State of California to the State of Wyoming; (ii) approval of Proposal 2 which provides for the continuation (reincorporation) of Thermal-WY from the State of Wyoming to the Province of British Columbia, Canada to become Thermal-BC; and
(iii) approval Proposal 3 which provides for the Arrangement consisting of (a) the transfer by Thermal-BC to Pacific of all of the assets of Thermal-BC (except for the Thermal Carmacks Interest) in exchange for Pacific Shares; (b) the distribution of the Pacific Shares by Thermal-BC to the shareholders of Thermal-BC (except for Western) in exchange of their Thermal-BC shares on the basis of one Pacific Share for one percent (1%) of each Thermal-BC share; (c) the consolidation of every five outstanding Pacific Shares in exchange for one new Pacific Share; (d) the amalgamation of Thermal-BC and Sailview to form Copper; (e) the holders of Thermal-BC shares (other than Western) receiving one
(1) common share of Western for each five (5) Thermal-BC shares held; (f) the holders of warrants to purchase Thermal-BC shares (other than Western) receiving from Western warrants to purchase one-fifth the number of common shares of Western at five times the exercise price of their Thermal-BC warrants; (g) the holders of incentive stock options to purchase Thermal-BC shares (other than Western) receiving from Western incentive stock options to purchase one-fifth the number of common shares of Western at five times the exercise price of their Thermal-BC incentive stock options; (h) all outstanding warrants and incentive stock options to purchase Thermal-BC Shares being cancelled; (i) Copper issuing to Western one common share of Copper for each common share of Western issued to former holders of Thermal-BC shares; (j) all of the outstanding Thermal-BC shares being cancelled without any repayment of capital; and (k) each existing share of Sailview being converted to one common share of Copper; and (vi) in accordance with the discretion of the persons exercising the proxy with respect to any other matters properly before the Meeting. Management does not presently know of any other matter to be brought before the Meeting.

SOLICITATION OF PROXIES

     The costs of solicitation of proxies for the Meeting, including the cost of reimbursing brokers and other nominees for forwarding proxies and proxy material to their principals, will be borne by Thermal. Proxies may be solicited by officers or employees of Thermal by telephone, telegram, mail or personal contact. Arrangements have been made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of the shares of Common Stock and Series A Preferred Stock held of record by such persons, and Thermal will reimburse them for reasonable out-of-pocket expenses incurred in connection therewith.



cls\thermal5.prx

CONDUCT OF THE MEETING

     At the Meeting, Thermal shareholders will consider approval of transactions constituting the Arrangement. In order for the reorganization between Western and Thermal to be consummated, shareholders must approve Proposal 1 concerning the reincorporation of Thermal from the State of California to the State of Wyoming. Assuming that Thermal is reincorporated from California to Wyoming, Thermal shareholders will then consider and vote upon Proposal 2 regarding the continuation (reincorporation) of Thermal-WY to the Province of British Columbia, Canada. Assuming Proposals 1 and 2 have been approved, the shareholders of Thermal will then be asked to consider and approve Proposal 3 providing for (a) Thermal-BC to transfer of all of its assets (except for the Thermal Carmacks Interest) to Pacific in exchange for Pacific Shares; (b) Thermal-BC to distribute to its shareholders (except for Western) the Pacific Shares in exchange of their Thermal-BC shares on the basis of one Pacific Share for one percent (1%) of each Thermal-BC share; (c) the consolidation of every five outstanding Pacific Shares for every one new Pacific Share; (d) Thermal-BC and Sailview to amalgamate to form Copper; (e) the holders of Thermal-BC shares (other than Western) to receive one (1) common share of Western for each five (5) Thermal-BC shares held; (f) the holders of warrants to purchase Thermal-BC shares (other than Western) shall receive from Western warrants to purchase one-fifth the number of common shares of Western at five times the exercise price of their Thermal-BC warrants; (g) the holders of incentive stock options to purchase Thermal-BC shares (other than Western) shall receive from Western incentive stock options to purchase one-fifth the number of common shares of Western at five times the exercise price of their Thermal-BC incentive stock options; (h) all outstanding warrants and incentive stock options to purchase Thermal-BC Shares shall be cancelled; (i) Copper to issue to Western one common share of Copper for each common share of Western issued to former holders of Thermal-BC shares; (j) all of the outstanding Thermal-BC shares to be cancelled without any repayment of capital; and (k) each existing share of Sailview to be converted to one common share of Copper. In the event Proposals 1 and 2 are approved, but not Proposal 3, Thermal will become a British Columbia corporation even though the transactions set forth in Proposal 3 will not occur. After consideration and approval of the Proposals, if there are no other matters before the Meeting, the Meeting will then be adjourned.


                             THE PROPOSALS

BACKGROUND OF THE PROPOSALS

     Thermal and Western each own 50% of the Carmacks Property which represents the principal asset of both companies. In addition Western owns approximately
5.8 million shares of Common Stock (34%) of Thermal. Both companies are dependent on equity financing to meet their respective overhead and exploration expenses.

     On several occasions during the two years prior to the initiation of merger discussions, management of Thermal and Western discussed a variety of ways to jointly develop the Carmacks Property. These discussions did not result in any agreement, but did give management of both companies greater insight into the operations and potentially complementary aspects of the other's business.

     The business advantages of a potential combination were considered by Thermal's and Western's managements as the companies began planning how best to raise the required capital to bring the Carmacks Property to production. Both companies in their search for capital were informed independently by investment banking firms that it would be highly desirable to have the Carmacks Property under one company and one management in order to raise the equity portion of the capital cost of the Carmacks Property.

     These considerations led to preliminary discussions in late 1994 and early 1995 concerning the possible combination of Thermal and Western between F. Dale Corman, Chairman, President and Chief Executive Officer of Thermal and Robert
A. Quartermain, President and Chief Executive Officer of Western. Management of both companies acknowledged the existence of certain potential synergies that could enhance the business prospects on a combined basis and potentially eliminate duplicative operating costs. In these discussions, the possibility of selling Thermal's interest in the Carmacks Property to Western for shares of Western was also considered but was rejected due to the potential negative tax implications arising out of a cross-border (U.S. and Canada) transaction.

     Mr. Corman reported the results of these discussions to the Thermal Board of Directors on January 27, 1995. After a discussion of the possible advantages to Thermal and its shareholders of a business combination with Western, further discussions with Western were authorized by the Thermal Board of Directors. F. Dale Corman of Thermal arranged a meeting with Robert A. Quartermain of Western. At this meeting, the general concept of a merger involving the exchange of Western Common Stock for Thermal Common Stock was discussed along with other potential terms including possible merger exchange ratios for the shares, surviving management and other issues. Based on the range of merger exchange ratios discussed neither party believed that the terms of the business combinations were adequate. As a result, the discussions were ended without any plans for their resumption.

     Over the next few months it became apparent that in order to finance the Carmacks Property that it would be necessary to combine the companies and further discussions between F. Dale Corman and Robert A. Quartermain occurred. Discussions during these meetings led to agreement on several key points with respect to a combination. These terms included an exchange ratio in the range of five to one and an understanding that Western would relinquish any rights to Thermal's assets other than the Carmacks Property.

     On April 24, 1995, the Board of Directors of Thermal met to consider the proposed Arrangement. During this meeting, management reports concerning the business, results of operations and financial condition of Thermal were presented and the potential advantages and disadvantages of a merger with Western were discussed. After extensive deliberations, the Board of Directors of Thermal approved in principle the Arrangement, subject to its subsequent determination that the results of the business review were satisfactory. The Board of Directors also authorized the engagement of Salman Partners to act as its financial adviser and to comment on the fairness of the exchange ratio and other business aspects of the transaction. Based on the favorable findings of Salman Partners the Board of Directors of Thermal agreed to proceed with the Arrangement with Western.

     REASONS FOR THE ARRANGEMENT AND RECOMMENDATION OF THE BOARD OF DIRECTORS

     The Board of Directors of Thermal believes that the Arrangement will benefit shareholders of Thermal. Thermal's and Western's primary asset is the Carmacks Property and their primary goal is the development of the Carmacks Property. Thermal believes that control of the development and operation of the Carmacks Property by Copper, Western's wholly-owned subsidiary, will enhance the ability of the Carmacks Property to be financed since lenders appear more amenable to provide project financing when a project is under one management. In addition, the dissolution of Thermal is expected to result in reduced administrative expenses, and lower regulatory, exchange filing and maintenance costs since there will be only one management for the Carmacks Property and one securities exchange for Western shares to be listed upon.

     In addition, under the terms of the Carmacks Property joint venture, Thermal and Western are jointly responsible for the joint venture's expenses. In the event either is unable to meet its expenses, such party's interest in the joint venture will be diluted. Since Thermal sold its working interest in a geothermal development in 1991, Thermal has received insignificant revenues and, traditionally, Thermal has funded its joint venture expenses through the sale of its equity securities. Recently, Western has purchased shares of Thermal Common Stock to cover Thermal's expenses in the joint venture. The Arrangement will terminate Thermal's future obligation to fund the development of the Carmacks Property but still allow Thermal shareholders to participate in the development of the Carmacks Property. In addition, if the Arrangement is effected, Thermal shareholders will be able to participate in the potential future development of the Copper Basin property and El Salvador property through their ownership in Western, and participate in a potential exploration company through their ownership in Pacific.

     Although Thermal's Board of Directors believes that the Arrangement is in the best interest of Thermal shareholders, there may be disadvantages to the Arrangement. After the reorganization, Thermal shareholders will own approximately 30% of the outstanding common shares of Western. Existing Western shareholders will own a substantial majority of such stock and this represents a substantial dilution on the percentage ownership of the current Thermal shareholders. In addition, the Arrangement costs associated with the reorganization will have an adverse effect on the operating results of Western since such costs must be capitalized and written off over the life of the Carmacks Property. Further, completion of the Arrangement shall subject Thermal shareholders with shareholder rights under British Columbia law, which may be different than shareholder rights under California law.

     Because under British Columbia law, a foreign corporation (i.e. a U.S. corporation) cannot be merged into Copper, Thermal must become a British Columbia corporation. Further, because California and British Columbia laws do not allow a reincorporation directly from California to British Columbia, Thermal must reincorporate in the State of Wyoming before continuing to the Province of British Columbia.

     Shareholders are urged to consider all the information contained in this Proxy Statement and to make such independent inquiry as they consider appropriate in deciding whether to vote in favor of the Proposals. The recommendation of the Board of Directors of Thermal does not displace the right or opportunity of every shareholder to make an independent voting decision.

     EXCHANGE RATIO

     Under the Arrangement Agreement, each shareholder of Thermal (except for Western) shall receive one common share of Western in exchange for five common or preference shares of Thermal-BC.

     In arriving at the exchange ratio, the Board of Directors of Thermal considered the relative trading price of shares of Common Stock of Thermal and common shares of Western. On April 23, 1995, the day preceding the announcement of the proposed Arrangement Agreement, one share of common stock of Thermal was Cdn $.23 and one common share of Western was Cdn. $1.30. In addition, in arriving at the exchange ratio, the Board of Directors Thermal also considered the value of Western's two other properties consisting of the Copper Basin property and El Salvador property.

     Finally, under the Arrangement, each shareholder of Thermal (except for Western) shall receive, on a pro rata basis, common shares of Pacific. As part of the Arrangement, all of Thermal's assets, except for Thermal's Carmacks Interest, will be transferred to Pacific and consist of mineral claims and geothermal and mineral data related to the exploration of mineral and geothermal resources. Pacific's primary business will be the exploration of mineral properties.

     No fractional shares will be issued in connection with the Arrangement, and, as permitted under British Columbia law, all fractional shares will be rounded to the preceding whole number.

     FAIRNESS OPINION OF SALMAN PARTNERS INC.

     Salman was retained at the request of Thermal's Board of Directors to render a fairness opinion with regard to the fairness of the Arrangement, from a financial viewpoint, to the shareholders of Thermal. Salman has represented that it is independent, with respect to Thermal for purposes of rendering its opinion.

     Salman, in the ordinary course of its investment banking activities, evaluates a broad variety of businesses and their securities and advises the directors, officers and shareholders of public and private companies with respect to the fairness of the terms of reorganizations and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and other corporate transactions.

     The Board of Directors of Thermal instructed Salman to provide its fairness opinion with regard to whether the consideration to be received by the shareholders, in accordance with the terms of the Arrangement Agreement, is fair to the shareholders of Thermal from a financial viewpoint. No limitations were placed on the scope of Salman's investigation with regard to its fairness opinion. Thermal has agreed to pay in the aggregate Cdn $25,000 for the fairness opinion and to reimburse Salman's for reasonable costs incurred in connection with such opinion. Thermal has also agreed to indemnify Salman against certain liabilities relating to or arising out of services performed by Salman in rendering its fairness opinion.

     Salman delivered its written opinion, dated [mail date of proxy statement], to the Board of Directors of Thermal providing that, as of that date and based upon the matters described therein, including the consideration to be received by the holders of Thermal, the exchange ratio of one common share of Western for five common or preference shares of Thermal pursuant to the Arrangement Agreement is fair from a financial point of view to the shareholders of Thermal.

     Salman considered the Net Asset Value Analysis ("NAV") and Market Trading Analysis as two methods of assessing the relative market value of Thermal and Western. NAV allows for the separate assessment of all assets and liabilities in a manner most appropriate to the nature of the particular assets or liability. The NAV analysis for both Thermal and Western was derived in part from discounting to a present value the future cash flows of each company's interest in the Carmacks Property and by making adjustments for balance sheet items, exploration properties and exploration potential. Market Trading Analysis, based upon Thermal's and Western's trading of shares prior to the announcement of the reorganization, was also considered.

     In determining whether the terms of the Arrangement Agreement were fair from a financial point of view to the shareholders of Thermal, Salman reviewed and considered financial and business documents provided by Thermal and Western management and interviewed Thermal and Western management. Salman reviewed and considered, among other things, information relating to the business and operations of Thermal and Western obtained from interviews and other information provided by the companies, the most recent audited and unaudited financial statements of Thermal and Western, technical reports prepared by Thermal and Western and their consultants, the stock market activity of Thermal Common Stock and Western common shares and has held discussions with senior management of Thermal and Western regarding the financial position, current activities and business plans of each company.

     In furnishing its opinion, Salman relied upon the accuracy of financial and other information furnished to it by Thermal and Western, did not undertake any independent verification of such information, and did not make an independent appraisal of Thermal and Western. The fairness opinion of Salman is set forth as Appendix B hereto and should be read in its entirety.

PROVISIONS OF THE ARRANGEMENT AGREEMENT

     The primary purpose of the Arrangement is to place the Carmacks Property under one management - Western and Western's wholly-owned subsidiary, Copper. Pursuant to the Arrangement Agreement, the following will occur.

     (a) Prior to the Effective Date (as defined below) of the Arrangement Thermal-BC will transfer to Pacific all of Thermal's assets except for its Carmacks Interest, in exchange for Pacific Shares.

     (b) On Effective Date (as defined below), pursuant to the Arrangement (a) Thermal-BC will distribute to its shareholders (except for Western) the Pacific Shares in exchange of their Thermal-BC shares on the basis of one Pacific Share for one percent (1%) of each Thermal-BC share; (b) every five outstanding Pacific Shares shall be consolidated and one new Pacific Share will be issued:
(c) Thermal-BC and Sailview shall amalgamate to form Copper; (d) the holders of Thermal-BC shares (other than Western) shall receive one (1) common share of Western for each five (5) Thermal-BC shares held; (e) the holders of warrants to purchase Thermal-BC shares (other than Western) shall receive from Western warrants to purchase one-fifth the number of common shares of Western at five times the exercise price of their Thermal-BC warrants; (f) the holders of incentive stock options to purchase Thermal-BC shares (other than Western) shall receive from Western incentive stock options to purchase one-fifth the number of common shares of Western at five times the exercise price of their Thermal-BC incentive stock options; (g) all outstanding warrants and incentive stock options to purchase Thermal-BC Shares shall be cancelled; (h) Copper shall issue to Western one common share of Copper for each common share of Western issued to former holders of Thermal-BC shares; (i) all of the outstanding Thermal-BC shares shall be cancelled without any repayment of capital; and (k) each existing share of Sailview shall be converted to one common share of Copper.

     The Effective Date of the Arrangement means the date on which the final order of the Supreme Court of British Columbia approving the Arrangement is filed with the Registrar of Companies under the British Columbia Company Act.

     The Arrangement is conditioned upon, among other things, (a) Thermal completing its reincorporation from the State of California to the State of Wyoming and the continuation (reincorporation) of Thermal-WY to the Province of British Columbia; (b) the shareholders of Thermal approving the Proposals; and
(c) the Supreme Court of British Columbia approving the Arrangement.

     In addition, as part of the Arrangement, if 15% or more of the holders of the outstanding shares of Common Stock or 20% or more of the holders of the outstanding shares of Series A Preferred Stock abstain or vote "no" on any one of the Proposals, the Board of Directors of either Thermal or Western may choose to abandon the Arrangement and not to consummate the transactions contemplated by the Proposals.

FAIRNESS HEARING; COURT APPROVAL; INFORMATION REQUIREMENTS

     The common shares of Western and common shares of Pacific to be received in the Arrangement will not be registered under the Securities Act pursuant to an exemption from registration under the Section 3(a)(10) of the Securities Act. In connection with the Arrangement, Western and Pacific applied to the Department of Corporations of the State of California ("DOC") to hold a fairness hearing. On ____, 1996, the DOC held its hearing, at which time all Thermal shareholders had the opportunity to attend and be heard, and the DOC determined the fairness of the Arrangement.

     In addition, the Supreme Court of British Columbia will conduct a hearing on the fairness of the terms and conditions of the issuance of common shares of Western and common shares of Pacific on ___, 1996 at ____ a.m. at _______. At such hearing, all shareholders of Thermal-BC will be given an opportunity to be heard, and Thermal-BC shall advise the Court prior to the hearing that if the terms and conditions of the Arrangement are approved by the Court, the common shares to be issued by Western and Pacific will not require registration under the Securities Act by virtue of such Court's approval. In the event that a shareholder wishes to object to the fairness of the terms and conditions, such shareholder, or his or her solicitor, must appear at the hearing. All shareholders wishing to support or oppose the Arrangement at the hearing must file the notice with the Supreme Court of British Columbia and deliver a copy such notice to Thermal by ______. Failure to properly follow the preceding procedures may adversely affect such shareholders' ability to be heard at the hearing. See Exhibit V for the procedure of filing a Notice. The consummation of the Arrangement is conditioned upon, among other items, approval by the Supreme Court of British Columbia.

     As part of the Arrangement and for filing purposes under the Exchange Act, Western will be successor-in-interest to Thermal. Consequently, Western will be subject to the informational requirements of the Securities Exchange Act and in accordance therewith, will file reports, proxy statements and other information with the Commission. Western's common shares will continue to be listed with the TSE.

     Pacific, will not, however, be subject to the informational requirements of the Commission, at this time, since its assets will not exceed U.S. $5 million. Further, no market is anticipated for the Pacific common shares.

ACCOUNTING TREATMENT

     The Arrangement is expected to be treated as a "purchase" by Western of Thermal in accordance with the provisions of Accounting Principles Board Opinion No. 16 ("APB 16") and Staff Accounting Bulletin Topic 2.A.2. ("SAB 2.A.2.") for U.S. GAAP purposes. Under APB 16 and SAB 2.A.2., the acquiring corporation is presumed to be the corporation whose shareholders receive the larger portion of the voting rights in the merged companies unless the evidence clearly indicates otherwise. The basis for the purchase price is primarily the value of Thermal's Carmacks Interest, mineral claims and geothermal and mineral data. The purchase price will be allocated to the assets of Thermal based on their fair value at the date of the transaction with the resulting excess being allocated to mineral properties and deferred exploration and development costs.

MANNER AND BASIS OF CONVERTING THERMAL SECURITIES

     CONVERSION OF THERMAL COMMON STOCK AND SERIES A PREFERRED STOCK TO COMMON SHARES OF WESTERN AND PACIFIC. At the Effective Date, each five outstanding common and preference shares of Thermal-BC, except for (i) shares of Thermal Common Shares held by Western and (ii) common and preference shares of Thermal-BC to which dissenters' rights, if available, have been exercised, will be automatically and without further action on the part of the holder thereof, cease to be outstanding and will be converted to one common share of Western and one common share of Pacific.

     FRACTIONAL SHARES. No fractional shares of Western or Pacific Common Shares will be issued in connection with the Arrangement. All fractional common shares of Western or Pacific to which a holder of common or preference shares of Thermal-BC is entitled will be aggregated. Thereafter, any fractional shares will be rounded to the preceding whole number.

     EXCHANGE OF CERTIFICATES. As soon as practicable after the Effective Date, Montreal Trust Company of Canada, exchange agent (the "Exchange Agent") will mail to each holder of record of a certificate whose shares are being converted into Western common shares and Pacific common shares (i) a letter of transmittal and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates evidencing Western and Pacific common shares. After the Effective Date, the stock transfer books of Thermal will be closed and there will be no further registration of transfers on the stock transfer books of Thermal or its transfer agent of the shares of Thermal Common Stock that were outstanding immediately prior to the Effective Date.

     THERMAL SHAREHOLDERS SHOULD NOT SEND IN THEIR THERMAL STOCK CERTIFICATES UNTIL THEY RECEIVE INSTRUCTIONS AND TRANSMITTAL FORMS FROM THE EXCHANGE AGENT AFTER COMPLETION OF THE ARRANGEMENT.

INTERESTS OF CERTAIN PERSONS IN THE ARRANGEMENT

     As of the record date, members of the Board of Directors and executive officers of Thermal beneficially own 2,700,202 shares (15.84%) of the outstanding Thermal Common Stock excluding share issuance upon the exercise of stock options. Following the consummation of the Arrangement, the officers and directors of Thermal immediately after the Arrangement will beneficially own 1,065,000 shares (9.14%) (after giving effect to the exchange ratio) of the outstanding Western Common Shares. F. Dale Corman, President and a Director of Thermal, is President and a Director of Western.

     Western, as of the record date, beneficially owns 5,830,000 shares of Thermal Common Stock. After the Arrangement, Western will own no shares of Thermal Common Stock. Copper owns no shares of Thermal Common Stock.

     Queenston owns 600,000 shares (11.10%) of Western Common Shares and after the Arrangement, Queenston will beneficially own 620,000 shares (5.5%) of the outstanding Western Common Shares.


        COMPARISON OF CERTAIN RIGHTS OF SHAREHOLDERS OF THERMAL
                     AND SHAREHOLDERS OF WESTERN

     The rights of the shareholders of Thermal are governed by the California General Corporation Law and its Restated and Amended Articles of Incorporation ("Thermal's Articles") and the rights of the shareholders of Western are governed by the Company Act and its Memorandum and Articles. Upon the consummation of the Arrangement Agreement, the shareholders of Thermal will become holders of Western common shares and their rights will be governed by the Company Act and the Western Articles. The following is a summary of the significant differences between the rights of Thermal shareholders under California law and Western shareholders under British Columbia law.

NUMBER OF DIRECTORS.

     THERMAL.   Under California law, a board of directors may fix the exact number of directors from time to time within a range provided in the articles of incorporation or bylaws, but any change in the range must be approved by the shareholders. If no range is provided, any change in the authorized number of directors must be approved by the shareholders.

     Thermal's Articles of Incorporation provide for a range of directors of four (4) to seven (7) directors. This number may be changed by a majority vote of the shareholders or the Board of Directors.

     WESTERN. Western's Articles provide that unless the number is determined by shareholder resolution, the number of directors will not be less than 3, and not more than 20. Within this range the number of directors may be determined by the directors.

CUMULATIVE VOTING FOR DIRECTORS.

     THERMAL. Under California law, each share of stock entitled to vote in the election of directors has a number of votes equal to the number of directors to be elected. A shareholder may then cast all of his votes for a single candidate, or may allocate them among as many candidates as such shareholder may choose.

     WESTERN. Under British Columbia law, no shareholder of Western is entitled to cumulative voting.

REMOVAL OF DIRECTORS.

     THERMAL.   Under California law, any or all of the directors may be
removed without cause by the affirmative vote of a majority of the outstanding shares entitled to vote, provided that the shares voted against such removal would not be sufficient to elect the director under cumulative voting rules.

     WESTERN. Western may, by special resolution, remove any director before the expiration of his period of office and may, by ordinary resolution, appoint another person in his stead.

LIMITATION ON CALL OF SPECIAL MEETINGS OF SHAREHOLDERS.

     THERMAL. Under California law, a special meeting of shareholders may be called by the Board of Directors, the chairman of the board, the president, the holders of shares entitled to cast not less than 10% of the votes at the special meeting or such additional persons as may be provided in the articles of incorporation or bylaws. Thermal's Bylaws provide that such meetings may be called by the Board of Directors, the Chairman of the Board of Directors, the President, or by shareholders entitled to cast not less than 10% of the votes at the meeting.

     WESTERN. Under the Company Act, a special meeting of shareholders may be called only by Western's board of directors.

SHAREHOLDER VOTE FOR REORGANIZATIONS; SALE OF ASSETS

     THERMAL. Under California law, a reorganization or consolidation must be approved by the affirmative vote of a majority of the outstanding shares entitled to vote of both constituent corporations. Generally, no approval of preferred shares of the surviving or acquiring corporation or of the parent of such a corporation is required if the rights, preferences, privileges and restrictions granted upon such class remains unchanged. California law does not require a shareholder vote of the surviving corporation in such reorganizations where shareholder control of both the surviving and nonsurviving corporations is not diluted more than one-sixth (1/6) as a result of the reorganization. California law generally requires a class vote when a vote is required. A dissolution or sale of substantially all of the assets of a corporation must be approved by a majority of the shares of the dissolving or selling corporation entitled to vote.

     Under California law, if the surviving corporation owns more than 50% of the disappearing corporation, any nonredeemable common shares of the disappearing corporation may only be exchanged for nonredeemable shares of the surviving corporation or a parent party, except with the consent of all of the holders of the nonredeemable shares. This provision does not apply in the case of a short-form reorganization or a reorganization where the surviving corporation owns at least 90% of the outstanding shares of the disappearing corporation.

     WESTERN. Under the Company Act, a reorganization, consolidation, dissolution or sale of substantially all of a corporation's assets must be approved by 75% of the shares voting in person or by proxy at a shareholders' meeting called for such a purpose.



cls\thermal5.prx

LIMITATION ON DIRECTOR LIABILITY

     THERMAL. California permits corporations to adopt a provision in their charter eliminating the liability of a director to the corporation or its shareholders for monetary damages for breach of the director's fiduciary duty of care and governing the extent of indemnification.

     Thermal's Articles of Incorporation eliminate the liability of directors for monetary liability to the fullest extent permissible under California law. California law does not permit the elimination of monetary liability where such liability is based on: (a) intentional misconduct or knowing and culpable violation of law; (b) acts or omissions that a director believes to be contrary to the best interests of the corporation or its shareholders, or that involve the absence of good faith on the part of the director; (c) receipt of an improper personal benefit; (d) acts or omissions that show reckless disregard of the director's duty to the corporation or its shareholders, where the director in the ordinary course of performing a director's duties should be aware of a risk of serious injury to the corporation or its shareholders; (e) acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the corporation and its shareholders; (f) interested transactions between the corporation and a director in which a director has a material financial interest; and (g) liability for improper distributions, loans or guarantees.

     The limitations of liability provisions permissible under California law also may not limit a director's liability for violation of, or otherwise relieve Thermal or its directors from the necessity of complying with federal or state securities laws, or affect the availability of non-monetary remedies such as injunctive relief or rescission.

     WESTERN. Subject to the Company Act, a director or other officer of Western is not liable for: (a) any act, receipt, neglect, or default of any other director or officer; (b) joining in any act for conformity; (c) loss or damage arising from bankruptcy, insolvency or tortious acts of any person with whom any monies, securities or effects are deposited; (d) loss or damage arising or happening to Western through the insufficiency or deficiency of any security in or upon which assets of Western may be invested; (e) any loss occasioned by any error or oversight on his part; or (f) any loss, damages or misfortune whatsoever happening in the execution of the duties of his office or in relation thereto, unless it happens through his own dishonesty.

INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     THERMAL. California law permits indemnification of expenses incurred in derivative or third-party actions, except that with respect to derivative actions (a) no indemnification may be made without court approval when a person is adjudged liable to the corporation in the performance of that person's duty to the corporation and its shareholders, unless a court determines such person is entitled to indemnity for expenses, and then such indemnification may be made only to the extent that such court shall determine, and (b) no indemnification may be made without court approval in respect of amounts paid or expenses incurred in settling or otherwise disposing of a threatened or pending action or amounts incurred in defending a pending action which is settled or otherwise disposed of without court approval.

     Indemnification is permitted by California law only for acts taken in good faith and believed to be in the best interests of the corporation and its shareholders, as determined by a majority vote of a disinterested quorum of the directors, independent legal counsel (if a quorum of independent directors is not obtainable), a majority vote of a quorum of the shareholders (excluding shares owned by the indemnified party) or the court handling the action. California law requires indemnification when the individual has successfully defended the action on the merits.

     California corporations may include in their charter a provision which extends the scope of indemnification through agreements, bylaws or other corporate actions beyond that specifically authorized by statute. Thermal's Articles of Incorporation include such a provision. Further, Thermal has entered into indemnification agreements with its officers and directors.

     WESTERN. Subject to the Company Act, Western will indemnify each and every director, secretary or assistant secretary and each and every former director, secretary or assistant secretary of Western against all reasonable losses, costs, charges and expenses properly incurred, including any amount paid to settle an action or satisfy a judgement in a civil, criminal or administrative action or proceeding by reason of his having been a director or secretary or assistant secretary of Western, if: (a) he acted honestly and in good faith, with a view to the best interests of Western and (b) he had reasonable grounds for believing his conduct was lawful. The result of any action, suit or proceeding does not create a presumption that the person did not act honestly and in good faith with a view to the best interests of Western, or that the person did not have reasonable grounds to believe that his conduct was lawful. Each director, secretary and assistant secretary on being elected or appointed will be deemed to have contracted with Western on the terms of the indemnity contained in the Articles. Western may, if permitted by law, indemnify any person who serves or has served as a director, officer, employee, or agent of Western or of any corporation of which Western is a shareholder. The Company Act requires that prior court approval be obtained before a corporation may indemnify a director. Western intends to apply to a court of competent jurisdiction for all approvals of the court which may be required to make the Articles effective and enforceable on this aspect.
Western does not currently have indemnification agreements with its officers and directors, but may have such agreements in the future.

APPRAISAL OR DISSENTERS' RIGHTS.

     THERMAL. Under California law, a stockholder of a corporation participating in certain major corporate transactions may, under varying circumstances, be entitled to appraisal or dissenters' rights pursuant to which such stockholder may receive cash in the amount of the fair market value of his or her shares in lieu of the consideration he or she would otherwise receive in the transaction. Shareholders of a California corporation whose shares are listed on a national securities exchange or on a list of over-the-counter margin stocks issued by the Board of Governors of the Federal Reserve System generally do not have dissenters' rights (unless such shares are subject to any restriction on transfer or five percent (5%) or more of any class of shares elect to exercise dissenters' rights), and dissenters' rights are also unavailable if the shareholders of a corporation or the corporation itself, or both, immediately prior to the reorganization will own immediately after the reorganization equity securities constituting more than five-sixths of the voting power of the surviving or acquiring corporation or its parent entity.

     WESTERN. Under British Columbia law, a stockholder of a corporation participating in certain major corporate transactions may, under varying circumstances, be entitled to appraisal or dissenters' rights pursuant to which such stockholder may receive cash in the amount of the fair market value of his or her shares in lieu of the consideration he or she would otherwise receive in the transaction.

         U.S. FEDERAL INCOME TAX CONSIDERATIONS TO HOLDERS OF
                             THERMAL STOCK

     The following is a summary of the U.S. Federal income tax considerations relating to the Arrangement. This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), applicable Treasury Regulations promulgated thereunder, published rulings and judicial decisions. Unless otherwise specified, all section references in this summary refer to sections of the Code.

     The following discussion is for general information only and is not intended as an alternative for individual tax planning. This summary covers only the U.S. Federal income tax considerations of the Arrangement. It does not deal with the considerations of the Arrangement under either Canadian law or any other foreign, state or local laws or with many of the tax considerations of the Arrangement that may be of particular application to taxpayers who are not individual citizens or residents of the U.S. unless specifically discussed below. The tax consequences herein may not apply to tax-exempt entities, partnerships, estates, trusts, and debtors whose participation in the Arrangement is pursuant to a plan under the jurisdiction of a court in bankruptcy, receivership, foreclosure, or similar proceedings.

     The shareholders of Thermal should note that no rulings will be obtained from the Internal Revenue Service (IRS) concerning any of the tax issues discussed herein. Furthermore, applicable legal authorities may be modified at any time by legislative, judicial or administrative action, and any such changes might be applied retroactively in a manner that could adversely affect the Thermal shareholders. Accordingly, there can be no assurance that the following summary of the material tax consequences of the Arrangement will prove to be correct. THERMAL SHAREHOLDERS ARE URGED TO CONSULT WITH THEIR TAX ADVISORS WITH RESPECT TO THE POTENTIAL U.S. FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF THE ARRANGEMENT.

GENERAL TAX CONSIDERATIONS UNDER THE ARRANGEMENT

     The Arrangement consists of (i) the reincorporation of Thermal from the State of California to the State of Wyoming (the "Reincorporation"); (ii) the continuation of Thermal-WY from the State of Wyoming to the Province of British Columbia, Canada to become Thermal-BC (the "Continuation"); (iii) the Acquisition consisting of (a) the transfer by Thermal-BC to Pacific of all of the assets of Thermal-BC (except for the Thermal Carmacks Interest) in exchange for Pacific Shares; (b) the distribution of the Pacific Shares by Thermal-BC to the shareholders of Thermal-BC (except for Western) in exchange of their Thermal-BC shares on the basis of one Pacific Share for one percent (1%) of each Thermal-BC share; (c) the consolidation of every five outstanding Pacific Shares in exchange for one new Pacific Share; (d) the amalgamation of Thermal-BC and Sailview to form Copper; (e) the holders of Thermal-BC shares (other than Western) receiving one (1) common share of Western for each five (5) Thermal-BC shares held; (f) the holders of warrants to purchase Thermal-BC shares (other than Western) receiving from Western warrants to purchase one-fifth the number of common shares of Western at five times the exercise price of their Thermal-BC warrants; (g) the holders of incentive stock options to purchase Thermal-BC shares (other than Western) receiving from Western incentive stock options to purchase one-fifth the number of common shares of Western at five times the exercise price of their Thermal-BC incentive stock options; (h) all outstanding warrants and incentive stock options to purchase Thermal-BC Shares being cancelled; (i) Copper issuing to Western one common share of Copper for each common share of Western issued to former holders of Thermal-BC shares; (j) all of the outstanding Thermal-BC shares being cancelled without any repayment of capital; and (k) each existing share of Sailview being converted to one common share of Copper. The transactions contemplated in Proposal 3 are referred to as ("the Acquisition"). These transactions are contemplated within the Arrangement Agreement are dependent upon the approval of Proposal 1 (Reincorporation) and Proposal 2 (Continuation). The transactions are contemplated to occur within one day.

     Under the general nonrecognition provisions of the Code, whether the Reincorporation, Continuation and Acquisition qualify as separate transactions or as one integrated transaction, neither Thermal nor those shareholders who receive solely stock of Western in the transaction would have to recognize gain realized in the transaction(s) (but see discussion below regarding the exception to the general nonrecognition rules). Gain or loss realized is equal to the difference between the money and the fair market value of Western shares received and the shareholder's basis in the Thermal stock. Any shareholders receiving stock and cash in lieu of fractional shares will be required to recognize any gain realized equal to the cash received. If, under dissenter's rights, shareholders receive solely money, gain or loss realized, if any will be required to be recognized even if the general nonrecognition reorganization provisions apply. Since the transfer of assets to Pacific is deemed part of the Acquisition, for federal income tax purposes the transfer may be deemed part of the reorganization so that the value of the Pacific shares constitute taxable consideration to the Thermal shareholders. Further, even if determined not to be part of the reorganization for federal income tax purposes, the Pacific shares are likely to constitute a dividend to the Thermal shareholders. As discussed below, Thermal management has determined the value of Pacific shares to be nominal; therefore, Thermal management believes the taxable impact on the Thermal shareholders to be minimal.

     The general non-recognition rules are modified in reorganizations involving one or more foreign corporations. Section 367 of the Code and the Regulations thereunder provide special rules in determining the extent to which the general nonrecognition sections are applicable. These rules discuss the circumstances under which (i) gain realized by Thermal and its shareholders is to be currently recognized or deferred, and (ii) amounts are treated by the shareholders currently as dividends.

     As a result of the transitory nature of the Reincorporation and Continuation, the Reincorporation, Continuation and Acquisition are likely to constitute steps in one transaction for tax purposes (the "Reorganization").
As a result, under Section 367 Thermal will have to recognize gain realized on the transfer of its assets but Thermal shareholders will not to the extent they receive Western shares. The modifications by Section 367 to the general nonrecognition reorganization rules are discussed under "U.S. Federal Income Tax Considerations to holders of Thermal Stock - Approval of the Reincorporation, Continuation and Acquisition."

     Whether the transfer to Pacific of the non-Carmacks Property constitutes a taxable event to Thermal depends on whether there will be gain realized by Thermal on the transfer. The contribution of appreciated non-Carmacks properties to Pacific may not qualify as a tax-free transfer because Thermal will not be in control of Pacific immediately after the transfer. Rather, Thermal will be transferring ownership to Thermal shareholders other than Western. Further, the transfer of Pacific shares to Thermal shareholders will be a taxable event whether it is deemed part of the reorganization or outside of the reorganization. If part of the reorganization, the distribution of shares will constitute additional consideration to the Thermal shareholders.
If outside of the reorganization, the distribution of shares will result in a taxable dividend to Thermal shareholders. Nevertheless, Thermal management has represented that the value of the non-Carmacks assets being transferred is nominal, at best. Therefore, management believes the impact to Thermal and Thermal shareholders will be minimal.

STEP TRANSACTION DOCTRINE

     The Reincorporation, Continuation, and Acquisition will be undertaken pursuant to an overall plan, the Arrangement. Under the step transaction doctrine, the IRS is likely to take the position that the Reincorporation, Continuation, and Acquisition constitute a single transaction rather than separate reorganizations and transactions. The step transaction doctrine allows a series of formally separate steps to be treated as a single transaction if they are in substance integrated, interdependent, and focused toward a particular end result.

     The step transaction doctrine will not be applied and separate steps will be recognized for tax purposes if the preliminary steps result in a permanent change of a valid business relationship. Thus, each step in a series of steps will be recognized and the step transaction doctrine will not apply if each step demonstrates independent economic significance, is not subject to attack as a sham and was undertaken for valid business purposes and not mere avoidance of taxes.

     Although the Acquisition results in a real and substantial change in the form of ownership of Thermal and Western, the preceding Reincorporation and Continuation are transitory transactions resulting from the limitations set forth in California and British Columbia laws to continue a California corporation into British Columbia. While the steps have independent legal significance, they will all take place within a short period of time, perhaps within one day. Further, the Arrangement is dependent on the prior transactions.

     As one transaction, the Acquisition for tax purposes will be viewed as the acquisition by Copper of all Thermal's Carmacks Interest and other nominal liabilities (other than the non-Carmacks assets which will be transferred to Pacific) in exchange for Western shares. Accordingly, the transaction may qualify as a reorganization since substantially all of the assets of Thermal would be deemed to be acquired by Copper in one transaction solely for Western shares. However, as summarized above in "General Tax Considerations Under the Arrangement," and as discussed below, the application of Section 367 will subject Thermal to the loss of nonrecognition of gain realized on the transfer of its assets although Thermal shareholders will be able to avoid recognition of gain on the exchange of Thermal shares for Western shares.

BUSINESS PURPOSE AND CONTINUITY OF SHAREHOLDER INTEREST

     In order for a transaction to qualify as a reorganization it must satisfy the business purpose and continuity of shareholder interest tests in addition to satisfying the statutory requirements of the reorganization provisions. To establish a business purpose it must be shown that the transaction was undertaken for reasons related to the conduct of the business and not solely for tax avoidance.

     The continuity of shareholder interest test requires that the former owners of the corporation retain a continuing interest in the surviving corporation. In the context of the Arrangement, the aspect of continuity of shareholder interest test that might have relevance is the period of time the shareholders of Thermal are required to hold Western shares received in the Arrangement. A binding commitment or a preconceived plan on the part of some or all of the former Thermal shareholders to sell, transfer or otherwise dispose of the Western shares might defeat reorganization status. Thermal has represented that it has no knowledge of any binding commitment or preconceived plan to sell, transfer or otherwise dispose of any of the Western shares on the part of any of its shareholders.

     Thermal has represented that the combination of the companies resulting from the Arrangement will benefit all shareholders of Thermal since the companies share common management, similar properties and parallel goals. The primary goal of both Copper and Western will be to develop and operate the Carmacks project. Further, the combination is expected to result in lower administrative expenses, lower exchange filing and maintenance expenses, and potential tax savings in the future. The companies have further represented that the corporate law of Wyoming will allow a U.S. corporation to continue under the laws of British Columbia, but the corporate laws of California and British Columbia will not permit such a continuation. Therefore, the Reincorporation into Wyoming and then the Continuation into British Columbia is necessary as a result of the differences in U.S. state and British Columbia corporate laws.

CONTINUITY OF BUSINESS ENTERPRISE

     The Arrangement will qualify as a reorganization only if Copper continues Thermal's historic business or uses a significant portion of Thermal's historic business assets in a business. If Copper does not continue Thermal's historic business or use a significant portion of Thermal's historic business assets in a business, this continuity of business enterprise test will not be met. Thermal has represented that Western will continue Thermal's historic business and use a significant portion of its historic business assets in a business.

PLAN OF REORGANIZATION

     A plan of reorganization is specifically required by the Code. The Reincorporation, the Continuation, and the Acquisition must be adopted by each of the corporate parties thereto and the adoptions must be shown by the acts of their officers and must appear on the official records of the corporations.
The officers of Thermal, Western and Pacific have executed, and their respective Boards have approved, an Arrangement Agreement which sets forth the contemplated transactions and the rights and obligations of the parties thereto.

INVESTMENT COMPANIES

     The tax-free reorganization provisions of the Code may not apply to the combination of two or more investment companies. For purposes of the reorganization provisions an investment company is a regulated investment company, a real estate investment trust, or a corporation 50 percent or more of the value of whose total assets are stock and securities and 80 percent or more of the value of whose total assets are assets held for investment. Thermal has represented that at the time of the Reincorporation, Continuation, and Acquisition neither company will be an investment company. Based on these representations, the Arrangement will not be denied reorganization status by virtue of the investment company restrictions.



cls\thermal5.prx

TRANSFER OF NON-CARMACKS ASSETS TO PACIFIC

     Thermal will form Pacific. As part of the Arrangement, Thermal will transfer to Pacific all of Thermal-BC's assets except for the Carmacks Property. In return, Pacific will issue shares to Thermal (then Thermal-BC). Thermal-BC will distribute the Pacific shares to Thermal-BC shareholders other than Western on the basis of one Pacific Common Share for one percent (1%) of each Thermal-BC Share. Pacific will continue to exist after the Acquisition and the Pacific Shares distributed will not be redeemed or exchanged as part of the Arrangement.

     The Code provides for nonrecognition of gain realized on the contribution of appreciated assets to a corporation so long as immediately after the contribution the transferor(s) is(are) in control of the corporation. Control can be accomplished through a number of transferors if part of a single plan. Control cannot be transitory.

     Since Thermal-BC will not be distributing the Pacific Shares to all Thermal-BC shareholders other than Western, the control requirement for nonrecognition will not be met. Consequently, Thermal will recognize gain realized on the transfer of the non-Carmacks assets to Pacific.

RECEIPT OF THERMAL SHARES FOR PACIFIC SHARES

     The Arrangement provides that each Thermal-BC shareholder, other than Western, will receive a pro rata distribution of Pacific shares in partial redemption of Thermal-BC shares. The distribution of Pacific Shares to Thermal shareholders will be taxable as additional consideration in the reorganization or as a dividend. Thermal management has determined the value of the Pacific shares to be nominal and the impact of receipt of such shares to be minimal.

APPROVAL OF THE REINCORPORATION, CONTINUATION AND ACQUISITION

     If the Reincorporation, Continuation and Acquisition are approved, the proposals will be deemed to constitute one transaction for tax purposes as a result of the application of the step transaction doctrine. As a result, Thermal, a domestic corporation, will be deemed to transfer assets and liabilities to Copper, a foreign corporation, in return for shares of Western, Copper's parent. As such, the transaction constitutes a triangular C reorganization. The transfer of an insubstantial amount (in quantity and value) of the assets of Thermal to Pacific should not invalidate the Arrangement. The distribution of Pacific shares in redemption of a percent of Thermal Shares for Pacific Shares may be considered as either additional consideration to the Thermal shareholders or as a dividend, and should not invalidate the Arrangement since the amount of "boot" is insubstantial.

     Under Section 361(a) no gain or loss is recognized by a TRANSFEROR CORPORATION which is a party to a reorganization on any exchange of property solely for stock pursuant to a plan of reorganization. Under Section 354(a) no gain or loss is recognized by a SHAREHOLDER in a corporation which is a party to a reorganization in exchange solely for stock or securities in such corporation or in another corporation a party to the reorganization.

     However, under Section 367 the transferee corporation's loss of corporate status for U.S. tax purposes precludes the treatment of the transfer as a reorganization under Section 368 and denies the transferor corporation and the shareholders of the transferor corporation the benefit of nonrecognition treatment unless otherwise provided in Section 367 or the Treasury regulations promulgated thereunder.

     Sections 367(a)(2) and 367(a)(3) provide specific exceptions to the general application of Section 367(a)(1). However, Section 367(a)(5) nullifies the exceptions for purposes of Section 361(a). Section 367(a)(5) applies to the Arrangement. Therefore, Thermal will have to recognize gain realized upon the transfer of its assets as part of the Arrangement.

     Shareholders of Thermal that are U.S. persons are also potentially subject to Section 367(a) as a result of their transfer of stock or securities to a foreign corporation. Such transfers are governed by Section 354. Although the temporary regulations related to Section 367 expressly include as an indirect stock transfer a triangular reorganization involving only a DOMESTIC ACQUIRED and a DOMESTIC ACQUIRING corporation, other types of indirect stock transfers, though not "included," may be subject to Section 367(a). Thus, the proposed regulations have expanded the list to include triangular C reorganizations involving a FOREIGN acquiring corporation. While the proposed regulations are just that, proposed and not final, they provide an indication of the IRS' expansive view in this area. As a result, the transfer by Thermal of assets and liabilities to Copper for Western stock may be deemed an indirect stock transfer.

     In general, under the indirect stock transfer rules Thermal shareholders owning 5% or more of Western immediately after the transfer would have to enter into 5-year gain recognition agreements. (Those shareholders owning less than 5% have no gain recognition.)

     However, proposed regulation Section 1.367(a)-3(d)(vi) provides that

     "If the transfer of an asset is SUBJECT TO TAX under section 367(a)(3), the rules of paragraph (3) shall apply only to a ratable portion of the gain realized but not recognized by the United States person in the
     Section 354 exchange." (Emphasis added).

     Therefore, in general, the rules apply in a triangular C reorganization only with respect to any "residual" gain on the Section 354 exchange. The ratable portion is determined by reference to the percentage of gain realized but not recognized on the asset transfer.

     Although the assets to be transferred in the Arrangement are not being taxed under the asset transfer rules of Section 367(a)(3) but as a result of the application of Section 367(a)(5) (which nullified the exception provided by Section 367(a)(3)), the residual rules should apply to a transfer taxable to the transferor under Section 367(a)(5) such that no gain is recognized and no gain recognition agreements are required. Because the Arrangement constitutes a transfer described in Section 367(a), Section 367(b) does not apply to the Thermal shareholders.

     If the transaction is treated as a transnational reorganization, the taxable year of Thermal will end with the close of the date of the transfer. Regulation Section 1.367(a)-1T(e).

IF THE REINCORPORATION AND CONTINUATION ARE APPROVED BUT NOT THE ARRANGEMENT

     REINCORPORATION OF THERMAL TO THERMAL-WY

     Under the Code, no gain or loss will be recognized to Thermal on the transfer of its assets to Thermal-WY solely in exchange for shares of Thermal-WY and the assumption by Thermal-WY of the liabilities of Thermal
(<section><section> 361(a) and 357(a)).

     No gain or loss will be recognized to Thermal-WY upon the receipt of the assets of Thermal in exchange for shares of Thermal-WY (<section>1032(a)). The basis of the assets of Thermal in the hands of Thermal-WY will be the same as the basis of such assets in the hands of Thermal immediately prior to the exchange (<section>362(b)).

     The holding period of the assets of Thermal acquired by Thermal-WY will include the period during which those assets were held by Thermal immediately prior to the exchange (<section>1223(2)).

     No gain or loss will be recognized to the shareholders of Thermal upon the receipt of Thermal-WY shares solely in exchange for their Thermal shares (<section>354(a)(1)). The basis of the shares of Thermal-WY received by shareholders of Thermal will be, in each instance, the same as the basis of the Thermal shares surrendered in exchange therefor (<section>358(a)(1)). The holding period of the Thermal-WY shares to be received by the shareholders of Thermal will include the holding period of the Thermal shares surrendered in exchange therefor, provided the shares of Thermal shares were held as a capital asset on the date of the exchange (<section>1223(1)).

     For the purpose of <section>381 of the Code, Thermal-WY will be treated as if there had been no reorganization. Accordingly, the taxable year of Thermal-WY will not end on the Effective Date of the Arrangement and the tax attributes of Thermal enumerated in <section>381(c) shall be taken into account by Thermal-WY as if there had been no reorganization (<section>1.381(b)-1(a)(2) of the Income Tax Regulations). The part of the taxable year of Thermal before the reorganization and the part of the taxable year of Thermal-WY after the reorganization will constitute a single tax year of Thermal-WY and, therefore, Thermal will not be required to file a federal income tax return for any portion of such taxable year (Revenue Ruling 57-276, 1957-1 C.B. 126).

     In addition to meeting the statutory requirements, in order to qualify as reorganizations the transactions must have a business purpose, continuity of shareholder interest, continuity of business enterprise, a plan of reorganization, and must not result in the combination of two or more undiversified investment companies or a combination of an undiversified and a diversified investment company. These requirements were discussed above.

     CONTINUATION OF THERMAL-WY INTO BRITISH COLUMBIA

     As discussed above, a mere change in identify, form or place of incorporation of one corporation qualifies as a reorganization under the Code. (<section>368(a)(1)(F). However, in the continuation, Thermal-WY will change its place of organization from Wyoming to British Columbia, a foreign jurisdiction. Generally, foreign corporations are not considered corporations for purposes of applying the corporate organization, reorganization and liquidation rules. (<section>367(a)(1)).

     Since it is not obvious in an F Reorganization such as the Continuation of Thermal-WY to Thermal-BC that there is a transfer of assets and/or a transfer of stock or securities, Treasury Regulation Section 1.367(a)-1T(f)(2) specifically provides that where the transferor in an F Reorganization is a domestic corporation and the acquiring corporation is a foreign corporation, there is considered to exist (1) a transfer of assets by the transferor corporation to the acquiring corporation under section 361(a) in exchange for stock of the acquiring corporation and the assumption by the acquiring corporation of the transferor corporation's liabilities; (2) a distribution of the stock (or stock and securities) of the acquiring corporation by the transferor corporation to the shareholders (or shareholders and security holders) of the transferor corporation; and (3) an exchange by the transferor corporation's shareholders (or shareholders and security holders) of the stock of the transferor corporation for stock (or stock and securities) of the acquiring corporation under section 354(a).

     Under section 361(a) no gain or loss is recognized by a TRANSFEROR CORPORATION which is a party to a reorganization on any exchange of property solely for stock pursuant to the plan of reorganization. Under Section 354(a) no gain or loss is recognized by a SHAREHOLDER in a corporation which is a party to a reorganization in exchange solely for stock or securities in such corporation or in another corporation a party to the reorganization.

     Thus, under section 367 the transferee corporation's loss of corporate status for U.S. tax purposes precludes the treatment of the transfer as a reorganization under section 368 and denies the transferor corporation and the shareholders of the transferor corporation the benefit of nonrecognition treatment unless otherwise provided in Section 367 or the Treasury regulations promulgated thereunder.

     As discussed, Sections 367(a)(2) and 367(a)(3) provide specific exceptions to the general application of Section 367(a)(1). However, Section 367(a)(5) which nullifies those exceptions applies to the Continuation. Therefore, Thermal-WY will have to recognize gain realized upon the transfer of its assets as part of the Continuation.

     Shareholders of Thermal-BC that are U.S. persons are also potentially subject to Section 367(a) as a result of their transfer of stock on securities to a foreign corporation. Such transfers are governed by Section 354.

     Since the Section 354 exchange of stock by Thermal-BC shareholders in the Continuation is pursuant to an F reorganization, the Section 354 exchange is not pursuant to one of the transfers listed in the Regulations and the deemed
Section 354 transfer of stock or securities by Thermal-WY shareholders to Thermal-BC is excepted from Section 367(a)(1).

     Since Thermal-WY's transfer of assets was an exchange described in Section 367(a), Section 367(b) will not apply.

     If the transaction is treated as a transnational reorganization, the taxable year of Thermal-WY will end with the close of the date of the transfer. Regulation Section 1.367(a)-1T(e).


              CANADIAN FEDERAL INCOME TAX CONSIDERATIONS

     The following is a summary of the principal Canadian federal income tax considerations arising out of and relating to the Arrangement. Except to the extent expressly described below, this summary deals only with the Canadian federal income tax consequences of the Arrangement to Thermal, and to shareholders of Thermal who hold their shares as capital property.

     This summary is of a general nature only and is based upon the current provisions of the Income Tax Act (Canada) (the "ITA"), upon the Regulations thereunder, upon judicial decisions, upon an understanding of the current administrative and assessing policies of Revenue Canada, Taxation, upon all specific proposals (the "Tax Proposals") to amend the ITA and the Regulations thereunder made prior to the date hereof. For the purposes of this summary, it has been assumed that, insofar as the Tax Proposals proposed to be effective retroactively in respect of a period or periods during which a step or steps of the Arrangement are to be executed, the Tax Proposals will be adopted as currently proposed and be effective as of the dates currently proposed, but no assurances can be given in these regards. This summary is not exhaustive of all possible Canadian federal income tax consequences and except for the Tax Proposals, does not take into account nor anticipate any changes in law, whether by way of legislative, governmental or judicial action, and does not take into account provincial or local tax considerations which may differ from those discussed herein and does not take into account the tax laws of any jurisdiction other than Canada. A term which has a meaning under the ITA should be read with that meaning in this discussion.

THIS DISCUSSION IS NOT INTENDED TO BE, NOR SHOULD IT BE CONSTRUED TO BE, LEGAL OR TAX ADVICE TO ANY PARTICULAR SHAREHOLDER OR OTHER PERSON AND NO REPRESENTATION WITH RESPECT TO THE TAX CONSEQUENCES TO ANY PARTICULAR SHAREHOLDER OR OTHER PERSON IS MADE. ACCORDINGLY, SHAREHOLDERS AND OTHERS SHOULD CONSULT WITH THEIR OWN TAX ADVISORS FOR ADVICE WITH RESPECT TO THEIR OWN PARTICULAR CIRCUMSTANCES. THIS DISCUSSION DOES NOT ADDRESS THE FEDERAL TAX CONSIDERATIONS APPLICABLE WITH RESPECT TO OPINIONS TO ACQUIRE SHARES IN THERMAL COMMON STOCK.

     No advance income tax rulings have been requested or received. Consequently, Revenue Canada, Taxation may take positions with respect to the matters set out herein that differ from the tax consequences described in this summary. Canadian counsel has not been requested to provide any opinion on the applicability of the General Anti-Avoidance Rule provided in the ITA and expresses no opinion in that regard.

     Common Stock of Thermal will generally be considered capital property of the holder unless it was acquired in the course of carrying on a business or has been acquired in a transaction or transactions considered to be an adventure in the nature of a trade. Certain holders of shares whose shares might not otherwise qualify as capital property may be able to so qualify them by making an election under subsection 39(4) of the ITA.

CONTINUATION OF THERMAL FROM CALIFORNIA TO WYOMING

     The continuation of Thermal from the jurisdiction of the State of California to the jurisdiction of the State of Wyoming (hereinafter referred to as the "Wyoming Continuation") will not be deemed to be a disposition of assets of Thermal for purposes of the ITA. Consequently, this continuation will have no consequence to Thermal under the ITA.

     The Wyoming Continuation will not result in nor be deemed by the ITA to result in a disposition by a holder of shares of Thermal Common Stock, whether the shareholder is a resident or a non-resident of Canada. Furthermore, a holder of shares of Thermal Common Stock will be considered to have held the shares of the continued corporation since the date the shares were originally acquired by the holder. There will be no change to a holder in the holder's adjusted cost base of his shares solely as a result of the Wyoming Continuation.



cls\thermal5.prx

CONTINUATION OF THERMAL-WY FROM THE STATE OF WYOMING TO BRITISH COLUMBIA

     The continuation of Thermal-WY from the jurisdiction of the State of Wyoming to the jurisdiction of the Province of British Columbia (hereinafter referred to as the "B.C. Continuation") will cause Thermal-WY's taxation year to be deemed to have ended immediately before that time.

     Immediately prior to this deemed year-end, Thermal-WY will be deemed to have disposed of each property owned by it, other than taxable Canadian property, Canadian business inventory and eligible capital property in respect of a Canadian business, for proceeds equal to the property's fair market value, and to have reacquired such property at a cost equal to its deemed proceeds of disposition. Taxable Canadian property for these purposes includes Canadian resource property. As a result, Thermal-WY will be deemed to have disposed of all of its assets at fair market value with the exception of the Carmacks Property.

     Thermal-WY will be considered a foreign affiliate in relation to any Canadian resident shareholder owning at least 10% of Thermal-WY's issued and outstanding Shares. On the B.C. Continuation, Thermal-WY will be deemed to have been a controlled foreign affiliate of such shareholder at the end of the taxation year deemed to have ended immediately before that time and the shareholder will be required to include in its income its share of the foreign accrual property income ("FAPI") of Thermal-WY for the taxation year that is deemed to have ended immediately before that time. FAPI is defined to include, among other things, any income from business and property other than active business income. The deemed disposition of property other than the Carmacks Property may constitute FAPI if the disposition of such property generates a capital gain.

     On the B.C. Continuation, Thermal-WY will be deemed to have been incorporated in Canada and not to have been incorporated in any other jurisdiction. Accordingly, Thermal-BC will qualify as a taxable Canadian corporation.

     The ITA establishes certain limits on the paid-up capital in respect of any class of the shares of a corporation that has immigrated to Canada. In general, Thermal-BC's paid-up capital may be reduced such that it will not exceed the difference between the cost o;f its assets (as determined for Canadian tax purposes) and its outstanding liabilities. Any reduction in paid-up capital will be restored to the extent that the reduction has previously been recognized as a deemed dividend on the shares in question.

     The cost to a non-resident taxpayer of shares of a corporation that has become resident in Canada are deemed to be the lesser of that cost otherwise determined and the paid-up capital in respect of the share immediately after the corporation became resident.

THE TRANSFER OF ASSETS BY THERMAL-BC TO PACIFIC

     The transfer by Thermal-BC of all of its assets, other than the Carmacks Property, to Pacific immediately after the B.C. Continuation, in exchange for common shares of Pacific, will be a taxable disposition of such assets for tax purposes. However, since on the B.C. Continuation, Thermal-WY will have previously been deemed to have been disposed of such assets at fair market value, there will be no additional tax liability in this regard. Pacific will be considered to have acquired such assets at their fair market value. Similarly, Thermal-BC will acquire the Pacific shares at a cost equal to the fair market value of the assets less the amount of the liabilities assumed.

THE DISTRIBUTION OF THE PACIFIC SHARES BY THERMAL-BC

     The distribution of the Pacific Shares by Thermal-BC to the shareholders of Thermal-BC (except for Western) in exchange for a portion of their Thermal-BC shares will be considered a dividend distribution by Thermal-BC. Thermal-BC will be deemed to have disposed of the Pacific Shares at their fair market value.

     Shareholders will be deemed to have received proceeds of disposition equal to the lesser of the paid-up capital and the fair market value of the Pacific Shares so received and will realize a capital gain (or capital loss) to the extent such proceeds of disposition exceeds (or is less than) the adjusted cost base of the exchanged shares. A dividend will be deemed to have been received by the shareholders to the extent that the fair market value of the Pacific Shares received exceeds the paid-up capital of the Thermal-BC shares exchanged. Where the paid-up capital of the Thermal shares exchanged is in excess of the fair market value of the Pacific Shares received, no dividend will be deemed to have been received.

THE AMALGAMATION OF THERMAL-BC AND SAILVIEW TO FORM COPPER AND THE EXCHANGE OF THERMAL-BC SHARES FOR WESTERN SHARES

     Upon an amalgamation becoming effective, the amalgamated corporation is deemed for purposes of the ITA to be a new corporation and to commence a new taxation year at that time. The fiscal year of each predecessor corporation is deemed to have ended immediately prior to the amalgamation being effective for purposes of the ITA.

     For the purposes of the ITA, a holder of Thermal-BC shares will realize neither a capital gain nor a capital loss on the Acquisition. The aggregate cost of Western shares received in exchange will be equal to the aggregate adjusted cost bases of the shares exchanged for common shares of Western by virtue of the Acquisition.

     A holder of a warrant to purchase Thermal-BC shares (the "Thermal-BC Warrant") who receives a warrant to purchase Western shares (the "Western Warrant") on the Amalgamation will be deemed to have disposed of the Thermal-BC Warrant for proceeds equal to the adjusted cost base of that warrant immediately before the Acquisition and to have acquired the Western Warrant at a cost equal to such proceeds. As a result, holders of Thermal-BC Warrants will recognize no gain or loss on the issue of the Western Warrants. Where the Thermal-BC Warrant is considered taxable Canadian property to the holder, the Western Warrant will be deemed to be taxable Canadian property.

DISSENT RIGHTS

     The consequences under the ITA to a shareholder who dissents from either the Wyoming Continuance of the Arrangement and who receives a payment for his Thermal Common Stock are discussed below.

     A Canadian resident shareholder who dissents with respect to the reincorporation of Thermal from the State of California to the State of Wyoming, and as a result receives a payment from Thermal, will be considered to have received proceeds of disposition equal to the amount received. To the extent that such proceeds of disposition exceed (or are exceeded by) the adjusted cost base of such dissenting shareholder's Thermal Common Stock, he will be regarded as having realized a capital gain (or capital loss) equal to the amount of such difference. A non-resident shareholder receiving such proceeds will not be subject to Canadian tax on any capital gain realized. If the dissenting shareholder is a Canadian corporation, it may be possible to elect to treat a portion of the proceeds of disposition as a dividend to the extent of any exempt or taxable surplus balances of Thermal.

     The tax treatment of payments received as a result of the exercise of Dissent Rights with respect to the Arrangement is unclear. Revenue Canada, Taxation is of the view that the receipt by a dissenting shareholder of a cash payment equal to the fair value (excluding interest) of shares in respect of which dissent rights are exercised with respect to an amalgamation may be treated as proceeds of disposition of such shares. In accordance with this position, to the extent jthat such proceeds of disposition exceed (or are exceeded by) the adjusted cost base of a dissenting shareholder's Thermal-BC Common Stock, they will be regarded as having realized a capital gain (or capital loss) equal to the amount of such difference.

     A shareholder of Thermal-BC dissenting to the Arrangement which is a non-resident of Canada will not be subject to tax under the ITA in respect of any capital gain realized by such shareholder unless the shares of Thermal-BC held by such shareholder constitute "taxable Canadian property" and the non-resident os not entitled to relief under an applicable tax treaty. The shares of Thermal-BC will be taxable Canadian property if the particular holder used (or in the case of a non-resident insurer used or held) such shares in carrying on business in Canada or if, at any time during the five-year period immediately preceding the Arrangement, not less than 25% of the issued shares of any class of Thermal belonged to the particular holder, to persons with whom the particular holder did not deal at arm's length or to any combination thereof.
A non-resident dissenting holder of Thermal-BC Common Stock who receives interest on the fair value of such shares will be subject to Canadian withholding tax in respect of such interest at the rate of 25%, subject to reduction pursuant to an applicable tax treaty. In the case of shareholders resident in the U.S., the withholding tax rate in respect of such interest will generally be 10%. Non-residents of Canada whose shares of Thermal-BC constitute taxable Canadian property and who wish to dissent to the Arrangement should consider the availability of any relief under an applicable tax treaty. For example, shareholders resident in the U.S. may be entitled to certain transitional relief under the Canada-United States Income Tax Convention (the "Treaty").

     Alternatively, the receipt by a dissenting shareholder of a cash payment equal to the fair value (which may include interest) of his Thermal-BC Common Stock may be treated as a dividend to a holder of such shares. The balance of the fair value paid (i.e. the amount equal to the paid-up capital of the shares) will then be treated as proceeds of disposition of the Thermal-BC Common Shares for capital gain (or capital loss) to the extent that such proceeds of disposition of the shares exceed (or are exceeded by) the shareholder's adjusted cost base of the shares. A deemed dividend may possibly be treated as proceeds of disposition pursuant to subsection 55(2) of the ITA in the case if certain Canadian resident corporate shareholders.

     The comments above in respect of the tax treatment to non-residents of capital gains are also applicable to this alternative. The deemed dividend referred to above received by a Canadian resident taxpayer will be subject to the normal rules regarding the taxation of dividends from Canadian corporations. A non-resident shareholder of Thermal-BC dissenting to the Arrangement will be subject to Canadian withholding tax in respect of such deemed dividend, subject to reduction pursuant to an applicable tax treaty. In the case of shareholders resident in the U.S., the withholding tax rate in respect of such dividend will generally be 15%, unless the shareholder is a corporation which owns at least 10% of the voting stock of the amalgamation corporation deemed to have paid the dividend, in which case the withholding tax rate will be 6% (reduced to 5% effective January 1, 1997).

     A capital loss arising on a dissent relating to the Arrangement by a corporate shareholder will be reduced by dividends received or deemed to be received, including any deemed dividend arising from the exercise of Dissent Rights on the Thermal-BC shares where the period of ownership of such shares was less than 365 days or where the corporate holder (together with persons with whom it did not deal at arms' length) held more than 5% of the issued shares of any class of Thermal at the time the dividends are received or deemed to have been received.

ANALOGOUS RULES APPLY TO A PARTNERSHIP OR TRUST OF WHICH A CORPORATION IS A MEMBER OR A BENEFICIARY

     As indicated above, the current general administrative practice of Revenue Canada, Taxation as to the treatment of a cash payment received by a shareholder who exercises his Dissent Rights in respect of an amalgamation is as first described above (i.e. capital gain or capital loss). However, no assurance can be given that Revenue Canada, Taxation will apply this practice to a shareholder of Thermal who exercises his Dissent Rights in respect of the Arrangement and no opinion is expressed herein as to which of the views described above is properly applicable to such shareholder.


       CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS
  GENERALLY APPLICABLE TO U.S. SHAREHOLDERS OF CANADIAN CORPORATIONS

     The following is a summary of the principal U.S. federal income tax considerations that will generally be applicable to U.S. shareholders holding shares in a Canadian corporation such as Thermal-BC, Pacific and Western. The summary is of a general nature only and is not exhaustive of all possible income tax consequences applicable to U.S. shareholders and does not address the tax consequences of U.S. shareholders subject to special provisions of federal income tax law such as tax exempt organizations, trusts and significant shareholders.

     Dividends paid out of the current and accumulated earnings and profits in such shares to a holder who is a U.S. citizen or domestic corporation will be taxed as ordinary income for United States federal income tax purposes. As discussed above in "Certain Canadian Federal Income Tax Considerations," such dividends generally will also be subject to a Canadian withholding tax. The deduction for dividends received which is usually available to corporate shareholders is generally not available for dividends paid from a foreign corporation such as Pacific and Western.

     Pursuant to Sections 164 and 901 of the Internal Revenue Code of 1986, as amended, a U.S. citizen and domestic corporation holding such shares may generally elect, for U.S. federal income tax purposes, to claim either a deduction from gross income for such Canadian withholding taxes or a credit against its U.S. federal income taxes with respect to such Canadian taxes. The choice of taking a deduction or claiming a credit is up to the taxpayer.

     The amount of the foreign tax credit that may be claimed is limited to that proportion of the tax against which the credit is taken that the holder's taxable income from non-United States sources bears to the holder's entire taxable income for that taxable year. The foreign tax credit limitation is applied separately to different categories of income. Generally, for purposes of applying such foreign tax credit limitations, dividends are included in the passive income category.

     If shares are held as a capital asset, any gain or loss on a sale, exchange or other disposition will usually be capital gain or loss, and if the holder has held the shares for more than one year, will qualify as long term capital gain or loss. In general, gain from a sale, exchange or other disposition on shares by a U.S. resident will be treated as U.S. source income.


          CERTAIN CANADIAN FEDERAL INCOME TAX CONSIDERATIONS
   GENERALLY APPLICABLE TO U.S. SHAREHOLDERS OF CANADIAN CORPORATION

     The following is a summary of the principal Canadian federal income tax considerations generally applicable in respect of the Western Common Shares. For purposes of this section, reference to Western will also be applicable to the holders of Pacific common shares and to holders of Thermal-BC shares.

     This summary is of a general nature only and is cased upon the current provisions of the ITA, upon the Regulations thereunder, upon the provisions in the Canada, Taxation, upon specific Tax Proposals to amend the ITA and the Regulations thereunder made prior to the date hereof. For the purposes of this summary, it has been assumed that, insofar as the Tax Proposals proposed to be effective retroactively in respect of a period or periods during which a step or steps of the Arrangement are to be executed, the Tax Proposals will be adopted as currently proposed and be effective as of the dates currently proposed, but no assurances can be given in there regards. This summary is not exhaustive of all possible Canadian federal income tax consequences and except for the Tax Proposals, dies not take into account nor anticipate any changes in law, whether by way of legislative, governmental or judicial action, and does not take into account provincial or local tax considerations which may differ from those discussed herein and does not take into account the tax laws of any jurisdiction other than Canada. A term which has a meaning under the ITA should be read with that meaning in this discussion.

     The tax consequences to any particular holder of Western Common Shares will vary according to the status of that holder as an individual, trust, corporation, or member of a partnership, the jurisdiction in which that holder is subject to taxation, the place where that holder is resident and, generally, according to that holder's particular circumstances. This summary is applicable only to holders who are resident in the United States for purposes of the Treaty, have never been resident in Canada for purposes of the ITA; do not carry on business in Canada within the meaning of the ITA; held the Western Common Shares as a capital asset; and did not, at any time during a period of five years immediately preceding a disposition or deemed disposition by him of the shares (either alone or together with persons with whom he does not deal at arms' length) own 25% or more of such shares or shares of any other class of Western.

     This summary is of a general nature only and is not exhaustive of all possible income tax consequences. It is not intended as legal or tax advice to any particular holder of Western Common Shares and should not be so construed. Each holder should consult his own tax advisor with respect to the income tax consequences applicable to him in his own particular circumstances.

DISPOSITION OF COMMON SHARES

     Under the ITA, a gain from the sale of Western Common Shares by a non-resident will generally not be subject to Canadian tax.

     If a non-resident was to dispose of Western Common Shares to another Canadian corporation which deals or is deemed to deal on a non-arm's length basis with the non-resident and which, immediately after the disposition, is connected with Western (i.e., which holds shares representing more than 10% of the voting power and more than 10% of the fair market value of all issued and outstanding Western Common Shares of Western), the excess of the proceeds over the paid-up capital of the Common Shares sold will be deemed to be taxable as a dividend either immediately or eventually by means of a deduction in computing the paid-up capital of the purchaser corporation.

DIVIDENDS

     In the case of any dividends paid to non-residents, the Canadian tax is withheld by Western, which remits only the net amount to the shareholder. By virtue of Article X of the Treaty, the rate of tax on dividends paid to residents of the United States is generally limited to 15% of the gross dividend (or 6% in the case of certain corporate shareholders owning at least 10% of Western's voting shares). In the absence of the treaty provisions, the rate of Canadian withholding tax imposed on non-residents is 25% of the gross dividend. The withholding tax rate on dividend's will be reduced to 5% effective January 1, 1997 if the holder of the shares is a company which owns at least 10% of the voting stock of Western.

     Stock dividends received by non-residents from Western are taxable by Canada as ordinary dividends to the extent the paid-up capital of Western is increased as a result of the stock dividend.




cls\thermal5.prx

                       SUMMARY OF FINANCIAL DATA

     The following selected historical financial data of Western and Thermal have been derived from their respective historical financial statements and should be read in conjunction with such financial statements and notes thereto, which are included elsewhere in this Proxy Statement. The unaudited selected pro forma financial information of Western and Thermal is derived from the unaudited pro forma financial statements and should be read in conjunction with such pro forma financial statements and notes thereto, which are included elsewhere in this Proxy Statement.

                    WESTERN COPPER HOLDINGS LIMITED

                                       As at or for the
                                    YEAR ENDED SEPTEMBER 30,
                                 (In Canadian Dollars)(Cdn $)

Income Statement Data          1995        1994          1993         1992          1991
  Revenue                 $ 53,154       $ 23,048      $  9,702     $   3,984     $   3,271
  Loss before deferred
income                    (291,508)      (153,169)     (152,804)    (161,912)     (108,734)
  taxes
  Net Loss                (291,508)      (153,169)     (146,961)    ( 92,290)     ( 61,978)
  Loss per Common Share   $  (0.06)      $  (0.04)     $  (0.04)    $  (0.03)     $  (0.05)
  Average Number of
Common     Shares         5,225,391      4,184,323     3,549,348    2,667,071     2,042,037
Balance Sheet Data
  Working Capital         $195,988       $545,091      $581,894       $165,618    $255,173
  Mineral Properties and
  Deferred Exploration
and                       2,075,290      1,877,324     1,408,700     1,169,282     225,209
  Development Costs
  Total Assets            4,427,284      3,888,688     2,051,143     1,578,298     698,140
  Shareholders' Equity   $4,180,707     $3,822,215    $1,967,084   $1,307,155     $344,917



cls\thermal5.prx

                              THERMAL EXPLORATION COMPANY
                              (In United States Dollars)

                                As at or for the                                 As at or for the
                               THREE MONTHS ENDED                                           YEAR ENDED JUNE 30,

Income Statement Data:      September 30,    September 30,       1995           1994          1993          1992         1991
                                1995            1994
  Revenues                     $    -           $    -        $    -         $    -          $31,826       $9,585       $6,533
  (Loss) Income from          (76,822)         20,835          (184,894)      (184,374)     (267,723)     (754,867)    (212,752)
  Continuing Operations
  Discontinued Operations
  Income (Loss) from
  Operations                      -               -                -              -             -           4,571      (152,928)
  Gain on Sale                    -               -                -              -             -        810,386{(1)}
  Net Income (Loss)           (77,622)         20,035          (178,310)      (167,545)     (268,623)      60,090      (365,680)
  Net Income (Loss) per          .00             .00             (.01)          (.01)         (.02)          .00         (.03)
share
Balance Sheet Data:
  Working Capital             (176,014)       (21,039)         (21,039)       (140,702)     (51,607)       46,789      40,754
  Deferred Exploration        1,671,562       1,591,095        1,591,095      1,405,304     1,019,089      738,354     257,195
Costs
   and Mineral Claims
  Total Assets                1,683,086       1,668,180        1,688,180      1,513,278     1,167,670     1,170,553    3,166,968
  Long Term Obligations           -               -                  -             -              -             -      2,249,085
  Shareholders' Equity       $1,496,064      $1,462,686       $1,462,686     $1,263,446     $927,131      $956,962     $719,382

{(1)}  Recognized gain on sale of Thermal's geothermal operations.


cls\thermal5.prx

               SELECTED PRO FORMA FINANCIAL INFORMATION

     The following unaudited combined selected pro forma financial information, which sets forth the pro forma effect of the Arrangement, is based upon the audited financial statements of Western as of September 30, 1995 and the audited financial statements of Thermal as of June 30, 1995. The selected pro forma financial information shall be read in conjunction with the financial statements and notes included herein.

     The proforma financial information has been presented in Canadian dollars, which represents the primary currency after effect of the Arrangement.


                          Western and Thermal
           Combined Selected Pro Forma Financial Information
                     (In Canadian Dollars)(Cdn $)

Pro Forma Consolidated Statement of Operations Data:

                                                              As at or for the
                                                        YEAR ENDED SEPTEMBER 30, 1995
Revenue                                                           $148,549
Exploration and Development Costs                                  $87,895
Loss for Year                                                    ($363,620)
Loss Per Common Share                                               (.05)
Weighted Average Number of Common Shares                          7,473,497


Pro Forma Consolidated Balance Sheet Data:

Working Capital (Deficit)                                         ($32,908)
Total Assets                                                     $7,946,518
Long-Term Liabilities                                                Nil
Shareholders' Equity                                             $7,440,460





cls\thermal5.prx

                           COMPARATIVE MARKET PRICES

     Thermal Common Stock is listed for trading in Canada on the ASE under the symbol THR and in the United States on the OTC Bulletin Board under the symbol TECC. There is no established public trading market for Thermal's Common Stock as that term is defined by the regulations of the Commission. Based on trading volumes, Thermal believes that the principal market for Thermal's shares is the ASE.

     Western Common Stock is listed for trading Canada on the TSE under the symbol WTC. After the Arrangement, Western Common Stock will be continued to be listed on the TSE.

     On April 21, 1995, the last trading day before the public announcement of the Arrangement, the closing prices of Western Common Stock and Thermal Common Stock were Cdn. $1.30 per share and Cdn. $.23 reported by the TSE and the ASE respectively.

     The following tables set forth the quarterly range of high and low bids for Thermal Common Stock as reported on the OTC Bulletin Board and on the ASE, and for Western Common Stock as reported by the TSE for the two most recent fiscal years. The high and low closing bid quotations shown reflect inter-dealer quotations and do not necessarily represent actual transactions. None of the prices shown reflect retail mark-ups, mark-downs or commissions. The OTC Bulletin Board quotations for Thermal were obtained from KO Securities, Inc. in Seattle, Washington. ASE quotations for Thermal were obtained from ASE's records.

                      Thermal Exploration Company

                             OTC Bulletin Board              Alberta Stock Exchange
                                 (U.S. $)                          (Cdn $)
QUARTER ENDED                HIGH            LOW             HIGH              LOW
September 30, 1993           $0.25           $0.25           $0.45             $0.36
December 31, 1993            $0.25           $0.25           $0.40             $0.20
March 31, 1994               $0.19           $0.25           $0.37             $0.25
June 30, 1994                $0.06           $0.25           $0.58             $0.28
September 30, 1994           $0.50           $0.25           $0.40             $0.20
December 31, 1994            $0.31           $0.19           $0.35             $0.20
March 31, 1995               $0.38           $0.13           $0.34             $0.20
June 30, 1995                $0.30           $0.13           $0.32             $0.20
September 30, 1995           $0.25           $0.13           $0.29             $0.16

     On October 11, 1995, there were 17,050,528 shares of Thermal Common Stock outstanding, held by 1,870 holders of record.

     There is no market for the Pacific common shares.


cls\thermal5.prx

                    Western Copper Holdings Limited

                                            TORONTO STOCK EXCHANGE (CDN $)
QUARTER ENDED                                HIGH                                 LOW
December 31, 1993                            $0.90                               $0.70
March 31, 1994                               $1.30                               $0.80
June 30, 1994                                $2.90                               $0.90
September 30, 1994                           $2.35                               $1.60
December 31, 1994                            $2.05                               $1.55
March 31, 1995                               $2.00                               $1.10
June 30, 1995                                $1.50                               $1.10
September 30, 1995                           $1.75                               $1.10

     On _______, 1995, there were 5,367,058 shares of Western Common Shares outstanding, held by _____ holders of record.


                               CURRENCY

     The exchange rate at the end of each of the five years ended September 30, 1995, and the average, high, and low rates of exchange for each year in such five-year period are set forth below. The table sets forth the number of Canadian dollars required to buy one U.S. dollar. The rates, which are expressed in Canadian dollars, were the noon buying rates in New York City for cable transfer in foreign currencies as certified for customs purposes by the Federal Reserve Bank of New York.

 Year Ended
SEPTEMBER 30,           AVERAGE               HIGH                  LOW                 CLOSE
    1995                 1.37                 1.42                 1.34                 1.34
    1994                 1.36                 1.40                 1.30                 1.34
    1993                 1.28                 1.34                 1.24                 1.34
    1992                 1.18                 1.25                 1.12                 1.25
    1991                 1.15                 1.17                 1.13                 1.13





cls\thermal5.prx

                    WESTERN COPPER HOLDINGS LIMITED
                    SELECTED FINANCIAL INFORMATION


                                       As at or for the
                                    YEAR ENDED SEPTEMBER 30,
                                 (In Canadian Dollars)(Cdn $)

Income Statement Data          1995        1994          1993         1992          1991
  Revenue                 $ 53,154       $ 23,048      $  9,702     $   3,984     $   3,271
  Loss before deferred
income                    (291,508)      (153,169)     (152,804)    (161,912)     (108,734)
  taxes
  Net Loss                (291,508)      (153,169)     (146,961)    ( 92,290)     ( 61,978)
  Loss per Common Share   $  (0.06)      $  (0.04)     $  (0.04)    $  (0.03)     $  (0.05)
  Average Number of
Common     Shares         5,225,391      4,184,323     3,549,348    2,667,071     2,042,037
Balance Sheet Data
  Working Capital         $195,988       $545,091      $581,894        $165,618   $255,173
  Mineral Properties and
  Deferred Exploration
and                       2,075,290      1,877,324     1,408,700     1,169,282     225,209
  Development Costs
  Total Assets            4,427,284      3,888,688     2,051,143     1,578,298     698,140
  Shareholders' Equity   $4,180,707     $3,822,215    $1,967,084    $1,307,155    $344,917


cls\thermal5.prx

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
            CONDITION AND RESULTS OF OPERATIONS FOR WESTERN

LIQUIDITY AND CAPITAL RESOURCES

     As of September 30, 1995, Western had working capital of Cdn $195,988. During the 1995 fiscal year, Western received Cdn $570,000 from the private placement of 300,000 Units at Cdn $1.90 per unit each unit consisting of one common share and warrants to purchase of 300,000 common shares at Cdn $2.10. Further, Western loaned to Minera Dolores Augustias y Anexas S.A. de C.V., a Mexican company ("MDAA") Cdn $100,995 for working capital and extended a term loan of Cdn $252,828 to MDAA to develop the El Salvador property.

     As of September 30, 1994, Western had working capital of Cdn $545,091. During the 1994 fiscal year, Western received Cdn $521,000 through the private placement of 334,000 common shares, and Cdn $56,000 from the exercise of warrants to purchase 70,000 common shares.

     Western is a development stage corporation and does not have revenue sufficient to meet its yearly capital needs. Western has raised funds necessary to acquire its assets and conduct its corporate affairs primarily through the private placement of its common shares.

     The recoverability of amounts shown for mineral rights and the related deferred costs for any property is dependent on the development of economically recoverable ore reserves, the ability of Western, or the specific joint venture, to obtain necessary permits and financing to successfully place the property into production and upon future profitable production. Western's primary objective will be to develop and place the Carmacks Property into production. Based on exploration results to date and reports of independent consultants, management of Western believes that the pursuit of additional exploration or development programs on its mineral interests is justified and will ultimately lead to the recovery of the amounts carried on the books as mineral rights and deferred costs. The cost of developing the Carmacks Property and, if successful, placing it into production will exceed working capital on hand. Western believes that additional funds, if required, may be obtained from future debt or equity financing. There can be no assurance that any additional required funds will be obtained through debt or equity financing nor that the exploration and development of Western's mineral interests will ultimately prove to be economically viable and that the amounts carried on the books as mineral rights and deferred costs will be recovered.

     On November 27, 1995, Western entered into an agreement in principle with NM Rothschild & Sons Limited ("Rothschild"). Rothschild will assist Western in the overall strategy for the financing for the Carmacks Property, and participation in the proposed financing, as lead banker, subject to satisfactory due diligence and approval by Rothschild's credit and executive committees.

     Western and Rothschild entered into a letter agreement for a convertible debenture in the amount of Cdn $2.5 million. The loan will be secured by the Carmacks Property. The loan shall have a three year term and is convertible by Rothschild into Western common shares at Cdn $1.50 per share. The proceeds of the loan will be used for working capital and for completion of final engineering related to the Carmacks Property.



cls\thermal5.prx

RESULTS OF OPERATIONS

     During fiscal 1995, Western incurred a loss of Cdn $291,508, an increase of Cdn $138,339 from the Cdn $153,169 loss during fiscal 1994. Interest income increased by Cdn $30,106 from Cdn $23,048 during fiscal 1994 to Cdn $53,154 during fiscal 1995. The increase in interest represents an increase in cash held during fiscal 1995. Audit and legal expenses increased by Cdn $92,725 during fiscal 1995. The increase in audit and legal expenses related to corporate activity in preparation for the proposed Arrangement with Thermal.

     In addition, during fiscal year 1995, Western recognized a loss under the equity method of Cdn $103,199 related to Western's
34% interest in Thermal.

     During fiscal 1994, Western incurred a loss of Cdn $153,169, an increase of Cdn $6,208 from the Cdn $152,804 loss during fiscal 1993. Western recognized interest income of Cdn $23,048 during fiscal 1995, an increase from Cdn $9,720 during fiscal 1994. The increase in interest income was due to an increase in cash received from a private placement during fiscal 1994. The increase in interest income was offset by an increase in audit and legal expense of Cdn $13,319 due to corporate activity related to the Arrangement.


                  WESTERN COPPER HOLDINGS LIMITED

BUSINESS

GENERAL

     Western is a natural resource company engaged in the acquisition, exploration and development of mineral properties. Western was incorporated under the Company Act by the registration of its memorandum and articles on July 11, 1984.

     Western's major asset is its 50% joint venture interest in the Carmacks Property. Western is also the manager of the Carmacks
Property joint venture.  See the description of the Carmacks
Property below - "Carmacks Property." In addition, Western owns interests in the Copper Basin and El Salvador properties.

     Prior to October 31, 1995, Teck Corporation of Vancouver, British Columbia ("Teck") was Western's largest shareholder. Teck primarily provided Western with financing through the purchase of its equity securities. At that time, Western's board consisted of four directors and Mr. Robert A. Quartermain was its President. On October 31, 1995, Prime Equities International Corporation ("Prime") acquired Teck's 35.89% interest in Western. In connection with Prime's acquisition, Messrs. F. Dale Corman, John Harvey, Murray Pezim and Michael Pezim became members of Western's board, and Mr. F. Dale Corman became President of Western. Mr. Corman is also Thermal's President. Mr. Murray Pezim became Chairman of the Board, and Mr. Robert Quartermain will continue as a Director.

     Prime is a Vancouver, British Columbia-based mineral exploration company which conducts business through publicly traded affiliates and subsidiaries and provides financial, administrative and minerals related technical services to various companies related to Prime.
EMPLOYEES

     Western has no full-time employees. Management is supplied by Golden Knight, Inc. ("Golden Knight") for a fee. Teck is a substantial shareholder in Golden Knight. In light of Teck's sale of its interest in Western, Golden Knight will not continue to provide services to Western and Prime has entered into a similar relationship with Western.

DESCRIPTION OF PROPERTIES

     Western owns a 50% joint venture interest in the Carmacks Property in the Yukon Territory,
Canada, a 100% working interest in mineral claims for the Copper Basin property in Southern California, and an option to purchase a 100% interest in the El Salvador Property in the state of Zacatecas, Mexico of which a third party has a right to earn 50% of Western's interest. These properties are described below.

CARMACKS PROPERTY

     THE JOINT VENTURE

     In August of 1989, Western obtained a right to earn a 100% working interest in the Carmacks Property from Archer, Cathro & Associates ("Archer") by making staged exploration expenditures totalling Cdn $2 million by December 31, 1992, or by incurring Cdn $1.6 million in work expenditures and producing a feasibility study. In return, Archer was granted a 15% net profits royalty or a 3% net smelter return up to Cdn $2.5 million. Concurrently, Western entered into an agreement with Thermal, whereby Western gave Thermal the right to acquire all of the Western's interest in the Carmacks Property by incurring exploration and development expenditures of Cdn $640,000, subject to Western's right to reacquire a 50% interest by expending Cdn $960,000. Both parties complied with the funding requirements so that a joint venture was deemed to have been formed in which both Thermal and Western have a 50% interest. Future exploration costs are to be funded equally by both parties.

     THE MINERAL CLAIMS

     The Carmacks Property consists of 232 contiguous and partial unpatented mineral claims at Williams Creek in the Whitehorse Mining district of the Yukon Territory, Canada. These mineral claims comprise approximately 4,270 hectares (approximately 10,550 acres) 43 kilometers northwest of Carmacks. The property is accessible by an all-weather road from Skagway, Alaska to within 7 miles of the property. A secondary road to the property is sufficient for seasonal travel by two- and four-wheel drive vehicles.

     The Carmacks Property was found during a regional exploration program for porphyry copper deposits in 1970. Follow-up work in the early 1970's located several zones of copper mineralization. The No. 1 Zone, which appears to hold the most potential, was diamond drilled and trenched. The results indicated a mineralized zone 100 to 150 feet wide, 2,300 feet in length and at least 1,500 feet deep. A major decline in the price of copper in the mid-1970's resulted in suspension of exploration and no further meaningful work was done until 1989, when the mineral claims were optioned to Western and Thermal. Since 1989 to September 30, 1995, the Joint Venture has spent approximately Cdn $3.5 million on an intensive mine evaluation program, including diamond drilling, metallurgical and environmental studies.

     There are fourteen copper mineralized zones on the Carmacks Property of which the No. 1 Zone has the most potential and is the subject of a feasibility study by Kilborn. In 1993 an ore reserve calculation was conducted by Western using both polygonal sections and a computer generated 30 foot block model using mine software.
A geological reserve (proven and probable) to a depth of 1,500 feet has been calculated at 22.05 million tons grading 1.06% copper and
0.013 ounces of gold per ton, for total contained metals of 470 million pounds of copper and 286,000 ounces of gold.

     A diluted open pittable oxide reserve of 15.55 million tons grading 1.01% copper and 0.015 ounces of gold per ton has been outlined to a depth of 600 feet below surface. The strip ratio will average 4.25:1 waste-ore over the estimated 8.5 years production life of the mine. Metallurgical test work from a comprehensive 3-year program indicates that 80% of the copper can be extracted from the deposit by low cost solvent extraction and electrowinning (SX-EW). Three additional zones containing copper mineralization similar in nature to that contained within the No. 1 Zone were also identified by trenching and diamond drilling in 1992. Insufficient drilling and sampling has been conducted to assign a copper grade or tonnage to these zones.

     In September 1993 the joint venture engaged Kilborn to complete a feasibility study on the Carmacks Property of sufficient detail to be used for raising financing and finalizing permits. It is estimated that the No. 1 Zone will be mined at a rate of 1.94 million tons per year. Ore will be mined 200 days per year at a rate of 9,600 tons per day. Based on both the Kilborn feasibility study and subsequent modifications, the Carmacks Project is projected to produce an average of 45 tons of copper per day by way of solvent extraction and electrowinning (SX-EW).

     Preproduction capital costs for the plant and equipment are estimated at Cdn $48.6 million (U.S. $35.4 million), with Cdn $9.7 million (U.S. $7.1 million) for indirect costs (i.e., engineering and construction management) and Cdn $5.1 million (U.S. $3.7 million) for contingency, for a total of Cdn $63.4 million (U.S. $46.3 million). Working capital requirements are estimated at Cdn $4 million (U.S. $2.9 million). Operating costs over the life of the project are estimated at $0.88 per pound of copper (U.S. $0.64). The current copper price was U.S. $1.28 per pound on November 11, 1995. No assurance can be given that the Carmacks Project can be developed and operated at budgeted amounts and that the price of copper will remain at current levels.

     In the winter of 1993-94, a large scale 250 ton pilot heap leach test was conducted in Carmacks, Yukon to obtain cold weather leaching data for specific pad design and anticipated copper recovery during the coldest period of the year and to ascertain that heap leaching was feasible on a 12-month basis. The test also helped define operational parameters for full scale development. Leaching will occur year round. The ore will be moved by truck to a crushing plant where it will be crushed to three quarters of an inch. From there it will be either trucked or conveyed to a leach pad where it will be stacked using a movable stacker conveyor. The crushed ore will initially be treated with strong sulfuric acid, then continuously washed until all of the recoverable copper has been dissolved. Acid consumption is estimated at 50 pounds per ton of ore. Test procedures and analyses were prepared in consultation with Brown and Root, Inc., of Houston, Texas. This acid consumption is similar to that of existing copper operations.This dissolved copper (referred to as pregnant leach solution ("PLS")) will be collected in the bottom of the leach pad. The PLS containing 5 grams per liter copper will then be transferred to a solvent extraction (SX) plant where, by a process using an organic reagent and gravitational separation, it will be turned into a solution containing 50-60 grams per liter of pure copper sulphate. This solution will then be transferred to the electrowinning (EW) plant where high purity copper cathode sheets will be plated out by simple electrolysis. These sheets are 99.99% copper and need no further refining.

     The Kilborn report states that it is anticipated that from the time a decision is made to proceed with the project it will take 12 months to design, construct and commission the plant. This does not include time required for obtaining permits or additional technical information.

     Acid, for utilization in the project, will be shipped to a bulk storage facility in Skagway, Alaska. Annually, 50,000 tons of acid will be trucked 245 miles (400 kilometers) from the port to the mine and these trucks will be used to back-haul copper.

     Power will be supplied on-site by either oil fired turbine generators or by a transmission line installed by Yukon Electric Corp. The transmission line (if constructed) will be an extension of the maingrid system which terminates at Carmacks. Access to the property is via 33 kilometers on the government maintained Free Gold Road and then 13 kilometers along the existing property road. The property access road will be upgraded during the construction phase. Government incentive programs are available to assist with the financing of infrastructure in the Yukon.

     Water for the leaching operation will be supplied from a small reservoir constructed on Williams Creek and water wells drilled on the property, downstream from the operation. This reservoir will act as a secondary catchment for the operation. Much of the water required for the operation will be recycled.

     The Carmacks Project is located on unpatented mining claims on public lands under the jurisdiction of the Federal and Territorial governments. Environmental surveys were completed between 1991 and 1993. The results of these surveys were submitted for regulatory review in February, 1994. The environmental impact statement (IEE) and feasibility study was submitted for review in early 1995. Land-use permits and a water license for the project are anticipated to be issued in early 1996.

     Local Carmacks residents are planned to be hired for the work force and negotiations with the Little Salmon First Nation are continuing with the expectation of finalizing an Economic Development Agreement during the beginning of 1996. The number of employees on site are estimated to be at 105 at the start of operations, increasing in later years as the mine fleet is expanded to accommodate the increased stripping.

     The mineral industry in Canada has historically been the subject of considerable regulation and control by various levels of government. Generally, metal prices are negotiated directly between purchasers and sellers. Drilling and production operations are subject to provincial and federal laws and regulations governing environmental quality and pollution control. Should the Carmacks Property reach production, Western and Thermal believe that it will be able to comply with all applicable regulations.

COPPER BASIN

     In 1993, Western purchased a 100% working interest in 12 contiguous unpatented lode claims to the Copper Basin property in San Bernardino county located 40 miles south of Needles, California. The property has a drill-indicated reserve of 12.5 million tons grading 0.55% copper including 7.4 million tons grading 0.75% copper. This is based on 164 core and 510 reverse circulation holes in 3 zones. The property is oxidized to approximately 200 feet below surface. Copper occurs dominantly as malachite in the oxide zone and chalcopyrite in the sulphide zone. The property was extensively explored in 1974, but has remained dormant since then. Exploration potential exists elsewhere on the property for additional near surface copper mineralization. The property is readily accessible and power, labor, infrastructure and acid are all available locally.

     Western is reviewing the previous drill data with the objective of defining a near surface copper oxide reserve capable of supporting a solvent extraction-electrowinning (SE-EW) operation.

EL SALVADOR

     The El Salvador property is located approximately 40 miles south of the city of Zacatecas in the State of Zacatecas, Mexico. In October 1994, Western acquired an option to purchase a 100 percent interest in the property, subject to a 2.5 to 3 percent net smelter return, from MDAA. Western must spend U.S. $1.5 million on exploration over a three-year period in order to exercise the option. Western loaned MDAA U.S. $250,000 for working capital and to complete a small vat leach operation on high-grade material. Copper mineralization consisting of tenorite, azurite, malachite, and chrysocolla is exposed on a low hill. Extending laterally over an area approximately 60 meters by 200 meters in area, the mineralization occurs along the flow fabric in Cretaceous age, andesitic volcanic rocks that dip up to 40 degrees. Although there is no identified reserve, oxide-copper would appear to range from 1% to 1.5% copper over 30 meters in trenches. Higher grade lenses up to one meter in width and ranging from 1% to 4% copper occur within the overall deposit. The property is being evaluated as a potential opportunity for low cost, open-pit mining techniques and solvent extraction-electrowinning (SE-EW) methods. A third party has a right to acquire a 50% interest in this property by matching expenditures.

ENVIRONMENTAL MATTERS

     The exploration and production of copper is subject to environmental regulations by federal, and local authorities. In most states, the exploration and production of copper is regulated by environmental laws and regulations. Western must comply with Canadian Federal Government and Yukon Territorial Government statutory requirements that relate to exploration procedures, reclamation, safety precautions, employees' health and safety, use of explosives, air quality standards, pollution of stream and fresh water sources, noxious odors, noise, dust and other environmental protection controls as well as the rights of adjoining property owners.

     While no guarantee exists that statutory requirements may not be amended, preventing or delaying the commencement or continuance of given operations, no material expenditures for environmental control facilities, other than those mentioned above, are foreseen at this time.

LEGAL PROCEEDINGS

     Western is not involved in any pending material legal proceedings, nor is any property of Western the subject of any material legal proceedings. Western has no knowledge of any legal proceedings contemplated by governmental authorities to which it may be made a party.

                          WESTERN MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth certain information with respect to the Directors and Executive Officers of Western.

                                      Director or Officer   Position With        Principal Occupation
NAME                      AGE         SINCE                 COMPANY              FOR LAST FIVE YEARS
F. Dale Corman{(1)}       58          10/31/95              President, Chief     President of Thermal,
                                                            Executive Officer &  Independent Mining
                                                            Director             Consultant
Robert A. Quartermain     40          1989                  Director             President of Silver
                                                                                 Standard Resources
                                                                                 Inc., Golden Knight
                                                                                 Resources Inc., and
                                                                                 Mutual Resources Ltd.
John D. Harvey{(1)}       59          10/31/95              Director, Vice       Vice President of Prime
                                                            President,           Equities International
                                                            Exploration          Corp.; Prior President
                                                                                 of J.D. Harvey &
                                                                                 Associates; Prior
                                                                                 President of Noranda
                                                                                 Exploration Company
Murray Pezim{(1)}         73          10/31/95              Director, Chairman   Chairman of the Board
                                                            of the Board         and President of Prime
                                                                                 Equities International
                                                                                 Corp.
Michael E. Pezim{(1)}     42          10/31/95              Director             Assistant Professor of
                                                                                 Surgery, University of
                                                                                 British Columbia
Lawrence Page             56          10/31/95              Secretary            Attorney, Page Fraser &
                                                                                 Associates
Hugh Harbinson            48          10/31/95              Vice President,      President of Queenston
                                                            Corporate            Mining
                                                            Development


{(1)} Prime Equities International Corporation on October 31, 1995 acquired Teck Corporation's 35.89% interest in Western. As part of the acquisition Prime designated four (4) directors to serve on the Western Board.

     Each director serves until his successor is duly elected and qualified at the next annual meeting of the stockholders. Each executive officer serves at the discretion of the Board of Directors. There are no arrangements or understandings between any executive officer and any other person pursuant to which such executive officer was or is to be selected as an executive officer of Western.

EXECUTIVE COMPENSATION

     Mr. Dale Corman was appointed as Western's president on November 2, 1995. Prior to November 2, 1995, Mr. Robert A. Quartermain served as president of Western. Mr. Quartermain does not receive a salary from Western; instead Mr. Quartermain's salary is paid by Golden Knight, which, in turn, charges fees to Western. Mr Quartermain does not work full-time on Western matters. See "Western - Certain Relationships and Related Transactions."

EMPLOYMENT AGREEMENTS

     Dale Corman has entered into three year employment agreement pursuant to which he will receive annual salary of Cdn $150,000.
It is anticipated that Mr. Corman will devote substantially all his time to develop the Carmacks Property.

DIRECTORS COMPENSATION

     Western pays no fee to its directors for their services as such. Certain Western directors have been granted stock options as described below.

OTHER COMPENSATION PLANS

     From time to time Western grants to its directors, officers and employees stock options pursuant to a Stock Option Plan. The
Stock Option Plan has been approved by the TSE and Western's shareholders.

     Generally, stock options when granted are exercisable all or in part at the discretion of the option holder and are non-transferable. Pursuant to TSE policies the exercise price of options is never less than the market price on the date of grant of the option. The exercise price of an option is payable in full in cash or by certified check at the time of exercise.

     No stock options to purchase shares of Western were granted during the fiscal year ended September 30, 1995. No stock options were exercised by executive officers listed in the Executive Compensation table during the last completed fiscal year. The following table shows, as to executive officers of Western listed in the Executive Compensation table, the fiscal year end option values.



cls\thermal5.prx

  AGGREGATED OPTIONS EXERCISED IN LAST FISCAL YEAR
        AND FISCAL YEAR END OPTION VALUES

                                                              Number of        Value of
                                                              Unexercised     Unexercised in-
                                                              Options at       the-money Options
                                                              Fiscal Year     at Fiscal Year End
                                                              End (#)

                    Shares Acquired On                        Exercisable/    Exercisable/
Name                On Exercise (#)     Value Realized        Unexercisable   Unexercisable
Robert A.
Quartermain               -0-               -0-              115,000/-0-{(1)}  Cdn $97,750/-0-{(1)}

{(1)} These options were exercised on October 18, 1995 for a net value of Cdn $97,750.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of     [RECORD DATE]     certain information with respect to the beneficial ownership of common shares (including common shares issuable upon exercise of outstanding options exercisable within 60 days) of Western for the beneficial owners of (i) more than five percent of the outstanding common shares, (ii) all directors of Western individually, and
(iii) all directors and all executive officers of Western as a group.  As of     [RECORD DATE]    , there were 5,367,058 outstanding
common shares of Western outstanding.

                                                                              Share of Western Common Shares to be
                                 Shares of Western Common                         Beneficially Owned after the
                                  SHARE BENEFICIARY OWNED                                         ARRANGEMENT
NAME                                 NUMBER OF SHARES PERCENT OF CLASS            NUMBER OF SHARES    PERCENTAGE OF CLASS
F. Dale Corman, Chief             110,000{(1)}              2.0%                574,020{(4)}               5.0%
Executive Officer, President
and Director
Robert A. Quartermain,            175,000{(2)}              3.2%                195,000{(5)}               1.7%
Director
John D. Harvey,                    60,000{(1)}              1.1%                  60,000                     *
Director, Vice President,
Exploration
Murray Pezim,                     110,000{(1)}              2.0%                  110,000                    *
Director, Chairman of the
Board
Michael E. Pezim,                  60,000{(1)}              1.1%                  60,000                     *
Director
All Directors and                 665,000{(3)}              11.2%               999,020{(6)}               8.5%
Executive Officers
(8 Individuals)
Prime Equities International       1,983,726                37.0%                1,983,726                 17.5%
Corporation
Queenston Mining, Inc.              600,000                 11.18%                620,000                  5.5%

{(1)} Represents options immediately exercisable at Cdn $1.15 per common share expiring on November 1, 2000.

{(2) }Includes options to purchase 60,000 common shares at Cdn $1.15 per common share expiring on November 1, 2000.

{(3) }Includes options to purchase 555,000 common shares at Cdn $1.15 per common share expiring on November 1, 2000.

{(4) }Includes 434,020 shares of Thermal Common Stock after giving effect to the Arrangement and 140,000 shares subject to stock options.

{(5)} Includes 20,000 shares subject to options of Thermal after giving effect to the Arrangement.

{(6)} Includes 140,000 shares subject to stock options of Thermal after giving effect to the Arrangement.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     During the two past fiscal years there have been no transactions between Western, any Executive Officer, Director, or 5% beneficial owner of Western in which one of the foregoing individuals or entities had an interest and the transaction exceeded U.S. $60,000.

     Under an agreement dated March 31, 1992 with Silver Standard Resources Inc. ("Silver Standard"), Western pays Silver Standard Cdn $2,500 per month for general and administrative services including office space, telephone and accounting services. In April 1995, Silver Standard no longer provided these services to Western, and instead such services were provided to Western by Golden Knight. In addition to office space, telephone and accounting services, Golden Knight provided certain management and geological staff to Western for a fee. For the year ended September 30, 1994, Western paid Silver Standard Cdn $30,000 and for the year ended September 30, 1995, Western paid Silver Standard and Golden Knight, in the aggregate, Cdn $35,000.

     Teck is a substantial shareholder in Silver Standard and Golden Knight. In addition, Robert A. Quartermain and William Meyer are both directors of Silver Standard and Golden Knight. In light of Teck's sale of its interest in Western, Golden Knight and Western have agreed to terminate this arrangement.

     It is anticipated that Western will enter into a similar relationship with Prime for Cdn $5,000 per month.


                   DESCRIPTION OF WESTERN SECURITIES

     Pursuant to its Articles of Incorporation, Western is authorized to issue up to 20,000,000 shares of Common Shares, no par value.

COMMON SHARES

     The holders of Common Shares are entitled to one vote for each share held of record on each matter submitted to a vote of shareholders. Further, the holders of Common Shares are entitled to receive ratable dividends when and as declared by the Board of Directors from funds legally available therefor. In the event of a liquidation, dissolution or winding up of Western, the holders of Common Shares are entitled to share ratably in all assets remaining after payment to holders of any series of preferred Shares or of any other senior securities outstanding at such time.

WESTERN WARRANTS

     On November 3, 1994, Western entered into a Unit Subscription Agreement with Teck wherein Teck subscribed for 300,000 units, comprised of one Common Share of Western and a warrant to purchase one Common Share of Western. Teck provided financial and engineering support to Western and owned 1,983,726 shares or 35.89% of Western's Common Shares prior to the purchase of Teck's interest in Western by Prime. The price per unit was Cdn $1.90. The warrant exercise price is Cdn $2.10 per Common Share. Teck still owns these warrants which will expire November 3, 1995.

     On May 25, 1994, Western acquired 4,630,000 shares of Common Stock of Thermal from Queenston. As consideration for the Thermal shares, Western issued to Queenston 600,000 Common Shares of Western and warrants to purchase 400,000 Common Shares of Western at Cdn $2.70 per share. These warrants will expire on August 29, 1996.

WESTERN PLAN OPTIONS

     In October 1992, Western adopted a stock option plan for Western officers, directors and employees. One million (1,000,000) Western Common Shares were reserved for issuance. The aggregate number reserved for issuance to any one person is limited to 5% of the outstanding shares of Western Common Shares. Amendments to Western's Stock Option Plan were adopted by the Board of Directors on January 9, 1995. Toronto Stock Exchange approval was obtained on August 22, 1995. Under the Amended Plan the option price is calculated by the Board of Directors by using the average of daily high and low board trading prices over the five day period immediately preceding and including the date of grant. The option price cannot be lower than this average market price. The Amended Plan is being presented to the shareholders for approval by a majority of the votes at the Western Annual General Meeting other than votes attaching to securities beneficially owned by insiders to whom shares may be issued pursuant to the Amended Plan, and associates of the insiders.

     As of November 1, 1995, options for 550,000 shares under the Plan were outstanding with an exercise price of Cdn $1.15. The options are exercisable over a five year term.

WESTERN NON PLAN OPTIONS

     Pursuant to a stock option agreement dated May 19, 1994, Western granted to Teck the option to purchase up to 170,000 Common Shares of Western at a price of Cdn $1.85 per share exercisable up to and including the close of business of May 18, 1996. The TSE approved the grant of this option to Teck on August 22, 1994 subject to the approval of a disinterested shareholder vote. Therefore, a resolution to approve this option will be presented to Western shareholders at the Annual General Meeting. No shares have been issued pursuant to this option.




cls\thermal5.prx

                    THERMAL EXPLORATION COMPANY
                  SELECTED FINANCIAL INFORMATION

     The following selected financial information of Thermal has been derived from the Company's audited historical financial statements and the Company's unaudited condensed financial statements. Selected financial information for fiscal years 1995 and 1994 should be read in conjunction with such financial statements and notes thereto included elsewhere herein. Historical information for periods prior to fiscal 1994 are derived from financial statements not included herein.


                                                 UNITED STATES DOLLARS

                                      For the Quarter                                 For the
                                    ENDED SEPTEMBER 30,                                 YEAR ENDED JUNE 30,

Income Statement Data:               1995           1994          1995          1994          1993          1992         1991
  Revenues                        $    -          $   -         $   -         $   -          $31,826       $9,585       $6,533
  (Loss) Income from               (76,822)        20,835       (184,894)     (184,374)     (267,723)     (754,867)    (212,752)
  Continuing Operations

  Income (Loss) from Operations
                                       -              -
                                                                    -             -             -           4,571      (152,928)
  Gain on Sale                         -              -             -             -             -        810,386{(1)}
Net Income (Loss)                  (77,622)        20,035       (178,310)     (167,545)     (268,623)      60,090      (365,680)
Net Income (Loss) per share         (0.00)         (0.00)         (.01)         (.01)         (.02)        (0.00)        (.03)

                                     AT SEPTEMBER 30,                                            AT JUNE 30,

Balance Sheet Data:                  1995           1994          1995          1994          1993          1992         1991
  Working Capital (Deficit)         (176,014)     (173,022)     (21,039)      (140,702)     (51,607)       46,789       40,754
  Deferred Exploration Costs and   1,671,562      1,414,165     1,591,095     1,405,304     1,019,089      738,354      257,195
   Mineral Claims
  Total Assets                     1,683,086      1,542,240     1,688,180     1,513,278     1,167,670     1,170,553    3,166,968
  Long Term Obligations               -0-            -0-           -0-           -0-           -0-           -0-       2,249,085
  Shareholders' Equity            $1,496,064     $1,283,481    $1,462,686    $1,263,446     $927,131      $956,962     $719,382

{(1)}  Recognized gain on sale of Thermal's geothermal operations.




cls\thermal5.prx

  MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
                             OPERATIONS OF THERMAL

GENERAL

     The following discusses Thermal's financial condition and results of operations based upon Thermal's financial statements which have been prepared in accordance with generally accepted accounting principles in the United States.

     Thermal's primary business is its 50% joint venture interest in the Carmacks Property. Thermal also owns mineral claims, a net smelter interest in a property, and mineral and geothermal data, all of which, pursuant to the Arrangement will be transferred to Pacific. Due to the speculative nature of the assets to be transferred, Thermal has assigned no book value to such assets

     Thermal receives no revenues from on-going operations, and since fiscal year ended 1991 has funded its portion of its joint venture expenses through the sale of its equity securities. Thermal has entered into a Arrangement Agreement with Western, and assuming that it is consummated, Thermal will no longer be in existence or responsible for expenses related to the Carmacks Property. In the event that the Arrangement Agreement is not consummated, Thermal will still retain its 50% joint venture interest in the Carmacks Property, subject to dilution in the event Thermal is unable to meet its portion of the joint venture expenses.

RESULTS OF OPERATIONS

     QUARTER ENDED SEPTEMBER 30, 1995 COMPARED TO SEPTEMBER 30, 1994

     During the three month period ending September 30, 1995 Thermal had no operating revenue. Thermal also had no revenue for the corresponding three month period in 1994. Thermal does not anticipate receiving any significant income prior to placing the Carmacks Property into production. No assurance can be given that this will occur. To meet its monthly operating expenses Thermal will need to raise additional funds through the sale of assets or the private placement of its common stock.

     Total operating expenses for the three month period ended September, 1995 were U.S. $75,686, which represents a increase of U.S. $55,437 from the prior year's corresponding period when operating costs were U.S. $20,249. The increase is primarily the result of higher legal and accounting cost associated with the proposed reorganization with Western.

     FISCAL YEAR ENDED JUNE 30, 1995 COMPARED TO JUNE 30, 1994

     During fiscal 1995, Thermal received no revenues from operations. Net loss during fiscal 1995 was U.S. $178,310 compared to U.S. $167,545 for fiscal 1994. Operating loss increased to U.S. $233,323 during fiscal 1995 from U.S. $181,911 during fiscal 1994. The operating loss during fiscal 1995 increased primarily due to the write-off of deferred costs related to the option on mineral claims covering 38,000 acres in the Lac de Gras area of Canada's Northwest Territories, and the write-off of U.S. $27,814 related to other deferred exploration costs.

     Other income during fiscal 1995 consisted principally of a gain of U.S. $30,664 on the sale of 2,057 acres of land in Utah and a gain of U.S. $37,573 on the sale of marketable securities held by Thermal.

     FISCAL YEAR ENDED JUNE 30, 1994 COMPARED TO JUNE 30, 1993

     During the year ended June 30, 1994 Thermal had an operating loss of U.S. $181,911 compared to U.S. $356,676 for the year ended June 30, 1993. A significant portion of the 1993 losses resulted from losses on the disposition/write-down of seismic costs, deferred exploration costs and mineral rights amounting to U.S. $205,222. In 1994, write-offs of deferred exploration costs and mineral claims amounted to U.S. $9,750. General and administrative costs declined in 1994 by U.S. U.S. $11,119, from U.S. $183,280 in 1993 to U.S. $172,161 in 1994.

     Thermal had a net loss for the year of U.S. $167,545 compared to a loss of U.S. $268,623 in 1993. The loss in 1993 reflects the write-down of seismic costs of U.S. $155,222.

LIQUIDITY

     Thermal had no revenue for the fiscal years ending June 30, 1995 and 1994.

     During the fiscal year ending June 30, 1995 Thermal issued 350,000 common shares as a result of the exercising of stock options by officers and directors of Thermal. The proceeds from these transactions, Cdn $76,500 (U.S. $54,000) was used to pay general corporate expenses. Western also purchased 1,200,000 shares of Thermal's Common Stock at Cdn $0.30 per share. In conjunction with this purchase, warrants (exercisable for one year) to purchase 600,000 shares of Thermal's Common Stock at a price of Cdn $0.35 were issued to Western. The proceeds of Cdn $360,000 were applied to Thermal's share of Carmacks Property expenditures and general corporate purposes.

     On May 25, 1995 Thermal agreed to issue 500,000 shares of its Common Stock to a private individual at a price of Cdn $0.30 per share on the condition that Thermal shares be issued on a Flow-Through Agreement basis (see Footnote 6, paragraph 2 to Thermal's financial statements for the year ended June 30, 1995 for an explaination of a Flow-Through Agreement). In addition, warrants for the purchase of an additional 500,000 shares of Thermal's common stock were issued to the individual exercisable at Cdn $0.40, which expire one year from the date of grant. Thermal used the proceeds of Cdn $150,000 (U.S. $109,500) to pay exploration expenditures related to the Carmacks Property.

     As of June 30, 1995 total current liabilities exceed current assets by U.S. $21,039. Thermal intends to meet its short term obligations through the private placement of its shares or loans from its principal shareholders. As of June 30, 1995 Thermal had a cash balance of U.S. $958, a decrease of U.S. $28,372 for the year ended June 30, 1994. Cash in the amount of U.S. $75,497 which was held in trust on June 30, 1995 was received in early July 1995. Thermal is responsible for its 50% share of exploration and capital costs for the Carmacks Property.

     Rothschild has entered into letter agreement to loan Cdn $2.5 million to Western to be used for working capital and for the completion of final engineering of the Carmacks Property. It is anticipated that the loan to Western will be secured by Thermal's interest in the Carmacks Property.



cls\thermal5.prx

CAPITAL RESOURCES

     Thermal's current primary commitment is for the Carmacks Property. No lease rentals were paid in the fiscal year ended June 30, 1995, nor are any anticipated for fiscal year 1996.

     Thermal has incurred expenses of U.S. $1,586,810 on exploration related to its interest in the Carmacks Property. These amounts were funded from the sale of its geothermal properties, sale of seismic data and the private placement of its securities. Thermal is required to fund 50% of the ongoing costs of the Carmacks Property, or its interest may be diluted.

     In general, Thermal expects that its ability to maintain its interest in the Carmacks Property will depend upon its ability to raise funds through securities offerings, limited partnership sponsorships or negotiation of a carried interest, in which another participant advances funds on Thermal's behalf for later recoupment (with interest) from project revenue. If the Arrangement Agreement is effected, Western will be responsible to raise financings to pay for expenses and the cost of production of the Carmacks Property.

FUTURE OPERATIONS

     Thermal and Western intend to develop and operate the Carmacks Property, and intend to seek debt and equity financing. Assuming that the Arrangement Agreement is effected, Western will be responsible to raise financing to
develop and to place the Carmacks Property into production.   In the event that
the Arrangement Agreement is not approved, Thermal will be responsible for 50% of the expenses related to the Carmacks Property or have its ownership interest diluted.

     Thermal's primary focus has been the development of the Carmacks Property. Through its to be formed, wholly-owned subsidiary, Pacific, Thermal also owns mineral claims and mineral and geothermal data.

     Common Stock of Pacific, will be distributed to Thermal shareholders, except for Western, on a pro rata basis. Pacific will be engaged in the business of exploration of mineral properties, subject to its ability to raise financing.


                      THERMAL EXPLORATION COMPANY

BUSINESS

     Thermal was incorporated in the State of California on February 18, 1972. Since that date, Thermal has been engaged in the exploration and development of natural resources. Until July, 1991, Thermal was primarily engaged in the geothermal energy industry, through the maintenance of its 7.5% working interest in the 21.4 megawatt power plant at the Roosevelt Geothermal Unit near Milford, Utah ("Roosevelt"). Thermal also participated in natural gas exploration through the acquisition and interpretation of seismic data in Western Canada and the drilling of natural gas wells.
     In August, 1991, Thermal sold its interest in geothermal leases and field facilities for the production of geothermal steam, contract rights, and related rights and assets at Roosevelt for U.S. $450,000 in cash, certain geothermal data, the forgiveness of approximately U.S. $2.3 million in debt, and the release of Thermal from all of its obligations and liabilities with respect to Roosevelt. Thermal also sold its royalty interest in future steam sales, if any, from the Fish Lake Unit for U.S. $112,500. Proceeds from the sales were used to meet Thermal's obligations under the joint venture.

     Thermal has no full-time employees. Thermal's president works on a consulting basis. Other services required by Thermal are contracted for as necessary.


MINERAL PROPERTIES

CARMACKS PROPERTY

     Thermal and Western each have a 50% joint venture interest in the Carmacks Property. See "Western Copper Holdings Limited - Carmacks Property" for a description of the Carmacks Property.

LAC DE GRAS DIAMOND PROPERTY

     On May 7, 1992 Thermal entered into an option agreement with the Heard Syndicate of Vancouver, British Columbia, a non-affiliate to acquire a 70% interest in mineral claims of approximately 94,519 acres located in the Lac de Gras area of the Northwest Territories of Canada. The claims are located on the Archean geological trend in which BHP Corporation and Kennecott Canada Limited ("Kennecott") have announced the discovery of kimberlite pipes containing gem quality diamonds. The Lac de Gras diamond property is located approximately 40 miles north and east of the BHP discovery and is considered by management to be in an area favorable for the formation of diamondiferous kimberlite pipes.

     Thermal paid the Heard Syndicate a total Cdn $47,259 and 200,000 shares of Common Stock. Thermal concurrently entered into an agreement with Kennecott, a wholly-owned subsidiary of Kennecott Inc. of Salt Lake City, Utah, whereby Kennecott reimbursed Thermal Cdn. $47,259 to earn up to a 70% interest in the project by providing all exploration costs through to a production decision.
As of August 9, 1993 Kennecott, after completing an airborne magnetometer and resistivity survey and limited soil sampling, discontinued exploration of the Lac de Gras diamond property and relinquished all rights to the Las de Gras diamond property. Kennecott, during the course of its exploration, spent approximately Cdn. $197,000, a sufficient amount to keep the claim to approximately 38,000 acres of the original 94,519 acres in good standing until March, 1996. This claim to a 70% interest in approximately 38,000 acres will be transferred to Pacific.

     Based on its estimate of recoverability of its acquisition and exploration costs for the Lac de Gras diamond property, Thermal wrote off all of its capitalized costs. Thermal has been seeking another senior mining company as a joint venture partner to conduct further exploration on the property. Thermal believes that Pacific will continue this effort although no assurance can be given that Pacific will be successful. In the event that Pacific is unable to find a joint venture partner to develop the Lac de Gras property, it will probably let its rights lapse.

KIRKLAND LAKE COPPER-GOLD PROPERTY

     In March of 1994, Thermal acquired, by staking, two claims (approximately 320 acres) in the Kirkland Lake area of Ontario, Canada, at a cost of Cdn $764. The Kirkland Lake Copper-Gold claims were subsequently optioned to Kalahari Resources Inc. in August, 1994. The option provided Thermal with 75,000 shares of Kalahari common stock and a 4% net smelter return, of which Kalahari can repurchase from Thermal 1.5% of the net smelter return for Cdn $1,500,000. During fiscal 1994 Thermal sold the Kalahari common shares and received U.S. $37,573. Kalahari failed to meet a cash payment of U.S. $10,000 to Thermal due in August of 1995 and has thereby relinquished any right to the mineral claims. No assurance can be given that minerals that can be economically mined will be found. The Kirkland Lake copper-gold property claims will be transferred to Pacific.

NEVADA GOLD PROPERTY

     On December 21, 1994, Thermal acquired, by staking, seven mineral claims in Nye County, Nevada. The Nevada Gold Property claims will be transferred to Pacific.

     A jasperoid ridge within the Nevada Gold property contains anomalous gold, silver, antimony, arsenic and mercury. A large induce polarization anomaly suggestive of sulfide mineralization parallels the ridge 500 feet to the east. A drill program to test this anomaly is planned for early calendar year 1996.
A 2% net smelter return, of which Thermal can repurchase 1% for U.S. $1 million, has been granted to two technical consultants, who are non-affiliates, for their work in structural interpretation and geophysical interpretation.

MINERAL AND GEOTHERMAL DATA

     Thermal also owns mineral data and geothermal data covering the Western region of the United States. No book value has been assigned to this data. This data will be transferred to Pacific.

ENVIRONMENTAL MATTERS

     The exploration and production of copper is subject to environmental regulations by federal, and local authorities. Thermal must comply with Canadian Federal Government and Yukon Territorial Government statutory requirements that relate to exploration procedures, reclamation, safety precautions, employees' health and safety, use of explosives, air quality standards, pollution of stream and fresh water sources, noxious odors, noise, dust and other environmental protection controls as well as the rights of adjoining property owners.

     While no guarantee exists that statutory requirements may not be amended, preventing or delaying the commencement or continuance of given operations, no material expenditures for environmental control facilities, other than those mentioned above, are foreseen at this time.

LEGAL PROCEEDINGS

     Thermal is not, nor are any of its properties, involved in any legal proceeding.




cls\thermal5.prx

                          THERMAL MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth certain information with respect to the Directors and Executive Officers of the Thermal.

                                      Director or Officer   Position With        Principal Occupation
NAME                      AGE         SINCE                 COMPANY              FOR LAST FIVE YEARS
F. Dale Corman            58          1985                  Chairman of Board,   Independent Mining
                                                            President & C.E.O.   Consultant
Robert A. Quartermain     40          1994                  Director             President & C.E.O. of
                                                                                 Silver Standard and
                                                                                 Golden Knight
                                                                                 Resources.
William Meyer             58          1994                  Director             Director of Western,
                                                                                 President of Teck
                                                                                 Exploration, V.P. of
                                                                                 Teck Corp.
Hugh M. Blair             64          1988                  Director             Independent Financial
                                                                                 Consultant
James E. Lanigan          49          1988                  Secretary, Treasurer Independent Business
                                                                                 Consultant

     Each director is elected at the annual meeting of the stockholders and serves until his successor is duly elected and qualified. Thermal's last annual meeting was held on January 27, 1995. Each executive officer serves at the discretion of the Board of Directors. There are no arrangements or understandings between any executive officer and any other person pursuant to which such executive officer was or is to be selected as an executive officer of Thermal.

EXECUTIVE COMPENSATION

     The following table sets forth the aggregate cash compensation paid for the past three years to Dale Corman, President and Chief Executive Officer. No employee total compensation exceeded U.S. $100,000 during the fiscal year 1995.




cls\thermal5.prx

                      SUMMARY COMPENSATION TABLE

                                                                        Long Term
                   Annual Compensation                Other Annual    Compensation       All Other
NAME             YEAR  SALARY    BONUS                COMPENSATION       OPTIONS       COMPENSATION
Dale Corman,     1995       U.S. $62,762    -0-            -0-           150,000            -0-
President
                 1994       U.S. $48,670    -0-             -0-             -0-              -0-
                 1993       U.S. $77,760    -0-             -0-             -0-              -0-

EMPLOYMENT AGREEMENTS

     There are no employment agreements with respect to the officers and directors of Thermal.

DIRECTORS COMPENSATION

     Thermal pays no fee to its directors for their services as such. However, some of the directors provide their time on a consulting basis.

OTHER COMPENSATION PLANS

     Certain executive officers also have been granted stock options under Thermal's Stock Option Plan. The following tables show the number of shares of Thermal Common Stock subject to options granted by Thermal and exercised by the executive officers listed in the Executive Compensation table during the last completed fiscal year.

                                                 Percentage of Total
OPTION GRANTS IN LAST                            Options Granted to
FISCAL YEAR                                      Employees in         Exercise of
                                                 Fiscal Year Ended      Base Price
INDIVIDUAL GRANTS
Name                 Options Granted                June 30, 1995          ($/sh)      Expiration Date
F. Dale Corman          150,000                        100%              Cdn $0.35     1/27/2000





cls\thermal5.prx

AGGREGATED OPTIONS EXERCISED IN LAST FISCAL YEAR
FISCAL YEAR END OPTION VALUES

                                                             Number of                 Value of
                                                             Unexercised          Unexercised in-
                                                             Options at           the-money Options
                                                             Fiscal Year End (#)  at Fiscal Year End ($)

                  Shares Acquired                            Exercisable/         Exercisable/
Name              On Exercise (#)        Value Realized      Unexercisable        Unexercisable
F. Dale Corman         ______                 ______         200,000/-0-          None of these
                                                                                  options are in the
                                                                                  money

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information, as of November 30, 1995 with respect to (i) the beneficial owners of more than 5% of Thermal's Common Stock (including Common Stock issuable upon exercise of options and warrants exercisable within 60 days) and Series A Preferred Stock; (ii) each director and executive officer and (iii) all officers and directors as a group:

                                                                                Shares of Western Common Shares to
                                   Shares of Thermal Common                       Be Beneficially Owned after the
                                    STOCK BENEFICIARY OWNED                                  ARRANGEMENT
NAME                                  NUMBER OF SHARES   PERCENT CLASS             NUMBER OF SHARES  PERCENTAGE OF SHARES
Western Copper Holdings            6,430,000{(1)}             38%                        -0-                    -0-
Limited
F. Dale Corman                     2,320,101{(2)}             13.5%                  574,020{(7)}              5.0%
Director, Chairman & President
Hugh M. Blair                       700,101{(3)}              4.0%                     140,020                 1.2%
Director
Robert A. Quartermain               100,000{(4)}              *                      195,000{(8)}              1.7%
Director
William Meyer                       100,000{(4)}              *                        20,000                    *
Director
James E. Lanigan                    180,000{(5)}               1.0%                    36,000                    *
Secretary, Treasurer
All Directors and Executive        3,450,202{(6)}             19%                   1,065,020{(9)}             9.14%
Officers (5 persons)
                              SERIES A PREFERRED STOCK
Queenston Mining, Inc.                100,000                 83%                        -0-                    -0-

{(1)} Includes 600,000 shares subject to warrants. The exercise price for the warrants is Cdn $.40 per share.

{(2) }Includes 90,000 shares held by Caroline Corman, the wife of Mr. Corman. Mr. Corman disclaims beneficial ownership to Mrs. Corman's shares. Includes 150,000 shares subject to stock options. The exercise price of these options is Cdn $0.35 per share.

{(3) }Mr. Blair holds directly 75,000 shares in his Registered Retirement Savings Plan, and indirectly 350,101 shares through MacLean Blair & Co. Limited. Mr. Blair's wife holds 75,000 shares. Includes 200,000 shares which are subject to stock options. The exercise prices of these stock options are 100,000 at Cdn $0.35 and 100,000 at Cdn $0.73 per share.

{(4)} Includes 100,000 shares subject to stock options at an exercise price Cdn $0.35 per share.

{(5) }Includes 150,000 shares subject to stock options. The exercise prices of these options are 50,000 at Cdn $0.22 and 100,000 at Cdn $0.35 per share.

{(6)}  Includes 700,000 shares subject to stock options.

{(7)}  Includes options to acquire 110,000 Common Shares of Western.

{(8)} Includes 115,000 Common Shares of Western and 60,000 Common Shares subject to options.

{(9)} Includes 115,000 Common Shares of Western and 170,000 Common Shares subject to options.

*      Less than one percent

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     During the past two fiscal years there have been no transactions between Thermal, any executive officer, director, or 5% beneficial owner of Thermal in which one of the foregoing individuals or entities had an interest and the transaction exceeded U.S. $60,000. Thermal leases office space from Mr. Dale Corman, Thermal's President, on a month-to-month basis for U.S. $500 per month.


                   DESCRIPTION OF THERMAL SECURITIES

     Pursuant to its Restated Articles of Incorporation, Thermal is authorized to issue up to 100,000,000 shares of Common Stock, no par value, and 5,000,000 shares of Preferred Stock, no par value.

COMMON STOCK

     The holders of Common Stock are entitled to one vote for each share held of record on each matter submitted to a vote of shareholders. Further, the holders of Common Stock are entitled to receive ratable dividends when and as declared by the Board of Directors from funds legally available therefor. In the event of a liquidation, dissolution or winding up of Thermal, the holders of Common Stock are entitled to share ratably in all assets remaining after payment to holders of any series of preferred stock or of any other senior securities outstanding at such time.

PREFERRED STOCK

     Thermal also authorized 5,000,000 shares of Preferred Stock. The Board of Directors is authorized to provide for the issuance of other series of Preferred Stock and to determine the rights and privileges of Preferred Stock, including the conversion rights and voting rights of any issuance without any further vote or action by shareholders. 1,427,303 shares of such Preferred Stock are designated as Series A Preferred Stock.

     The holders of Series A Preferred Stock are not entitled to vote except on certain matters where shareholder votes by class are required by law. Further, holders of Series A Preferred Stock are entitled to dividends when and if declared by the Board of Directors and, upon liquidation, dissolution or winding up of Thermal, are entitled to be paid out of the net assets of Thermal before any payment shall be made in respect of Common Stock, an amount equal to three dollars per share plus all declared and unpaid dividends thereon. Each share of Series A Preferred Stock has the right to convert into one share of Common Stock. There are 120,000 shares of Series A Preferred Stock outstanding.

THERMAL WARRANTS

     Thermal has outstanding warrants to purchase 1,100,000 shares of Thermal Common Stock. However, warrants for 600,000 shares are held by Western, leaving warrants for 500,000 shares outstanding upon the consummation of the Arrangement. These warrants for 500,000 shares will expire in May of 1996 and are exercisable at Cdn $.40 per share The Arrangement Agreement provides that Copper will assume the obligation to provide, for delivery for each unexpired and unexercised warrant, Western Common Shares pursuant to the terms of the warrant except that the number of Western stock to be delivered under the warrants purchasable thereunder and the exercise price per share will be adjusted in order to reflect the reorganization exchange ratio. A vote in favor of Proposal 3 will also constitute a vote in favor of the assumption of this obligation by Copper.

THERMAL PLAN OPTIONS.

     In October 1989, Thermal adopted a stock option plan for Thermal officers, directors and employees: the 1989 Incentive Stock Option Plan for directors, officers and employees (the "1989 Plan"). Initially 1,000,000 shares of Thermal Common Stock were reserved for issuance under the 1989 Plan. An additional 500,000 shares of Thermal Common Stock were reserved during the year ended June 30, 1992. Under the 1989 Plan, options are to be granted and priced as determined by the board of directors. Vesting under the 1989 Plan occurs immediately upon the granting of the options.

     As of June 30, 1995, options for 690,000 shares under the 1989 Plan were outstanding with exercise prices ranging from Cdn $.20 to Cdn. $.54. Although the 1989 Plan provides that in the event of the sale of all or substantially all of Thermal's assets the options terminate, the Arrangement Agreement provides that Copper will assume the obligation to provide for delivery for each unexpired and unexercised options, Western Common Shares pursuant to the terms of the option except that the number of Western Common Shares to be delivered under the option purchasable thereunder and the exercise price per share will be adjusted in order to reflect the reorganization exchange ratio. A vote in favor of Proposal 3 will also constitute a vote in favor of the assumption of this obligation by Copper.



cls\thermal5.prx

THERMAL NON-PLAN OPTIONS.

     Thermal has granted options outside of the 1989 Plan ("Non-Plan Options"). As of November 30, 1995, Non-Plan Options for 100,000 shares of Thermal Common Stock at an exercise price of Cdn $.25 were outstanding. This Non-Plan Option was issued to a consultant of Thermal and will expire January 23, 1996. The Arrangement Agreement provides that Copper will assume the obligation to provide for delivery for each unexpired and unexercised option, Western Common Shares pursuant to the terms of the option except that the number of Western stock to be delivered under the options purchasable thereunder and the exercise price per share will be adjusted in order to reflect the reorganization exchange ratio. A vote in favor of Proposal 3 will also constitute a vote in favor of the assumption of this obligation by Copper.


                    PACIFIC CASCADE RESOURCES CORP.

BUSINESS

     GENERAL

     Pacific Cascade Resources Corp., a British Columbia corporation, is a to be formed wholly-owned subsidiary of Thermal. As part of the Arrangement, Thermal will distribute all shares of Common Stock of Pacific held by Thermal to shareholders of Thermal (except for Western) on a pro rata basis. Pacific's primary assets will consist of mineral claims on the Lac de Gras Diamond Property, a 100% working interest in the Kirkland Lake copper-gold property, and a 100% interest in mineral claims in Nye County, Nevada. In addition, Pacific will own mineral and geothermal data relating to western region of the United States. These assets will be transferred by Thermal to Pacific as part of the Arrangement. For a description of these properties, see "Thermal Exploration Company." Due to the speculative nature of these assets, Thermal has assigned no book value to such assets. It is anticipated that Pacific will be engaged in the business of the exploration of mineral properties. Pacific's principal executive office will be located in Vancouver, British Columbia, Canada.

MANAGEMENT

     DIRECTORS AND EXECUTIVE OFFICERS

     F. Dale Corman will serve as the sole director of Pacific until his successor is elected or appointed. It is anticipated that additional directors may be elected to Pacific's board. See "Thermal Exploration Company-Management."

DESCRIPTION OF SECURITIES

     Pacific will be authorized to issue an unlimited number of common and preferred shares, without par value.

     All common shares to be issued to the Thermal shareholders (other than Western) upon the consummation of the Arrangement, will be fully paid and non-assessable. Each holder of record of common shares is entitled to one vote for each common share so held on all matters requiring a vote of shareholders, including the election of directors. There are no preferences, conversion rights, preemptive rights, subscription rights, or restrictions or transfers attached to the common shares. In the event of liquidation, dissolution, or winding up of Pacific, the holders of common shares are entitled to participate in the assets of Pacific available for distribution after satisfaction of the claims of creditors.

     The preference shares may be issued at any time and from time to time in one or more series. The issuance of preference shares by the Board of Directors with voting, conversion or other rights could have the effect of delaying, deferring, or preventing a change in control of Pacific or could adversely affect the voting power of the holders of common shares.

TRANSFER AGENT AND REGISTRAR

     Montreal Trust Company of Canada in Calgary, Alberta, Canada is proposed to be the transfer agent and registrar of Pacific's common shares.


                          DISSENTER'S RIGHTS

REINCORPORATION OF THERMAL TO WYOMING UNDER THE LAWS OF CALIFORNIA

     Any shareholder is entitled to be paid the fair value of its shares in accordance with Section 1300 et seq. of the Corporations Code if the shareholder dissents to the reincorporation of Thermal from the State of California to the State of Wyoming. A shareholder is not entitled to dissent with respect to its shares if any of such shares are voted in favor of the Proposal 1 authorizing the reincorporation. A brief summary of the provisions of Sections 1300 to 1304 of the Code is set forth below and the complete text of Section 1300 et seq. of the Corporations Code is set forth in Appendix C.

     If the reincorporation from the state of California to Wyoming is approved by the required vote of Thermal's shareholders, each holder of shares of Thermal Common Stock or Series A Preferred Stock who abstains from voting or who votes against Proposal 1 and who follows the procedures set forth in Chapter 13 of the Corporations Code, will be entitled to have his or her shares of Thermal Common Stock or Series A Preferred Stock purchased by Thermal for cash at their fair market value. The fair market value of shares of Thermal Common Stock and Series A Preferred Stock will be determined as of the day before the first announcement of the terms of the proposed Arrangement, excluding any appreciation or depreciation in consequence of the proposed Arrangement.

     Within ten days after approval of Proposal 1 by Thermal's shareholders, Thermal must mail a notice of such approval (the "Approval Notice") to all shareholders who abstained or voted against Proposal 1, together with a statement of the price determined by Thermal to represent the fair market value of the applicable Thermal Common Stock or Series A Preferred Stock, a brief description of the procedures to be followed in order for the shareholder to pursue his or her dissenters' rights and a copy of Sections 1300-1304 of the Corporations Code. The statement of price by Thermal constitutes an offer by Thermal to purchase all Thermal Common Stock or Series A Preferred Stock at the stated amount.

     A shareholder of Thermal wishing to exercise dissenters' rights must demand in writing from Thermal the purchase of his or her shares of Thermal Common Stock or Series A Preferred Stock and payment to the shareholder of their fair market value. The demand is not effective for any purpose unless it is received by Thermal or its transfer agent within 30 days of the date which the Approval Notice is mailed to the shareholder. A holder who wishes to exercise dissenters' rights should mail or deliver his or her written demand to Thermal's transfer agent Montreal Trust Company of Canada, Corporation Services Division, 510 Burrard Street, 4th Floor, Vancouver, British Columbia, Canada V6C 3B9 on or before 10:00 a.m. on _______________, 1996. The demand should specify the holder's name and mailing address, the number of shares of Thermal Common Stock or Series A Preferred Stock owned by such shareholder, and state that such holder is demanding purchase of his or her shares and payment of their full market value, and must also contain a statement as to what the shareholder claims to be the fair market value of such shares. Such statement of the fair market value of the shares constitutes an offer by the shareholder to sell such shares to Thermal at that price. In addition, within 30 days after the date on which Approval Notice is mailed to the shareholder, the shareholder must submit the certificate representing any shares, which the shareholder demands that Thermal purchase, to Thermal for endorsement.

     If Thermal and the shareholder agree that the shares are dissenting shares and agree upon the purchase price of the shares, the dissenting shareholder is entitled to the agreed upon price with interest thereon at the legal rate on judgements from the date of such agreement. Payment for the dissenting shares must be made within 30 days after the later of the date of such agreement or the date on which all statutory and contractual conditions to Proposal 1 are satisfied, and will be made subject to receipt by Thermal of the certificates for the dissenting shares.

     If Thermal denies that any of such shares are dissenting shares, or if Thermal and the shareholder fail to agree upon the fair market value of such shareholder's dissenting shares, then within six months after the date the Approval Notice was mailed to shareholders any shareholder who has made a valid written purchase demand may file a complaint in the Superior Court of Nevada County, California, requesting a determination as to whether the shares are dissenting shares or as to the fair market value of such dissenting shares, or both, or may intervene in any pending action on such a complaint brought by any other Thermal shareholder.

     If any holder of shares of Thermal Common Stock who demands the purchase of his or her shares under Chapter 13 fails to perfect, or effectively withdraws or loses his or her right to such purchase, the shares of such holder will be converted into a right to receive that number of shares of Western Common Stock equal to that number of Western Common Shares that the holder would receive if he or she had voted for the Arrangement.

ARRANGEMENT

BRITISH COLUMBIA COMPANY ACT

     As indicated in the Notice of Meeting, under the Plan of Arrangement and pursuant to the Interim Order, a member (REGISTERED SHAREHOLDER) of Western is entitled to dissent and be paid the fair value of his Western Shares in accordance with the procedure set out in Section 231 of the Company Act if the member objects to the Arrangement Resolution and the Arrangement becomes effective. A member may dissent only with respect to all of the Western Shares held by the member on behalf of any one beneficial owner and registered in the member's name. Accordingly, a member is not entitled to dissent with respect to any Western Shares on the Arrangement if the member votes any of such shares beneficially owned by him in favor of the Arrangement Resolution. Only members (REGISTERED SHAREHOLDERS) may exercise dissent rights. IF YOUR SHARES ARE NOT REGISTERED IN YOUR NAME, YOU MUST CONTACT YOUR BROKER, BANK, TRUST COMPANY OR OTHER CUSTODIAN OR TRUSTEE IN WHOSE NAME YOUR SHARES ARE REGISTERED AND INSTRUCT THEM TO DELIVER A NOTICE OF OBJECTION ON YOUR BEHALF. FAILURE TO DO SO WILL RESULT IN THE COMPLETE LOSS OF ANY DISSENTERS' RIGHTS YOU MAY HAVE.

     Under the Interim Order and in accordance with Section 231 of the Company Act, in order to dissent, a registered holder of Western Shares must send a written objection (an "Objection Notice") to the Montreal Trust Company of Canada, Corporate Services Division, 510 Burrard Street, 4th Floor, Vancouver, British Columbia, Canada V6C 3B9, with respect to the Arrangement Resolution on or before 10:00 a.m. (PST), on __, 1996. The execution or exercise of a proxy does not constitute such a written objection. A vote against the Arrangement Resolution or an abstention does not constitute such a written objection, but a member need not vote his Western Shares against the Arrangement Resolution in order to object. Within 10 days after the approval of the Arrangement Resolution by the Western members at the Meeting, Western will send to each member who has filed an Objection Notice a notice stating that the Arrangement Resolution has been adopted (the "Company Notice"). A Company Notice is not required to be sent to any member who voted for the Arrangement Resolution or who has withdrawn the Objection Notice.

     On sending the Objection Notice, a Western member ceases to have any rights as a member except the right to be paid the fair value of his shares in respect of which he has dissented. Shares with respect to which a member has delivered an Objection Notice with respect to the Arrangement Resolution will be deemed to have been cancelled pursuant to the Arrangement unless the dissenting member withdraws the Objection Notice not later than 3:00 p.m. (PST) on the business day immediately preceding the Effective Date or the Arrangement does not proceed, in which case such member's rights are reinstated as of the date the member sent the Objection Notice.

     If the Arrangement becomes effective, Copper will, not later than seven days after the Effective Date, send to each dissenting member a written offer (the "Offer to Purchase") to pay for the Thermal-BC Shares held by the dissenting members an amount considered by the directors of Copper to be the fair value thereof, accompanied by a statement showing how the fair value was determined. Every Offer to Purchase shall be on the same terms. Dissenting members who accept the Offer to Purchase will, unless such payment is prohibited by the Company Act, be paid within 10 days. The Offer to Purchase lapses if Copper does not receive an acceptance within 30 days after the date on which the Offer to Purchase was made.

     If Copper fails to make the Offer to Purchase, or the dissenting member fails to accept the Offer to Purchase, Copper may apply to a court to fix a fair value for the Thermal-BC Shares held by dissenting members within 50 days after the Effective Date or within such further period as the court may allow. Upon any such application by Copper, Copper shall notify each affected dissenting member of the date, place and consequences of the application and of such dissenting member's right to appear and be heard in person or by counsel. If Copper fails to make such an application, a dissenting member has the right to so apply within a further period of 20 days or within such further period as the Court may allow. The applications referred to above shall be made to a Court having jurisdiction in the place where Copper has its registered office (currently being Vancouver, British Columbia, Canada) or in the province where the dissenting member resides if Copper carries on business in that province (Copper carries on business only in British Columbia). All dissenting members whose Copper Shares have not been purchased by Copper will be joined as parties to the application and will be bound by the decision of the Court. The Court may determine whether any person is a dissenting member who should be joined as a party and the Court will fix a fair value for the Thermal-BC Shares of all dissenting members.

     If the Arrangement becomes effective, a member who complies with each of the steps required to dissent effectively is entitled to be paid the fair value of the Thermal-BC Shares in respect of which he dissents, determined as of the close of business on the day before the Meeting. The directors of Western may, in certain circumstances, terminate the Arrangement, including if sufficient Thermal-BC Shares are subject to Objection Notices.

     If the Arrangement is implemented, a dissenting member who is ultimately not entitled to be paid fair value for his or her Thermal-BC Shares for any reason, including the failure of the dissenting member to comply with each of the steps required to dissent, shall be deemed to have participated in the Arrangement on the same basis as any non-dissenting holder of Thermal-BC Shares.

STRICT COMPLIANCE WITH DISSENT PROVISIONS REQUIRED

     The foregoing summaries do not purport to provide comprehensive statements of the procedures to be followed by a dissenting shareholder who seeks payment of the fair value of his shares of Thermal Common Stock. Section 1300 of the Code and Section 231 of the Company Act each require strict adherence to the procedures established therein and failure to do so may result in the loss of all dissenters' rights. Accordingly, each shareholder who might desire to exercise dissenters' rights should carefully consider and comply with the provisions of these sections, the full texts of which are set out in Appendix C to this Proxy Statement and consult his legal advisor.


                             LEGAL MATTERS

     Bartel Eng Linn & Schroder, Sacramento, California is acting as counsel for Thermal in connection with certain legal matters relating to the Arrangement. Smith, Lyons, Torrance, Stevenson & Mayer, Vancouver, British Columbia is acting as counsel for Western in connection with certain legal matters relating to the Arrangement.


                         STOCKHOLDER PROPOSALS

     If the Arrangement is not consummated, it is currently anticipated that the 1996 Annual Meeting of Shareholders of Thermal will be held on or about May 17, 1996. If such meeting is held, shareholder proposals intended to be presented at such meeting were required to be received by Thermal not later than May 17, 1996 for inclusion on the proxy materials for such meeting.




cls\thermal5.prx

                                 OTHER MATTERS

     Thermal is not aware of any other matters to be brought before this Meeting. However, if any other matters should come before the Meeting, the persons named on the proxy will vote such proxy in accordance with their judgement on such matters. Further, it is not anticipated that a representative of Deloitte & Touche will be at the Meeting to answer questions.

                                            By Order of the Board

                                            (signed) "James E. Lanigan"
                                            JAMES E. LANIGAN, SECRETARY
January __, 1996



cls\thermal5.prx

                     INDEX TO FINANCIAL STATEMENTS

                                                                   Page

Western Copper Holdings Limited

  Auditors' Report .................................................F-1
  Balance Sheets as at September 30, 1995 and 1994..................F-2
  Statements of Loss and Deficit For Each of the Years in the
     Five Year Period Ended September 30, 1995......................F-3
  Statements of Changes in Financial Position For Each of the
     Years in the Five Year Period Ended September 30, 1995.........F-4
  Notes to Financial Statements.....................................F-5


Thermal Exploration Company

  Balance Sheets as at September 30, and June 30, 1995 (unaudited).F-14 Statements of Operations and Deficit For the Three Months
     Ended September 30, 1995 and 1994 (unaudited).................F-15
  Statements of Cash Flows for the Three Months
     Ended September 30, 1995 and 1994 (unaudited).................F-16
  Notes to Financial Statements....................................F-17

  Report of Independent Auditors...................................F-18
  Balance Sheets as at June 30, 1995 and 1994......................F-19
  Statements of Operations and Deficit for the Three Months Ended
     for the Years Ended June 30, 1995 and 1994....................F-20
  Statements of Stockholders' Equity
     for the Years Ended June 30, 1995 and 1994....................F-21
  Statements of Cash Flows for the for the Three Months Ended
     for Years Ended June 30, 1995 and 1994........................F-22
  Notes to Financial Statements....................................F-23


Western Copper Holdings Limited

  Compilation Report...............................................F-29
  Pro Forma Consolidated Balance Sheet As of
     September 30, 1995 (unaudited)................................F-30
  Pro Forma Consolidated Statement of Loss For the
     Year Ended September 30, 1995 (unaudited).....................F-31
  Notes to Pro Forma Consolidated Financial Statements
     As of September 30, 1995......................................F-32


cls\thermal5.prx

AUDITORS' REPORT


TO THE DIRECTORS OF WESTERN COPPER HOLDINGS LIMITED


We have audited the balance sheets of Western Copper Holdings Limited as at September 30, 1995 and 1994 and the statements of loss and deficit and changes in financial position for each of the years in the five year period ended September 30, 1995. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with Canadian generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these financial statements present fairly, in all material respects, the financial position of the company as at September 30, 1995 and 1994 and the results of its operations and the changes in its financial position for each of the years in the five year period ended September 30, 1995 in accordance with Canadian generally accepted accounting principles.


COOPERS & LYBRAND


Vancouver, B.C.
October 20, 1995


therm-1p.rx

WESTERN COPPER HOLDINGS LIMITED
BALANCE SHEETS
AS AT SEPTEMBER 30, 1995 AND 1994


                                                   1995              1994



ASSETS

CURRENT ASSETS
Cash and short-term deposits                  $  237,601        $  565,957
Accounts receivable (note 7)                     103,969            45,607
Working capital loan receivable (note 3)         100,995


                                                 442,565           611,564

LOAN RECEIVABLE (note 3)                         252,828

INVESTMENT IN ASSOCIATED COMPANY (note 5)      1,656,601         1,399,800

MINERAL PROPERTIES AND DEFERRED
EXPLORATION AND DEVELOPMENT COSTS (note 4)     2,075,290         1,877,324


                                              $ 4,427,284       $ 3,888,688


LIABILITIES

CURRENT LIABILITIES
Accounts payable and accrued liabilities (note 7) $ 246,577     $   66,473


SHAREHOLDERS' EQUITY

SHARE CAPITAL (note 6)
Authorized -
20,000,000  shares without par value

Issued -
 5,367,058  shares (1994 - 4,967,058)          4,704,838         4,054,838

DEFICIT                                         (524,131)         (232,623)


                                               4,180,707         3,822,215


                                              $ 4,427,284       $ 3,888,688


APPROVED BY THE DIRECTORS                       NATURE OF OPERATIONS (note 1)
                                               CONTINGENT LIABILITY (note 10)

Director


Director
    The attached notes form an integral part of these financial statements.

therm-1p.rx

WESTERN COPPER HOLDINGS LIMITED
STATEMENTS OF LOSS AND DEFICIT
FOR EACH OF THE YEARS IN THE FIVE YEAR
PERIOD ENDED SEPTEMBER 30, 1995


                                1995          1994         1993         1992          1991
Revenue

Dividends                    $            $             $            $             $   3,244
Interest                        53,154        23,048        9,702         3,984           27
                            ________________________________________________________________
                                53,154        23,048        9,702         3,984        3,271
                            ________________________________________________________________
Exploration and
Development Costs               12,355        32,368       38,327         5,531        9,522
                            ________________________________________________________________
Administration Expenses

Audit and legal                 92,725        18,173        4,854        18,894       11,971
Consulting                      29,419        26,857       20,811        32,620
Filing, transfer fees and annual
  reports                       45,736        41,145       40,312        30,451       22,333
Foreign exchange loss           18,031
Interest                             8           626        2,043         3,738        3,717
Loss (gain) on sale of options
  and shares                                                             18,744      (17,983)
Miscellaneous                    5,144         6,317        2,766         8,520       14,662
Office services and rent (note 7) 30,000      30,000       30,525        28,950       27,900
Promotion and advertising        8,045        20,731       22,868        18,448        1,137
Share registration expenses                                                           38,746
                                ____________________________________________________________

                               229,108       143,849      124,179       160,365      102,483
                               _____________________________________________________________

Loss Before the
Following:                    (188,309)     (153,169)    (152,804)     (161,912)    (108,734)

Recovery of Deferred
Income Taxes                                                5,843        69,622       46,756

Equity in Loss of
Associated Company            (103,199)
                              ______________________________________________________________

Loss for the Year             (291,508)     (153,169)    (146,961)      (92,290)     (61,978)

Retained Earnings
(Deficit) - Beginning
of Year                       (232,623)      (79,454)      67,507       159,797      221,775
                              ______________________________________________________________

Retained Earnings
(Deficit) - End of Year      $ (524,131)  $ (232,623)   $ (79,454)   $   67,507    $ 159,797
                              ______________________________________________________________
                              ______________________________________________________________

Loss per Share               $   (0.06)   $    (0.04)   $   (0.04)   $    (0.03)   $   (0.05)
                              _______________________________________________________________
                              _______________________________________________________________

Weighted Average
Number of Shares
Outstanding                  5,225,391     4,184,323    3,549,348     2,667,071    2,042,037
                             _______________________________________________________________


        The attached notes form an integral part of these financial statements.


therm-1p.rx

WESTERN COPPER HOLDINGS LIMITED
STATEMENTS OF CHANGES IN FINANCIAL POSITION
FOR EACH OF THE YEARS IN THE FIVE YEAR
PERIOD ENDED SEPTEMBER 30, 1995


                                1995          1994         1993         1992          1991
CASH PROVIDED FROM
(USED FOR)
OPERATING ACTIVITIES
LOSS FOR THE YEAR          $  (291,508)  $  (153,169) $  (146,961)  $   (92,290) $   (61,978)
ITEMS NOT AFFECTING CASH -
  LOSS (GAIN) ON SALE OF
     OPTIONS AND SHARES                                                  18,744      (17,983)
  EQUITY IN LOSS OF ASSOCIATED
     COMPANY                   103,199
  DEFERRED INCOME TAXES                                    (5,843)      (69,622)     (46,756)
                           __________________________________________________________________

                              (188,309)     (153,169)    (152,804)     (143,168)    (126,717)
Change in non-cash working
capital balances -
  Accounts receivable          (58,362)      (23,142)      64,183       (65,347)     (21,301)
  Marketable securities                                                 255,621     (256,382)
  Working capital loan
     receivable               (100,995)
  Accounts payable and
     liabilities               180,104         5,924     (182,849)       25,640      192,746
                           __________________________________________________________________
                              (167,562)     (170,387)    (271,470)       72,746     (211,654)
                           __________________________________________________________________
Financing Activities
Shares issued -
  For cash                     650,000       577,000      806,890     1,054,528      152,475
  For debt extinguished                                                               32,644
  For investment                           1,399,800
  For mineral properties                      31,500
Increase (reduction) of
  notes payable                              (23,510)       1,608       (38,098)      33,880
                           __________________________________________________________________
                               650,000     1,984,790      808,498     1,016,430      218,999
                           __________________________________________________________________

Investing Activities
Reclassification of investments
  to marketable securities                                                           338,715
Loan receivable               (252,828)
Mineral properties and
  deferred exploration
     and development costs    (197,966)     (468,624)    (239,418)     (944,073)    (184,241)
Investment in associated company (360,000) (1,399,800)
                           __________________________________________________________________
                              (810,794)   (1,868,424)     239,418      (944,073)     154,474
                           __________________________________________________________________

Increase (Decrease)
in Cash and
Short-Term Deposits           (328,356)      (54,021)     297,610       145,103      161,819
Cash and Short-Term
Deposits - Beginning
of Year                        565,957       619,978      322,368       177,265       15,446
                           __________________________________________________________________

Cash and Short-Term
Deposits - End of Year     $   237,601   $   565,957  $   619,978   $   322,368  $   177,265
                           __________________________________________________________________
                           __________________________________________________________________

    The attached notes form an integral part of these financial statements.

therm-1p.rx

WESTERN COPPER HOLDINGS LIMITED
NOTES TO FINANCIAL STATEMENTS
FOR EACH OF THE YEARS IN THE FIVE YEAR
PERIOD ENDED SEPTEMBER 30, 1995


1.   NATURE OF OPERATIONS

     The company is currently planning development of the Carmacks Copper Project. Following the favorable results of a feasibility study conducted in 1993 and 1994, recent focus has been placed on the permitting process and environmental review. The company is proceeding with a corporate restructuring with Thermal Exploration Company (Thermal) and to arrange financing for the mining operation.

     Exploration is continuing on the other 13 zones at Carmacks Copper, as well as other mineral properties.

     The financial statements have been prepared on a basis that assumes the company will commence operations and will be able to realize its assets and discharge its liabilities in the normal course of business. The recoverability of the amounts shown for mineral property costs is dependent upon the existence of economically recoverable reserves, the ability of the company to obtain the necessary financing to continue the development of its mining properties, and upon future profitable production. The financial statements do not reflect the adjustments to the carrying values of assets and liabilities that would be necessary if the company is unable to commence operations.


2.   SIGNIFICANT ACCOUNTING POLICIES

     CANADIAN GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

     These financial statements have been prepared in accordance with Canadian generally accepted accounting principles. Differences between Canadian and United States generally accepted accounting principles which would have a material effect on these financial statements are explained in note 9.

     MINERAL PROPERTIES AND DEFERRED EXPLORATION AND DEVELOPMENT COSTS

     The company records its interest in mineral properties at cost. Exploration and development expenditures relating to properties that have economically recoverable reserves or significant mineralization requiring additional exploration are deferred and amortized against future production following commencement of commercial production or written off if the properties are sold, allowed to lapse or abandoned. Carrying values of mineral properties and related deferred costs are reviewed on a regular basis and, where necessary, are written down to their estimated recoverable amount.

     INVESTMENT IN ASSOCIATED COMPANY

     The investment in Thermal Exploration Company, over which the company has significant influence, is accounted for by the equity method. When there has been a loss of value of the investment that is other than a temporary decline, the investment is written down to recognize the loss.

therm-1p.rx

WESTERN COPPER HOLDINGS LIMITED
NOTES TO FINANCIAL STATEMENTS
FOR EACH OF THE YEARS IN THE FIVE YEAR
PERIOD ENDED SEPTEMBER 30, 1995


2.   SIGNIFICANT ACCOUNTING POLICIES (continued)

     TRANSLATION OF FOREIGN CURRENCY

     Monetary assets and liabilities resulting from foreign currency transactions are translated into Canadian dollars using the year-end conversion rates. Other assets are translated at rates prevailing at acquisition dates. Exchange gains or losses arising on translation are included in earnings for the year.

     CASH EQUIVALENTS

     For the purpose of the statement of changes in financial position, the company considers cash equivalents to be cash, as well as short-term investments with an initial maturity of 90 days or less.


3.   LOANS RECEIVABLE

                                                  1995              1994


     Working capital loan receivable -
     U.S. $75,000, without interest,
     due November 1, 1995                       $ 100,995         $

     Loan receivable -
     U.S. $175,000.  Interest is
     charged at 10% per year,
     compounded semi-annually                    252,828


                                                $ 353,823         $    Nil


     Title to the El Salvador property has been pledged as security for the loans.

     The U.S. $175,000 loan is callable anytime after November 1, 1995. However, if the company outlines three million tons grading 2% copper, the loan will be forgiven and the forgiven amount will be considered as an exploration expenditure of the El Salvador property (note 4).


4.   MINERAL PROPERTIES AND DEFERRED EXPLORATION AND DEVELOPMENT COSTS

                                             COSTS                     COSTS
                                           INCURRED                  INCURRED

                            TOTAL COSTS     DURING     TOTAL COSTS    DURING      TOTAL COSTS
                              TO 1993      THE YEAR      TO 1994     THE YEAR       TO 1995
                           __________________________________________________________________
            Carmacks       $ 1,384,719   $   463,564  $ 1,848,283   $   193,127  $ 2,041,410
            Copper Basin        23,981         5,060       29,041           234       29,275
            El Salvador                                                   4,605        4,605
                           _________________________________________________________________
                           $ 1,408,700   $   468,624  $ 1,877,324   $   197,966  $ 2,075,290
                           _________________________________________________________________
                           _________________________________________________________________
therm-1p.rx


WESTERN COPPER HOLDINGS LIMITED
NOTES TO FINANCIAL STATEMENTS
FOR EACH OF THE YEARS IN THE FIVE YEAR
PERIOD ENDED SEPTEMBER 30, 1995


4.   MINERAL  PROPERTIES   AND   DEFERRED  EXPLORATION  AND  DEVELOPMENT  COSTS
     (continued)

     (a)  Carmacks (Formerly Williams Creek Property)

          The company has a 50% joint venture interest in 232 contiguous claims and partial claims in the  Whitehorse  Mining  District  of the Yukon
          Territory   by   making  staged  exploration  expenditures  totalling
          $2,000,000.

          During the year ended September 30, 1994, the company purchased a 10% net profit interest from a third party, settled by way of the issue of 35,000 common shares of the company at a price of $0.90 per share.
          The joint venturer, Thermal, was granted 50% of this interest for the sum of $15,750 to maintain its 50% joint venture participation.

     (b)  Copper Basin Property

          The company has a 100% interest in 12 Copper Basin lode claims located in San Bernardino county, California.

     (c)  El Salvador Property

          The company  has  an  option  to  acquire  a  100% interest in the El
          Salvador property in central Mexico.  To acquire  the  interest,  the
          company   must  incur  aggregate  exploration  expenditures  of  U.S.
          $100,000 by  November  1,  1995,  $300,000  by  November  1, 1996 and
          $1,500,000 by November 1, 1997.  The property vendor retains  a  2.5%
          NSR  if  the price of copper is less than U.S. $1 per pound and 3% if the price  of  copper  is in excess of $1 per pound.  Discussions are underway with another company  to  establish a 50/50 joint venture on this property.


5.   INVESTMENT IN ASSOCIATED COMPANY

                       1995                              1994
           ______________________________     _____________________________

           Number     Carrying    Market      Number    Carrying     Market
           of shares     value      value     of shares    value       value
           ______________________________     ______________________________
Thermal
Exploration
Company   5,830,000  $ 1,656,601 $ 1,457,500 4,630,000  $ 1,399,800 $ 1,527,900
          __________________________________ __________________________________


     On September 8, 1994, the company purchased a 32% interest in Thermal from Queenston Mining Inc. for a consideration of $1,399,800, settled by way of the issue of 600,000 common shares (note 6(b)), and a warrant to purchase a further 400,000 common shares at a price of $2.70 per share for a period of 24 months.

     On March 1, 1995, the company acquired 1,200,000 common shares at $0.30 per share and warrants to purchase an additional 600,000 common shares at $0.35 per share exercisable for a period of 12 months.

     As of September 30, 1995, the company owns 34.5% of the outstanding common shares of Thermal.

therm-1p.rx


WESTERN COPPER HOLDINGS LIMITED
NOTES TO FINANCIAL STATEMENTS
FOR EACH OF THE YEARS IN THE FIVE YEAR
PERIOD ENDED SEPTEMBER 30, 1995


6.   SHARE CAPITAL

     (a)  Authorized -
          20,000,000 shares without par value

     (b)  Issued -

                                                 Shares            Amount


          Balance - September 30, 1992         3,168,558        $ 1,239,648

          Issued -
            For cash (i)                         350,000           350,000
            For warrants exercised (ii)          363,500           436,190
            For stock options exercised (iii)     46,000            20,700


          Balance - September 30, 1993         3,928,058         2,046,538

          Issued -
            For cash (i)                         334,000           521,000
            For stock options exercised (iii)     70,000            56,000
            For investment (note 5)              600,000         1,399,800
            For mineral properties (note 4(a))    35,000            31,500


          Balance - September 30, 1994         4,967,058         4,054,838

          Issued -
            For cash (i)                         300,000           570,000
            For stock options exercised (iii)    100,000            80,000


          Balance - September 30, 1995         5,367,058        $ 4,704,838


          i. During the year ended September 30, 1995, the company received from Teck Corporation $570,000 from the private placement of 300,000 units, comprising 300,000 common shares at $1.90 per share, and share purchase warrants to purchase an additional
              300,000 common shares at $2.10 per share, exercisable on or before November 3, 1995.

              During the year ended September 30, 1994, the company arranged private placements for the issue of 334,000 common shares for net proceeds of $521,000.

              During the year ended  September  30,  1993,  the  company issued
              350,000 flow-through shares at $1.00 per share for net proceeds of $350,000.

therm-1p.rx


WESTERN COPPER HOLDINGS LIMITED
NOTES TO FINANCIAL STATEMENTS
FOR EACH OF THE YEARS IN THE FIVE YEAR
PERIOD ENDED SEPTEMBER 30, 1995


6.   SHARE CAPITAL (continued)

     (b)  Issued - (continued)

          ii. Share Purchase Warrants

                                                                 Amounts per
                                                 Shares             share


              Balance - September 30, 1992       710,730         $    1.20

              Exercised                         (363,500)             1.20
              Expired                           (347,230)             1.20


              Balance - September 30, 1993           Nil

              Granted                            534,000       1.85 - 2.70


              Balance - September 30, 1994       534,000       1.85 - 2.70

              Expired                           (134,000)             1.85
              Granted (note 6(b)i)               300,000              2.10


              Balance - September 30, 1995       700,000      $2.10 - 2.70


              During the year ended September 30, 1994, the company granted warrants to purchase an aggregate of 534,000 shares at prices ranging from $1.85 to $2.70 expiring between July 1995 and August
              1996.

          iii. Stock Options
                                                                 Amounts per
                                                 Shares             share


              Balance - September 30, 1992       224,500      $0.45 - 1.35

              Exercised                          (46,000)             0.45
              Expired                           (178,500)      0.45 - 1.35


              Balance - September 30, 1993           Nil

              Granted                            500,000       0.80 - 1.85
              Exercised                          (70,000)             0.80


              Balance - September 30, 1994       430,000

              Expired                           (100,000)             0.80


              Balance - September 30, 1995       330,000      $0.80 - 1.85


therm-1p.rx


WESTERN COPPER HOLDINGS LIMITED
NOTES TO FINANCIAL STATEMENTS
FOR EACH OF THE YEARS IN THE FIVE YEAR
PERIOD ENDED SEPTEMBER 30, 1995


6.   SHARE CAPITAL (continued)

          iii. Stock Options (continued)

              During  the  year  ended  September  30,  1995,  stock options to purchase 100,000 shares were exercised by directors and employees of  the company at a price of $0.80 per share for total  proceeds
              of $80,000.   Subsequent  to  the  year  end, options to purchase
              160,000 shares were exercised for total proceeds of $128,000.

              During  the year ended September 30, 1994,  options  to  purchase
              330,000 shares were granted to directors and employees and, during the year, stock options to purchase 70,000 shares were exercised by directors and employees at a price of $0.80 per share for total proceeds of $56,000. A further 170,000 options exercisable at $1.85 per share and expiring May 1996 were granted to Teck Corporation.


7.   RELATED PARTY TRANSACTIONS

     (a) Included in accounts receivable is $74,419 (1994 - $35,109) owed by Thermal to the company.

     (b) Included in accounts payable is $46,595 (1994 - $63,673) owing to companies with common directors.

     (c)  During  the  year  ended  September 30, 1995,  the  company  incurred
          $30,000 (1994 - $30,000; 1993  -  $30,525;  1992  -  $28,950;  1991 -
          $27,900) in charges for office services and rent from a company with common directors.


8.   INCOME TAXES

     As   at   September   30,  1995,  the  company  has  operating  losses  of
     approximately $318,000  which  start  to  expire  in  1998 and accumulated exploration  and  development  expenditures  of approximately  $1,575,000, which are all available for reduction of future taxable income.  No future tax benefit has been recognized in the accounts.


therm-1p.rx


WESTERN COPPER HOLDINGS LIMITED
NOTES TO FINANCIAL STATEMENTS
FOR EACH OF THE YEARS IN THE FIVE YEAR
PERIOD ENDED SEPTEMBER 30, 1995


9.   MATERIAL DIFFERENCES BETWEEN CANADIAN AND UNITED STATES
     GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (GAAP)

     The  company  prepares  its  financial  statements   in   accordance  with
     accounting principles generally accepted in Canada (Canadian  GAAP), which differ  in  certain respects from those principles that the company  would have followed  had  its  financial  statements been prepared in accordance with accounting principles generally  accepted  in the United States (U.S.
     GAAP).  The major differences between Canadian and U.S. GAAP are described below,  and  its  effects on the financial statements  are  summarized  as follows:

     (a)  Statement of Cash Flow

          In accordance  with  Canadian  GAAP,  the statement of cash flow must
          include  non-cash  financing and investing  activities.   Under  U.S.
          GAAP, the statement  of  cash  flow  includes  only  those items that directly  affect  cash,  and  any  non-cash  financing  or  investing activities  are shown in a separate schedule outside of the statement
          of cash flow.   The investing and financing activities of the company
          that would not be  included  in the statement of cash flow, and would be disclosed in a separate schedule, are as follows:

                               FOR THE YEARS ENDED SEPTEMBER 30,
                _____________________________________________________________
                  1995          1994         1993         1992          1991
                _____________________________________________________________
Financing
Activities
Cash provided
from (used for)
per Canadian
GAAP         $   650,000   $ 1,984,790  $   808,498   $ 1,016,430  $   218,999

Share Capital
Issued for
  investments               (1,399,800)
Issued for
  property
  interest                     (31,500)
Issued for debt
  extinguishment                                                       (32,644)
Notes payable                                                           26,120
            ___________________________________________________________________
Cash Provided
from (used
for) Financing
Activities per
U.S. GAAP   $   650,000   $   553,490  $   808,498   $ 1,016,430  $   212,475
            ___________________________________________________________________
            ___________________________________________________________________
Investing
Activities
Cash provided
from (used for)
per Canadian
GAAP        $  (810,794)  $ (1,868,424) $ (239,418)  $  (944,073) $   154,474

Investments                  1,399,800                               (338,715)

Deferred
Exploration                     31,500
            ___________________________________________________________________

Cash Provided
from (used for)
Investing
Activities per
U.S. GAAP   $  (810,794)  $  (437,124) $  (239,418)  $  (944,073) $  (184,241)
            __________________________________________________________________
            __________________________________________________________________
therm-1p.rx


WESTERN COPPER HOLDINGS LIMITED
NOTES TO FINANCIAL STATEMENTS
FOR EACH OF THE YEARS IN THE FIVE YEAR
PERIOD ENDED SEPTEMBER 30, 1995


9.   MATERIAL DIFFERENCES BETWEEN CANADIAN AND UNITED STATES
     GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (GAAP) (continued)

     (b)  Income Taxes

          Under Canadian GAAP, income taxes are accounted for using the deferral method of tax allocation.

          U.S. GAAP requires that income taxes be accounted for in accordance with Financial Accounting Standards Board Statement No. 109 (SFAS
          109). The application of SFAS 109 would have no material effect on the assets, liabilities or operations for the years presented in these financial statements as any deferred tax assets related to approximately $1,900,000 of costs available for deduction for tax purposes would be eliminated by the recording of a valuation allowance.


10.  CONTINGENT LIABILITY

     Pursuant to the requirements of a power supply agreement with respect to the Carmacks property, in the event of termination of power service prior to the full service date, the company is committed to reimburse the Yukon
     Energy Corporation for project expenditures incurred to a maximum of $75,000 including carrying charges, of which 50% would be recoverable pursuant to the Thermal joint venture agreement.


11.  SUBSEQUENT EVENTS

     (a) Subsequent to the year ended September 30, 1995, the company and Thermal entered into an arrangement agreement whereby:

          i.  Thermal will transfer  certain assets, which include an option to acquire a 70% interest in  approximately  38,000 acres located in the Lac de Gras area in the Northwest Territories  of  Canada,  a
              1.5%  net  smelter  interest  in  the  Kirkland  Lake Copper-Gold property,  mineral  claims in Nye County, Nevada and  geothermal, mineral and seismic data,  to  Pacific  Cascade  Resources  Corp.
              (Pacific),  a wholly owned subsidiary of Thermal to be formed  as
              part of this  reorganization.   Thermal  will  distribute  to its
              shareholders,  except  the company, the shares of Pacific.  These assets are currently not valued in the accounts of Thermal.

          ii. The company's wholly owned subsidiary, No. 385 Sail View Ventures
              Ltd., will amalgamate with  Thermal  to form Carmacks Copper Ltd.
              (Copper),  a  B.C.  company wholly owned  by  the  company.   The
              company will issue to  Thermal's shareholders, other than itself, one common share of the  company for each five common or Series A
              preferred shares of Thermal.   The company will receive shares of
              Copper  as  consideration  for the  shares  issued  to  Thermal's shareholders.

              This business combination, which will be accounted for under the purchase method of accounting, is subject to shareholder and regulatory approval.

therm-1p.rx


WESTERN COPPER HOLDINGS LIMITED
NOTES TO FINANCIAL STATEMENTS
FOR EACH OF THE YEARS IN THE FIVE YEAR
PERIOD ENDED SEPTEMBER 30, 1995


11.  SUBSEQUENT EVENTS (continued)

     (b) On October 25, 1995, Prime Equities International Corporation (Prime) announced that, following a positive due diligence review, its Board of Directors has approved closing of the agreement to acquire Teck
          Corporation's 1,983,726 shares of the company on November 2, 1995.

          At closing, Prime will appoint four designates to the company's Board of Directors, so that the Directors shall be:

              Robert Quartermain - Director
              John Harvey     - Director
              Murray Pezim    - Chairman of the Board
              Michael Pezim   - Director
              Dale Corman     - Director and President

          Other subsequent events are disclosed elsewhere in these financial statements.

therm-1p.rx



                      THERMAL EXPLORATION COMPANY
                            BALANCE SHEETS
                              (UNAUDITED)
                      (Expressed in U.S. Dollars)


                                           SEPT. 30, 1995      JUNE 30, 1995
ASSETS
 Cash & Cash Equivalents                     $    1,448    $      958
 Receivables                                      9,560        75,497

    Total Current Assets                         11,008        76,455

DEFERRED EXPLORATION COSTS
AND MINERAL CLAIMS                           1,671,562      1,591,095

OTHER                                                516          630

TOTAL ASSETS                                $1,683,086     $1,668,180

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES

 Accounts Payable and Accrued Expenses       $ 187,022     $   97,494

   Total Current Liabilities                   187,022         97,494

ACCOUNTS PAYABLE TO BE REFINANCED                -0-          108,000

TOTAL LIABILITIES                              187,022        205,494

STOCKHOLDERS' EQUITY

  Convertible Series A Preferred Stock 5,000,000
   Shares Authorized; 155,000 Shares Issued and
   Outstanding; $3.00 Per Share
   Liquidation Preference                      465,000        465,000

  Common Stock, 100,000,000 Shares Authorized, No Par;
   16,915,528 and 16,415,528 Outstanding at
   Sept. 30, 1995 and June 30, 1995,
   Respectively                              6,841,910      6,730,910

  Accumulated Deficit                       (5,810,846)    (5,733,224)

  Total Shareholders' Equity                 1,496,064      1,462,686

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY  $1,683,086     $1,668,180







  The Accompanying Notes are an Integral Part of These Financial Statements.

therm-1p.rx



                      THERMAL EXPLORATION COMPANY
                 STATEMENTS OF OPERATIONS AND DEFICIT
                              (UNAUDITED)
                      (Expressed in U.S. Dollars)


                                              FOR THE THREE MONTHS
                                               ENDED SEPTEMBER 30,
                                           1995                  1994

REVENUE:
  Income                              $    -0-                  $  -0-

    Total Revenues                         -0-                     -0-

EXPENSES:
  Consulting Fees & Contract Labor            11,220              8,820
  Professional Fees                           53,812              1,856
  Rent & Utilities                             2,837              2,604
  Stock Maintenance                            4,107              2,652
  Travel                                         455                321
  Other                                        3,255              3,996

    Total Expenses                            75,686             20,249

OPERATING LOSS                               (75,686)           (20,249)

OTHER INCOME
  Gain on Asset Disposal                       -0-               40,718
  Interest Income                                  1                  1
  Currency Gain (Loss)                        (1,137)               365

  Income (Loss) before Income Taxes          (76,822)            20,835

  Provision for Income Tax                       800                800

    Net Income (Loss)                      $(77,622)            $20,035

  Net Income (Loss) Per Share               $   .00           $     .00

  Common Shares Outstanding              16,915,528          14,532,193









The Accompanying Notes are an Integral Part of These Financial Statements.



therm-1p.rx



                      THERMAL EXPLORATION COMPANY
                       STATEMENTS OF CASH FLOWS
                              (UNAUDITED)
                      (Expressed in U.S. Dollars)


                                              FOR THE THREE MONTHS
                                               ENDED SEPTEMBER 30,
                                           1995                  1994

CASH FLOWS FROM OPERATING ACTIVITIES:
  Net Income (Loss)                      $(77,622)             $ 20,035
  Adjustments to Reconcile Net
   Income (Loss) to Cash
   Provided By Operating Activities:
     Depreciation                             114                    270
     Amortization of Intangibles              -0-                    236
   Gain on Sale of Assets                     -0-                (40,718)
   Increase in Receivables                                          (100)
   Increase (Decrease) in Accrued
     Liabilities                           89,528                  8,927
   Payment of Accounts Payable
     to be Refinanced                    (108,000)                   -0-

Net Cash Flows used by
   Operating Activities                   (95,440)               (11,350)

CASH FLOWS FROM INVESTING ACTIVITIES:
  Investment in Joint Venture             (80,467)               (12,143)
  Decrease in Receivables from
      Sale of Land                         65,397                    -0-
Net Cash Flows used by Investing
  Activities                              (15,070)              (12,143)


CASH FLOWS FROM FINANCING ACTIVITIES:
   Proceeds of Stock Issuance             111,000                 -0-

Net Increase (Decrease) in Cash
   and Equivalents                            490               (23,493)

Cash and Equivalants at Beginning of Period   958                29,330

Cash and Equivalants at End of Period    $  1,448              $  5,837

Schedule of Noncash Financing Activities:
 Securities Received on Sale of
  Investment in Mining Claim                                   $ 44,000






The Accompanying Notes are an Integral Part of these Financial Statements.


therm-1p.rx



                      THERMAL EXPLORATION COMPANY
                     NOTES TO FINANCIAL STATEMENTS
                          SEPTEMBER 30, 1995
                              (UNAUDITED)


NOTE 1 - FINANCIAL STATEMENTS

      The statement of financial position as of September 30, 1995, the statements of operations and cash flows for the three month periods ended
September 30, 1995 and 1994, have been prepared  by Thermal Exploration Company
(the "Company") without audit. In the opinion of management, all necessary adjustments have been made to present fairly the financial position, results of operations, and the cash flows for all periods presented.

     Footnote disclosures and other information normally included in annual financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted.

     It is suggested that these financial statements be read in conjunction with the Company's fiscal year 1995 and 1994 audited financial statements and notes thereto included elsewhere in this proxy statement. The results of operations for the periods ended September 30, 1995 and 1994, are not necessarily indicative of the operating results for the full years.

NOTE 2 - SUBSEQUENT EVENTS

     On November 2, 1995 the Company's president was appointed to also serve as president of Western, the Company's joint venture partner in the Carmacks
Copper Project.


therm-1p.rx




INDEPENDENT AUDITORS' REPORT


Board of Directors
Thermal Exploration Company

We have audited the accompanying  balance sheets of Thermal Exploration Company
(Company) as of June 30, 1995 and 1994, and the related statements of operations, stockholders' equity and cash flows for the years then ended.
These financial statements are the responsibility of the Company's  management.
Our responsibility is to express an opinion on these financial statements based on our audits.

We  conducted  our  audits  in  accordance  with  generally  accepted  auditing
standards.   Those  standards  require  that  we  plan and perform the audit to obtain reasonable assurance about whether the financial  statements are free of material misstatement.  An audit includes examining, on a  test basis, evidence
supporting the amounts and disclosures in the financial statements.   An  audit
also   includes  assessing  the  accounting  principles  used  and  significant estimates  made  by  management,  as  well  as evaluating the overall financial statement presentation.  We believe that our  audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of Thermal Exploration Company as of June 30, 1995 and 1994, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

As discussed in Note 2 to the financial  statements, the balance sheets include
$1,591,095 and $1,405,304 in deferred exploration  costs  and mineral claims at
June 30, 1995 and 1994, respectively.  As emphasized in Note 2, the recovery of
these   costs   is  dependent  upon  the  future  development  of  economically recoverable mineral  reserves,  the  Company's  ability to obtain the necessary permits and financing to successfully place the properties into production, and upon future profitable operations.

The  accompanying  financial statements have been prepared  assuming  that  the
Company will continue  as  a  going  concern.   As  discussed  in Note 3 to the
financial  statements,  the  Company's  recurring  losses  from operations  and working  capital  deficiency  raise  substantial  doubt  about its  ability  to continue as a going concern.  Management's plans concerning  these  matters are
also  discussed  in  Note  3.   The  financial  statements  do  not include any
adjustments that might result from the outcome of this uncertainty.



Deloitte & Touche LLP
August 21, 1995

therm-1p.rx




THERMAL EXPLORATION COMPANY

BALANCE SHEETS
JUNE 30, 1995 AND 1994
(Expressed in U.S. dollars)


ASSETS                                   NOTES       1995        1994

CURRENT ASSETS:
  Cash and equivalents                             $  958      $    29,330
  Account receivables ($8,000 from related
   parties at June 30, 1995 and 1994)      5       75,497            8,800

   Total current assets                            76,455           38,130

DEFERRED EXPLORATION COSTS AND
  MINERAL CLAIMS                           4    1,591,095        1,405,304

LAND HELD FOR SALE                         5                        40,007

OTHER                                                 630           29,837


TOTAL ASSETS                                   $1,668,180       $1,513,278


LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Accounts payable and accrued expenses        $   97,494       $  178,832

     Total current liabilities                     97,494          178,832

ACCOUNTS PAYABLE TO BE REFINANCED          6      108,000           71,000

TOTAL LIABILITIES                                 205,494          249,832

STOCKHOLDERS' EQUITY:                      6
  Convertible Series A preferred stock, 5,000,000
   shares authorized; 155,000 shares issued and
   outstanding; $3.00 per share
   liquidation preference                         465,000          465,000

  Common stock, 100,000,000 shares authorized, no par;
   16,415,528 and 14,532,193 outstanding
   at June 30, 1995 and 1994, respectively      6,730,910       6,353,360

  Accumulated deficit                          (5,733,224)     (5,554,914)

  Stockholders' equity                          1,462,686       1,263,446

TOTAL LIABILITIES AND STOCKHOLDERS'
  EQUITY                                       $1,668,180      $1,513,278


See notes to financial statements.

therm-1p.rx




THERMAL EXPLORATION COMPANY

STATEMENTS OF OPERATIONS
YEARS ENDED JUNE 30, 1995 AND 1994
(Expressed in U.S. dollars)


                                           NOTES      1995       1994

COSTS AND EXPENSES:
 General and administrative                         $  150,587  $   172,161
 Writeoff of deferred exploration costs and
   mineral claims                            4          54,922        9,750
 Writeoff of other assets                               27,814

OPERATING LOSS                                        (233,323)    (181,911)

OTHER INCOME:
 Gain on sale of land                        5          30,664
 Gain on sale of marketable securities       4          37,573
 Other                                                   1,121        5,916
                                                        69,358        5,916

OTHER EXPENSES:
 Other                                                  20,929        8,379
                                                        20,929        8,379

LOSS BEFORE INCOME TAXES                              (184,894)    (184,374)

INCOME TAX BENEFIT                           8           6,584       16,829

NET LOSS                                           $  (178,310)  $ (167,545)

NET LOSS PER COMMON SHARE                                $(.01)       $(.01)

SHARES USED IN COMPUTATION                          15,144,694   13,272,150


See notes to financial statements.

therm-1p.rx




THERMAL EXPLORATION COMPANY

STATEMENTS OF STOCKHOLDERS' EQUITY
YEARS ENDED JUNE 30, 1995 AND 1994
(Expressed in U.S. dollars)



                CONVERTIBLE SERIES A
                   PREFERRED STOCK      COMMON STOCK             Accumulated
                 Shares     Amount    Shares      Amount         Deficit        Total
Balance,
 June 30, 1993  155,000  $   465,000  12,320,945  $   5,849,500  $ (5,387,369)  $927,131

Net loss                                                             (167,545)  (167,545)

Sale of common
 shares                                1,944,583        453,450                  453,450

Exercise of warrants                     166,665         35,500                   35,500

Stock options
  exercised                              100,000         14,910                   14,910

Balance,
 June 30, 1994 155,000      465,000   14,532,193     6,353,360     (5,554,914)  1,263,446

Net loss                                                             (178,310)   (178,310)

Sale of common
 shares                                1,533,335       324,000                    324,000

Stock options
  exercised                              350,000        53,550                     53,550

Balance,
 June 30, 1995 155,000  $   465,000   16,415,528   $ 6,730,910   $ (5,733,224) $1,462,686

See notes to financial statements.


therm-1p.rx

THERMAL EXPLORATION COMPANY

STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED JUNE 30, 1995 AND 1994
(Expressed in U.S. dollars)


                                                     1995        1994
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net loss                                       $  (178,310)   $  (167,545)
 Adjustments to reconcile to net cash used by
   operating activities:
     Depreciation and amortization                    1,394        1,760
     Gain on sale of land                           (30,664)
     Gain on sale of marketable securities          (37,573)
     Writeoff of deferred exploration costs
            and mineral claims                       54,922        9,750
     Writeoff of other assets                        27,814
     Other                                             (623)
     Effect of changes in:
        Account receivables                                       16,444
        Other assets                                              (3,869)
        Accounts payable and accrued expenses       (81,338)      50,372
        Accounts payable to be refinanced            37,000

  Net cash used by operating activities            (207,378)     (93,088)

CASH FLOWS FROM INVESTING ACTIVITIES:
   Additions to deferred exploration costs
      and mineral  claims                           (30,058)    (274,256)
  Proceeds from sale of marketable securities        40,855

  Net cash provided (used) by investing activities   10,797     (274,256)

CASH FLOWS FROM FINANCING ACTIVITIES:
  Sale of common stock for cash                     168,209       345,065

Net decrease in cash and equivalents                (28,372)      (22,279)

Cash and equivalents at beginning of year            29,330        51,609

Cash and equivalents at end of year               $     958    $   29,330


See notes to financial statements.

therm-1p.rx

THERMAL EXPLORATION COMPANY

NOTES TO FINANCIAL STATEMENTS
YEARS ENDED JUNE 30, 1995 AND 1994
(Expressed in U.S. dollars, unless otherwise noted)


1.  GENERAL INFORMATION

    BUSINESS - Thermal Exploration Company (TEC, or the Company) is engaged in a single business segment, the exploration and development of extractive resources. The Company has no full-time employees. The Company's president works on a consulting basis. Other services required by the Company are contracted for as necessary. The Company's principal business operations involve: pursuit of equity capital and financing for the development of its Carmacks Copper Project and on-going exploration and evaluation of natural resource properties for potential investment.


2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    BASIS OF PRESENTATION - The accompanying financial statements have been prepared in accordance with U.S. generally accepted accounting principles. The Company's functional currency is the U.S. dollar. Gains and losses from foreign currency transactions are included in other income.

    Certain reclassifications to the 1994 financial statements were made to conform to the classifications used in the 1995 financial statements.

    DEFERRED EXPLORATION COSTS AND MINERAL CLAIMS - The balance sheets at June 30, 1995 and 1994 include deferred exploration costs and mineral claims of $1,591,095 and $1,405,304, respectively. The recovery of these costs is dependent on the development of economically recoverable mineral reserves, the ability of the Company or its partners to obtain necessary permits and financing to successfully place the properties into production and upon future profitable production, or upon the sale of the Company's interest at a sufficient price. Based on exploration results to date, management of the Company believes that the pursuit of additional exploration or development programs on its mineral interests is justified and will ultimately lead to the recovery of the amounts carried on the books as deferred exploration costs and mineral claims. Costs relating to the acquisition of mineral claims and exploration and development costs relating to such claims are deferred until the properties are brought into commercial production. The costs are then amortized on a unit of production basis. If the properties are abandoned, the costs are charged to operating expense in the period the properties are abandoned. If the Company determines that a property has been impaired, a portion of the costs, representing such impairment, are charged to operating expense in the period such a determination is made.

    The Company has a working capital deficiency at June 30, 1995 and accordingly, will have to obtain significant additional funds to finance the cost of implementing these programs and, if successful, to place properties into production. However, management of the Company believes that additional funds may be obtained from future debt or equity financing. There can be no assurance that additional required funds will be obtained through debt or equity financing or that the exploration and development of the Company's mineral interests will ultimately prove to be economically viable or that the amounts carried on the books as mineral claims and deferred exploration costs will be recovered.

    LOSS PER COMMON SHARE - Loss per common share is based on the weighted average number of common shares outstanding during each period. Common stock equivalents (convertible preferred stock and incentive stock options) have been excluded from the per share computation as their effect is antidilutive.

    CASH AND EQUIVALENTS - For the purposes of the statement of cash flows, the Company defines cash and equivalents to be all highly liquid investments with an original maturity of three months or less.

    SUPPLEMENTAL STATEMENT OF CASH FLOW INFORMATION - During the years ended June 30, 1995 and 1994, the Company made interest payments of $0 and $401, respectively, and income tax payments of $900 and $800, respectively. The Company was also involved in the following noncash financing activities:

    <circle> During the years ended June 30, 1995 and 1994, common stock in the amount of $209,341 and $158,975 was issued to settle accounts payable and accrued costs.

    <circle> Land held by the Company was sold for a net sales price of $66,697
       during  the  year  ended  June  30,  1995.   At June 30, 1995, the sales
       proceeds were held in trust for the Company.

    INCOME TAXES - Income taxes reported in the statements of income are computed at current tax rates for the current liability and at expected future tax rates for the deferred liability. Deferred taxes are provided for temporary differences between the recognition of items for tax and financial reporting purposes (Note 8).


3.  MANAGEMENT'S PLAN TO SUSTAIN OPERATIONS

    The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. As shown in the financial statements, during the years ended June 30, 1995 and 1994 the Company incurred net losses of $178,310 and $167,545, and as of June 30, 1995, the Company's current liabilities exceeded its current assets by $21,039. The Company currently has no source of operating revenues. These factors and others may indicate that the Company will be unable to continue as a going concern for a reasonable period of time. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

    In April 1995, the Company entered into an agreement in principal with Western Copper Holdings Ltd. (Western), its joint venture partner in the Carmacks Copper Project to a merger in which Western would be the continuing company. As of August 21, 1995, the formal plan has yet to be approved by TEC's shareholders or regulatory authorities and accordingly, no assurances can be given that the merger will be consummated. Should the merger with Western not be completed, management believes the Company will be able to continue in existence during the fiscal year ending June 30, 1996 for the following reasons. The Company has a minimal amount of fixed costs and overhead. All management and staff positions are filled by personnel who bill the Company on an hourly basis and who are also stockholders in the Company. The Company has been successful in the past in raising funds through private placements and capital infusions or loans from stockholders and believes that it will continue to be successful in raising funds in this manner.


4.  DEFERRED EXPLORATION COSTS AND MINERAL CLAIMS

    CARMACKS - The Company is a 50% partner with Western (Note 3) in a joint venture to develop the Carmacks Copper Project in the Yukon of Western Canada. The Company had capitalized $1,586,810 and $1,354,134, respectively, in exploration expenditures related to this project at June 30, 1995 and 1994, respectively. Exploration costs are to be funded equally by both parties. Failure by TEC to fund its share of future costs would result in the dilution of its interest. Ultimately, recovery of TEC's exploration costs is dependent upon the joint venture's ability to develop the mine and achieve successful operations.

    LAC DE GRAS - In April 1992, the Company obtained an option from the Heard Syndicate (Heard) on mineral claims covering 94,519 acres in the Lac de Gras area of the Northwest Territories in exchange for 200,000 shares of the Company's common stock valued at $95,200. During the year ended June 30, 1993, the Company wrote off $50,000 of its deferred exploration costs based on its estimate of the recoverability of such costs for this project. During the year ended June 30, 1995, management concluded that this project was not economically feasible and the Company wrote off the remaining balance of the project's deferred exploration costs.

    IMAGINE - In April 1993, the Company entered into an agreement with Imagine Holding (Imagine), to jointly explore an area in Northwestern Quebec for base and precious metals. The Company had capitalized exploration costs of $9,750 at June 30, 1993 relating to this project. Although the Company and Imagine both retain the right to perform additional exploration activities, the Company does not expect to perform such activities in the foreseeable future. As a result, during the year ended June 30, 1994, the Company wrote off such capitalized exploration costs of $9,750.

    CURRENT - In March 1995, the Company capitalized $4,285 in conjunction with its acquisition of seven contiguous mineral claims in Nevada.

    OTHER - On August 9, 1994, the Company entered into an agreement with Kalahari Resources (Kalahari) to sell the Company's interest in two mineral claims in Ontario in exchange for 75,000 shares of Kalahari stock with a market value of approximately $40,855. The Company's book value of the mineral claims sold was nominal. During the year ended June 30, 1995, the Company sold the 75,000 shares and realized a net gain of $37,573.


5.  SALE OF LAND

    In June 1995, the Company sold 2,057 acres of land in Utah recording a gain of $30,664. At June 30, 1995, account receivables included $66,697 relating to sale proceeds which were held in trust for the Company. Such funds were received in July 1995.


6.  STOCKHOLDERS' EQUITY

    Series A nonvoting preferred stock is convertible into common stock at the election of the holder, at the rate of one share of common stock for each share of preferred stock. No dividend or distribution may be declared or paid on any shares of common stock or Series A preferred stock unless at the same time an equivalent dividend or distribution is declared or paid on all outstanding shares of common stock and Series A preferred stock. Any dividend on Series A preferred stock shall be payable in an amount equal to the dividends payable on the common stock which the Series A preferred stockholders would be entitled to receive if the preferred stock had been converted into common stock immediately prior to the record date of such dividend. In the event of liquidation, the holders of the preferred stock have a liquidation preference in the amount of $3.00 per share.

    On occasion, the Company has sold shares of its common stock under agreements which allow the buyer, if eligible, to receive favorable treatment under Canadian tax law. Under such agreements, termed Flow Through Agreements, a buyer will commit to purchase a specified amount of the Company's common stock at a specified price subject to the conditions that the Company agree to use the funds for natural resource exploration in Canada; to convey the tax benefits of such exploration expenditures to the buyer; and to flow through any Canadian incentive payments to which the Company would otherwise be entitled. Upon entering the agreement, the buyer places the stock purchase price, and the Company issues its common shares, into trust. As the Company incurs qualifying exploration costs, the cash is released from trust to the Company and the shares are issued to the buyer.

    In April 1993, the Company entered into a Flow Through Agreement with Thermal (1993) Limited Partnership I (TLP) for the private placement of the Company's stock. Under the agreement TLP committed to purchase 231,250 shares of the Company's common stock at a price of $0.60 (CDN) per share. In accordance with the agreement, TLP placed $138,750 (CDN) in cash and the Company placed 231,250 shares of its common stock in trust in June 1993 for issuance under the private placement. During the year ended June 30, 1994, the Company issued the 231,250 shares from trust.

    In November 1993, the Company issued 333,333 shares of its common stock under the terms of an October 31, 1993 agreement with a private individual (Buyer) for the private placement of the Company's stock. Under the agreement, the Buyer committed to purchase 333,333 shares of the Company's common stock at a price of $.30 (CDN) per share. In addition, warrants for the purchase of an additional 333,334 shares of the Company's common stock were issued to the Buyer. The warrants expire two years after the date of the original agreement and are exercisable at $.30 (CDN) per share if exercised within one year from the date of the original agreement and $.35
    (CDN) per share thereafter until expiration. As of June 30, 1995, 333,334 warrants remained outstanding.

    On December 20, 1993, the Company entered into a private placement agreement with a significant shareholder (shareholder). Under the terms of the agreement the Company issued 880,000 shares of its common stock at .25
    (CDN) per share primarily to settle amounts owed by the Company to the shareholder.

    In January 1994, the Company issued 500,000 shares of its common stock to a private party (Party) at a price of $.30 (CDN) per share. The Company issued 333,333 of the shares subject to the conditions of a Flow Through Agreement with the Party.

    In addition, warrants for the purchase of an additional 500,000 shares of the Company's common stock were issued to the Party. In June 1994, the Party exercised the related warrants at a price of $.30 (CDN) per share. The Company issued 166,665 shares of its common stock in June 1994 to the Party. The remaining 333,335 shares were placed into trust in June 1994 subject to the conditions of its Flow Through Agreement with the Party. Accordingly, $71,000 of accounts payable were classified as noncurrent liabilities in the accompanying balance sheet as of June 30, 1994. In December 1994, the Company issued the remaining 333,335 shares and received proceeds of $72,000, which it used to pay accounts payable relating to exploration activities at the Carmacks Copper Project and which had been classified as noncurrent liabilities at June 30, 1994.

    In January 1995, the shareholders of the Company voted to increase authorized common shares from 25,000,000 to 100,000,000.

    In January 1995, the Company entered into a private placement agreement with Western. Under terms of the agreement, the Company issued 1,200,000 shares of its common stock at $.30 (CDN) per share in settlement of amounts owed by the Company for accounts payable and accrued costs relating to the Carmacks Copper Project.

    In addition, warrants for the purchase of an additional 600,000 shares of the Company's common stock were issued to Western. The warrants expire one year after the date of the original agreement and are exercisable at $.35
    (CDN)  per  share.    As  of  June  30,  1995,  600,000  warrants  remained
    outstanding.

    In May 1995, the Company entered into a Flow Through Agreement with an investor for the private placement of the Company's stock. Under the agreement, the investor committed to purchase 500,000 shares of the Company's common stock at a price of $.30 (CDN) per share. In addition, warrants for the purchase of an additional 500,000 shares of the Company's common stock were issued to the investor. The warrants expire 12 months after issuance and are exercisable at $.40 (CDN) per share. As of June 30, 1995, 500,000 warrants remained outstanding.

    The 500,000 shares of common stock were placed into trust in May 1995, subject to the conditions of the Flow Through Agreement with the investor. Accordingly, $108,000 of accounts payable were classified as noncurrent liabilities in the accompanying balance sheet as of June 30, 1995. No shares had been issued from trust as of August 21, 1995.


7.  STOCK OPTION PLAN

    In October 1989, the Company reserved 1,000,000 shares of common stock for issuance under a stock option plan for directors, officers, and employees. An additional 500,000 shares of common stock were reserved during the year ended June 30, 1992. Under the plan, options are to be granted and priced as determined by the board of directors. Vesting under the plan occurs immediately upon the granting of the options.

    The following is a summary of stock option activity for the years ended June 30, 1995 and 1994.


                                      OPTIONS      OPTIONS OUTSTANDING
                                     Available    Number of   Price per
                                     For Grant     Shares    SHARE (CDN)

    Balance, June 30, 1993           890,000    1,100,000   $.20-.73

       Options granted              (150,000)     150,000       0.22
       Options expired               100,000     (100,000)       .73
       Options exercised                         (100,000)       0.21

    Balance, June 30, 1994           840,000    1,050,000    .20-.73

       Options granted              (550,000)     550,000        .35
       Options expired               400,000     (400,000)   .21-.73
       Options exercised                         (350,000)    .21-.24

    Balance, June 30, 1995           690,000      850,000 $  .20-.54


    In addition, the Company has issued warrants to purchase 1,433,334 shares of common stock at prices ranging from $.35 (CDN) to $.40 (CDN) per share as described in Note 6.


8. INCOME TAXES

    At June 30, 1995, the Company's net operating loss carryforwards (NOLs) for Federal income tax purposes expire as follow:

     1996                                           $  321,525
     1997                                              923,076
     1998                                              701,616
     1999                                            1,116,625
     2000                                              234,868
     Thereafter                                      2,514,534

     Total NOLs available for carryforward          $5,812,244

    Federal and state tax laws impose substantial restrictions on the use of NOLs under many circumstances including Internal Revenue Code (IRC) Section 382, which restricts the use of NOLs in the event of significant changes in ownership interests of individual shareholders and defined shareholder groups. As a result of such changes in the Company's ownership interests the Company is limited in the use of its NOLs to reduce future taxable income. The annual limitation may be increased to the extent of any applicable "built-in gains" as defined by IRC Section 382. Subsequent ownership changes could further restrict NOLs.

    Effective July 1, 1993, the Company adopted Financial Accounting Standards Board Statement No. 109, ACCOUNTING FOR INCOME TAXES (FAS 109). The Company had no recorded deferred taxes before or after implementation of FAS 109 and, accordingly, there was no cumulative or current period effect from the adoption of FAS 109.

    Deferred income taxes reflect the impact of temporary differences between the amount of assets and liabilities recognized for financial reporting purposes and such amounts recognized for tax purposes and the impact of net operating loss carryforwards. The components of the Company's deferred tax assets as of June 30, 1995 and 1994 were as follows:

                                                     1995        1994

    Benefit from net operating losses           $ 1,915,365    $1,941,469
     Other                                           41,714        17,000
     Total                                        1,957,079     1,958,469
     Valuation allowance                         (1,957,079)   (1,958,469)

     Net                                        $      -       $      -


    During the year ended June 30, 1995, the Company's valuation allowance decreased by $1,390.

    The Company's tax benefit (expense) for income tax for the years ended June 30, 1995 and 1994 are composed of the following current taxes:

                                                      1995       1994

     Canadian                                     $    -       $17,000
     California                                        (800)      (800)
     Utah                                             7,384        629

                                                   $  6,584    $16,829


    The Utah tax credit in 1995 and the Canadian tax credit in 1994 results primarily from the reversal of previously accrued taxes.


9.  RELATED PARTY TRANSACTIONS

    TEC's president is retained on a consulting basis. Total consulting fees and payments to the president for the years ended June 30, 1995 and 1994 were $62,762 and $48,670. During the years ended June 30, 1995 and 1994, the spouse of the Company's president charged the Company $9,600 annually for secretarial services. At June 30, 1995 and 1994, $23,872 and $14,771 was owed to these parties.

    During the year ended June 30, 1995, the Company issued 1,200,000 shares of common stock valued at $252,000 to Western, a significant shareholder in settlement of accounts payable and accrued costs related to the Carmacks Copper Project. During the year ended June 30, 1994, the Company issued 271,733 shares of common stock valued at $56,045 to a significant shareholder as payment to the shareholder for managing the Carmacks Copper Project.

    The Company rents office space from its president on a month-to-month basis. Rental payments were $6,000 for each of the years ended June 30, 1995 and 1994.

    At June 30, 1995 and 1994, the Company was owed $8,000 by a director of the Company.

    At June 30, 1995 and 1994, the Company owed $16,561 and $10,199 to a Company that was a significant shareholder during the period the borrowings occurred. The amount is payable on demand and accrues interest at a rate of 6% annually.



therm-1p.rx

COMPILATION REPORT


TO THE DIRECTORS OF WESTERN COPPER HOLDINGS LIMITED


We have reviewed, as to compilation only, the accompanying pro forma consolidated balance sheet of Western Copper Holdings Limited as at September 30, 1995 and the pro forma consolidated statement of loss for the year ended September 30, 1995 which have been prepared for inclusion in the proxy statement relating to the special meeting of shareholders of Thermal Exploration Company to be held on January 26, 1996. In our opinion, the pro forma consolidated balance sheet as at September 30, 1995 and the pro forma consolidated statement of loss for the year ended September 30, 1995 have been properly compiled to give effect to the proposed transactions and the assumptions described in the notes thereto.



Coopers & Lybrand
Vancouver, B.C.
October 20, 1995

therm-1p.rx

WESTERN COPPER HOLDINGS LIMITED
PRO FORMA CONSOLIDATED BALANCE SHEET
AS AT SEPTEMBER 30, 1995
(Unaudited)
(Expressed in Canadian dollars)


                           Western     Thermal      Adjustments      Pro forma

ASSETS

CURRENT ASSETS
Cash and short-term
   deposits              $ 237,601    $ 1,316  $                     $ 238,917
Accounts receivable        103,969    103,688    (74,419) (NOTE 2(D))  133,238
Working capital loan
  receivable               100,995                                     100,995


                           442,565    105,004    (74,419)              473,150

LOAN RECEIVABLE            252,828                                     252,828

INVESTMENT IN
ASSOCIATED COMPANY       1,656,601              3,259,753 (NOTE 2(B))
                                               (4,916,354) (NOTE 2(C))

MINERAL PROPERTIES
AND DEFERRED
EXPLORATION AND          2,075,290  2,015,123   3,078,452 (NOTE 2(C)) 7,220,540
DEVELOPMENT COSTS                                  51,675 (NOTE 2(D))


                       $ 4,427,284 $2,120,127  $1,399,107           $ 7,946,518



LIABILITIES

CURRENT LIABILITIES
Accounts payable and
accrued liabilities   $    246,577 $  282,225  $  (22,744) (NOTE 2(D)) $506,058


SHAREHOLDERS'
EQUITY

SHARE CAPITAL            4,704,838  9,060,732   3,259,753 (NOTE 2(B)) 7,964,591
                                               (9,060,732)

DEFICIT                   (524,131)(7,222,830)  7,222,830              (524,131)


                         4,180,707  1,837,902   1,421,851             7,440,460


                       $ 4,427,284 $2,120,127 $ 1,399,107           $ 7,946,518


  See accompanying notes to the pro forma consolidated financial statements.

therm-1p.rx

WESTERN COPPER HOLDINGS LIMITED
PRO FORMA CONSOLIDATED STATEMENT OF LOSS
FOR THE YEAR ENDED SEPTEMBER 30, 1995
(Unaudited)
(Expressed in Canadian dollars)


                                  Western    Thermal Adjustments Pro forma



REVENUE
Gain on sale of land              $          $ 42,175   $         $ 42,175
Gain on sale of
   marketable securities                       51,678               51,678
Interest                           53,154       1,542               54,696


                                   53,154      95,395       Nil    148,549


EXPLORATION AND DEVELOPMENT
COSTS                              12,355      75,540               87,895

GENERAL AND ADMINISTRATION
EXPENSES                          229,108     195,166              424,274

EQUITY IN LOSS OF ASSOCIATED
COMPANY                           103,199              (103,199)


                                  344,662     270,706  (103,199)   512,169


LOSS FOR THE YEAR              $ (291,508) $ (175,311) $ 103,199 $(363,620)



  See accompanying notes to the pro forma consolidated financial statements.

therm-1p.rx

WESTERN COPPER HOLDINGS LIMITED
NOTES TO THE PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
AS AT SEPTEMBER 30, 1995
(Unaudited)
(Expressed in Canadian dollars)


1.   BASIS OF PRESENTATION

     The unaudited pro forma consolidated financial statements of Western Copper Holdings Limited (Western) have been compiled from and include:

     (a)  the audited financial statements of Western as at September 30, 1995

     (b) the audited financial statements of Thermal Exploration Company (Thermal) as at June 30, 1995.

     The balance sheet for Thermal has been translated into Canadian dollars using the temporal method. Under this method, monetary assets and liabilities are translated at the prevailing exchange rates in effect at the balance sheet date and non-monetary assets and liabilities are translated at historical rates.

     These pro forma consolidated financial statements give effect to the proposed transactions, as detailed in the Arrangement Agreement between Western and Thermal, described in note 2 below, in accordance with Canadian generally accepted accounting principles.

     In the opinion of management, these pro forma consolidated statements include all the adjustments necessary for fair presentation in accordance with generally accepted accounting principles. The pro forma consolidated balance sheet has been presented as though the transactions occurred on September 30, 1995. The pro forma statement of loss has been prepared as though the transactions occurred on October 1, 1994.


2.   SIGNIFICANT ASSUMPTIONS

     Western and Thermal have entered into an Arrangement Agreement to place the Carmacks Property, a property consisting of 232 contiguous claims and partial claims in the Whitehorse Mining District, Yukon, Canada, under the control of Western. The companies believe that this reorganization will enhance the ability to obtain financing to develop the property.

     The significant details of the Arrangement Agreement are as follows:

     (a) Thermal will transfer certain assets, which include a claim to a 70% interest in approximately 38,000 acres located in the Lac de Gras area in the Northwest Territories of Canada, a 1.5% net smelter interest in the Kirkland Lake copper-gold mineral claims, mineral claims in Nye County, Nevada and geothermal, mineral and seismic data, to Pacific Cascade Resources Corp. (Pacific), a wholly owned subsidiary of Thermal to be formed as part of this reorganization. Thermal will distribute to its shareholders, except Western, the shares of Pacific. These assets currently are not valued in the accounts of Thermal.




therm-1p.rx

WESTERN COPPER HOLDINGS LIMITED
NOTES TO THE PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
AS AT SEPTEMBER 30, 1995
(Unaudited)
(Expressed in Canadian dollars)


2.   SIGNIFICANT ASSUMPTIONS (continued)

     (b) Western will acquire the remaining outstanding shares of Thermal in the following manner:

          Western's wholly owned subsidiary, No. 385 Sail View Ventures Ltd., will amalgamate with Thermal to form Carmacks Copper Ltd. (Copper), a B.C. company wholly owned by Western. Western will issue to Thermal's shareholders, other than itself, one common share of Western for each five common or Series A preferred shares of Thermal. Western will receive shares of Copper as consideration for the shares issued to Thermal's shareholders.

          As at September 30, 1995, Western owned 5,830,000 common shares of the outstanding 16,915,528 common shares and 155,000 Series A preferred shares of Thermal. Accordingly, Western must issue 2,248,106 common shares to acquire the remaining outstanding shares of Thermal. The cost of shares issued, $3,259,753, has been determined by reference to the market value of Western's shares at September 30, 1995.

     (c) The total purchase price has been calculated to be $4,916,354 and will be allocated as follows:

          Carrying value of investment in Thermal
            prior to the proposed Arrangement $ 1,656,601
          Cost of shares issued under the
            Arrangement (note 2(b))            3,259,753


          Total purchase price                $ 4,916,354


          Working capital                     $ (177,221)
          Mineral properties                   5,093,575


          Net assets acquired                 $ 4,916,354


     (d) The difference between the intercompany balances, which has arisen due to the inclusion of the balance sheets of Western and Thermal at different dates as described in note 1, has been charged to mineral property and deferred exploration costs.

          This business combination is subject to shareholder and regulatory approval.

therm-1p.rx

                                                                   APPENDIX A

                              PLAN OF ARRANGEMENT

                       ARRANGEMENT UNDER SECTION 276 OF
                      THE COMPANY ACT (BRITISH COLUMBIA)


1.          DEFINITIONS AND INTERPRETATION

1.1 In this plan of arrangement, unless there is something in the subject matter or context inconsistent therewith, the following capitalized words and terms will have the following meanings:

      (a) "Amalgamated Company" means the company formed upon the amalgamation of Sailview and Thermal under the name "Carmacks Copper Ltd.";

      (b) "Amalco Common Share" means a common share in the capital stock of the Amalgamated Company;

      (c) "Applicable Securities Laws" means the SECURITIES ACT (Alberta), the SECURITIES ACT (British Columbia) and the 1933 Act;

      (d) "Arrangement" means the arrangement pursuant to section 276 of the BCCA on the terms and conditions set out herein;

      (e) "Arrangement Agreement" means the arrangement agreement dated for reference the ______ day of ______, 1995 among Western, Sailview, Thermal and Pacific including the exhibits and schedules attached thereto as the same may be supplemented or amended from time to time;

      (f)   "BCCA" means the COMPANY ACT (British Columbia), as amended;

      (g) "B.C. Continuation" means the continuation of Thermal Wyoming from the jurisdiction of Wyoming to the jurisdiction of British Columbia in accordance with section 36 of the BCCA under the name "Thermal Resources Company Ltd.", such company having the memorandum and articles substantially in the form attached hereto as Exhibit V to the Arrangement Agreement;

      (h) "Business Day" means a day which is not a Saturday, Sunday or statutory holiday;

      (i) "Carmacks Agreement" means the agreement dated August 18, 1989 between Western and Thermal (as amended by agreements dated July 31, 1991, November 30, 1992 and November 30, 1994) pursuant to which Thermal acquired and holds the Thermal Carmacks Interest;

      (j) "Carmacks Project" means the mineral properties, interests in minerals, real property, assets, infrastructure and other assets situate in Whitehorse Mining District, Yukon Territory as more particularly set forth and described in Exhibit III;

      (k) "Charter Documents" means memorandum and articles or articles and by-laws, as the case may be, of a corporation;

      (l) "Corporations" means, collectively, Western, Thermal, Sailview and Pacific and "Corporation" means any one of them;

      (m)   "Court" means the Supreme Court of British Columbia;


therm-1p.rx

      (n) "Depositary" means Montreal Trust Company of Canada at its principal office in Vancouver, British Columbia;

      (o) "Dissenting Thermal Shareholders" means Thermal Shareholders who exercise dissenting shareholder rights, if any;

      (p) "Effective Date" means the date on which a certified copy of the Final Order is accepted for filing by the Registrar;

      (q) "Effective Time" means 12:01 a.m., Vancouver time, on the Effective Date;

      (r) "Final Order" means the final order of the Court approving the Arrangement;

      (s) "Interim Order" means the interim order of the Court providing advice and directions in connection with the Meeting and the Arrangement;

      (t) "Meeting" means the annual and special general meeting of the shareholders of Thermal to be held to, among other things, consider and, if deemed advisable, approve the Arrangement;

      (u) "Pacific" means Pacific Cascade Resources Corp., a company incorporated under and subject to the BCCA;

      (v) "Pacific Common Shares" means the common shares without par value which Pacific is authorized to issue as the same are constituted on the date hereof;

      (w) "Person" means and includes an individual, sole proprietorship, partnership, unincorporated association, unincorporated syndicate, unincorporated organization, trust, body corporate, a trustee, executor, administrator or other legal representative and the Crown or any agency or instrumentality thereof;

      (x) "Plan of Arrangement" means this plan of arrangement attached to the Arrangement Agreement as Exhibit I as may be amended from time to time;

      (y) "Provinces" means British Columbia, Alberta, Ontario, Quebec and ______ [ALL PROVINCES IN WHICH TEC HAS REGISTERED SHAREHOLDERS];

      (z) "Property Interests" means those agreements and interests in, or rights to earn interests in, mineral properties and data as more particularly set forth and described in Exhibit II to the Arrangement Agreement all of which are to be transferred to Pacific pursuant to the Plan of Arrangement;

      (aa) "Property Liabilities" means all of the existing and future obligations and liabilities of Thermal arising from or incurred or assumed by Thermal in connection with, the Property Interests including, without limitation, all environmental liabilities and obligations;

      (ab) "Proxy Circular" means the proxy and information circular of Thermal to be sent to the shareholders of Thermal in connection with the Meeting, including the schedules attached thereto;

      (ac)  "Registrar" means the Registrar of Companies under the BCCA;

      (ad) "Sailview" means No. 385 Sailview Ventures Ltd., a company incorporated under the provisions of the BCCA;

      (ae) "Subsidiary" means, with respect to a specified body corporate, a body corporate of which more than 50% of the outstanding shares ordinarily entitled to elect a majority of the directors thereof, whether or not shares of any other class or classes will or might be entitled to vote upon the happening of any event or contingency, are at the time owned, directly or indirectly, by such specified body corporate, and includes a body corporate in like relation to a Subsidiary;

      (af) "Subscription Agreement" means the form of subscription agreement between Thermal and Pacific with respect to the issuance of the Pacific Common Shares, and the form of election pursuant to section 85(1) of the Tax Act in connection therewith, substantially in the form attached as Schedule "A" to the Arrangement Agreement;

      (ag) "Tax Act" means the INCOME TAX ACT (Canada) as in force and amended from time to time;

      (ah) "Thermal" means Thermal Exploration Company, a corporation incorporated under the laws of California, U.S.A. and includes the corporation formed pursuant to the Wyoming Merger ("Thermal Wyoming") and as continued pursuant to the B.C. Continuation ("Thermal Resources Company Ltd.");

      (ai) "Thermal Carmacks Interest" means all of the right, title and interest of Thermal in and to the Carmacks Project and the Carmacks Agreement, and all of the obligations and liabilities of Thermal in connection therewith;

      (aj) "Thermal Common Shares" means the common shares without par value which Thermal is authorized to issue as the same are constituted on the date hereof and includes the shares issued in exchange for the presently existing Thermal Common Shares in connection with the Wyoming Merger and the B.C. Continuation;

      (ak) "Thermal Non-Carmacks Assets" means all of the assets and property of Thermal, other than the Thermal Carmacks Interest and the Pacific Common Shares beneficially owned by Thermal, existing as of 11:59 p.m. (Vancouver time) on the Business Day immediately preceding the Effective Date;

      (al) "Thermal Non-Carmacks Liabilities" means all of the liabilities and obligations of Thermal, other than the Thermal Reorganization Expenses or directly with respect to the Thermal Carmacks Interest, but including the Property Liabilities, existing as of 11:59 p.m. (Vancouver time) on the Business Day immediately preceding the Effective Date;

      (am) "Thermal Incentive Options" means the options to purchase up to an aggregate of ______ Thermal Common Shares more particularly set forth and described in subparagraph 3.2(e)(i) of the Arrangement Agreement;

      (an) "Thermal Reorganization Expenses" means all costs, liabilities, obligations and expenses of Thermal incurred by Thermal in connection with this Agreement, the Wyoming Merger, the B.C. Continuation and the Arrangement, including, without limitation, legal and accounting expenses, appraisal fees, administrative costs directly related to this Agreement, the Wyoming Merger, the B.C. Continuation and the Arrangement such as printing, clerical work, telephone and fax, security underwriting and registration fees and expenses, transfer taxes and transfer agents fees and expenses and expenses incurred to evaluate the Wyoming Merger, B.C. Continuation and the Arrangement;

      (ao) "Thermal Series A Shares" means the convertible Series A preferred stock, having a U.S.$3.00 per share liquidation preference, of Thermal and includes the shares issued in exchange for the presently existing Thermal Series A Shares in connection with the Wyoming Merger and the B.C. Continuation;

      (ap) "Thermal Shares" means, collectively, the Thermal Common Shares and the Thermal Series A Shares;
      (aq) "Thermal Shareholders" means the holders of Thermal Common Shares and the holders of Thermal Series A Shares, and "Thermal Shareholder" means a holder of Thermal Common Shares or a holder of Thermal Series A Shares;

      (ar) "Thermal Warrants" means the warrants to purchase up to 1,100,000 Thermal Common Shares more particularly set forth and described in subparagraph 3.2(e)(ii) of the Arrangement Agreement;

      (as) "Western" means Western Copper Holdings Limited, a company incorporated under the provisions of the BCCA;

      (at) "Western Common Shares" means the common shares without par value which Western is authorized to issue as the same are constituted on the date hereof;

      (au) "Western Assets" means the mineral property interests in which Western or its Subsidiaries hold, or have the right to earn, an interest, as more particularly described in Exhibit IV to the Arrangement Agreement;

      (av) "Wyoming Merger" means the merger, in accordance with the applicable corporate laws of California and Wyoming, of Thermal with a wholly owned Wyoming subsidiary of Thermal, the surviving corporation, Thermal Wyoming, being subject to the jurisdiction of Wyoming;

      (aw) "1933 Act" means the UNITED STATES SECURITIES ACT OF 1933, and the regulations and rules made thereunder, as in force and amended from time to time; and

      (ax) "1934 Act" means the UNITED STATES SECURITIES EXCHANGE ACT OF 1934, and the regulations and rules made thereunder, as in force and amended from time to time.

1.2 The division of this Plan of Arrangement into articles, sections, subsections, paragraphs and subparagraphs and the insertion of headings are for convenience of reference only and will not affect the construction or interpretation of this Plan of Arrangement. Unless otherwise specifically indicated, the terms "this Plan of Arrangement", "hereof", "hereunder" and similar expressions refer to this Plan of Arrangement as a whole and not to any particular article, section, subsection, paragraph or subparagraph and include any agreement or instrument supplementary or ancillary hereto.

1.3 Unless the context otherwise requires, words importing the singular number only will include the plural and vice versa, words importing the use of either gender will include both genders and neuter and words importing persons will include firms and corporations.

1.4 Words and phrases used herein and defined in the BCCA will have the same meaning herein as in the BCCA unless the context otherwise requires.


2           ARRANGEMENT AGREEMENT

2.1 This Plan of Arrangement is made pursuant and subject to the provisions of the Arrangement Agreement.


3.          THE ARRANGEMENT

3.1 Upon the Arrangement becoming effective, the following will occur and be deemed to have occurred and to occur in the following order without any further act or formality notwithstanding anything contained in the provisions attaching to any of the securities of the Corporations:


therm-1p.rx

      (a) effective as of 11:59 p.m. (Vancouver time) on the Business Day prior to the Effective Date:

                (i) Thermal and Pacific will enter into the Subscription Agreement providing for the subscription by Thermal for Pacific Common Shares in consideration for the transfer to Pacific by Thermal of the Thermal Non-Carmacks Assets, and the joint election of Thermal and Pacific in accordance with subsection 85(1) of the Tax Act in respect of such transfer, such that Thermal will then hold a number of Pacific Common Shares equal to the number of Thermal Shares then outstanding, ignoring any Thermal Shares held by:

                      A.      Dissenting Thermal Shareholders, or

                      B.      Western,

               (ii) Thermal will transfer all of the Thermal Non-Carmacks Assets to Pacific,

              (iii) Pacific will issue to Thermal the Pacific Common Shares provided for in the Subscription Agreement, and

               (iv) Thermal will be entered on the register of members of Pacific as the holder of all of the Pacific Common Shares so issued; and

      (b) effective as at 12:01 a.m. on the Effective Date and as provided pursuant to the Plan of Arrangement and the provisions of section 276 of the BCCA:

                (i) one (1%) percent of the Thermal Shares held by each Thermal Shareholder (other than Western or any Dissenting Thermal Shareholder) will be acquired and cancelled by Thermal in exchange for such number of Pacific Common Shares as is equal to one hundred (100) times the one percent (1%) of Thermal Shares so surrendered,

               (ii) each holder of Thermal Shares so acquired will cease to be the holder of the Thermal Shares so acquired and will become the holder of the number of Pacific Common Shares delivered to such holder in connection with such exchange, the name of such holder will be removed from the register of the holders of Thermal Shares with respect to the Thermal Shares so acquired and will be added to the register of holders of Pacific Common Shares as the holder of the number of Pacific Common Shares delivered to such holder in connection with such exchange,

              (iii) the remaining outstanding Thermal Shares will be subdivided so that each Thermal Shareholder will, following such subdivision, hold the same number of Thermal Shares he held before one (1%) percent of such Thermal Shares were acquired and cancelled by Thermal pursuant to subparagraph 2.2(b)(i) (that is, the Thermal Shares remaining outstanding following the acquisition and cancellation of one (1%) percent thereof will be divided by zero decimal nine nine (0.99)),

               (iv) Thermal and Sailview will amalgamate to form the Amalgamated Company,

                (v) each Thermal Shareholder (other than Western and any Dissenting Thermal Shareholders) will receive from Western one (1) Western Common Share for each five (5) Thermal Shares then held by him following the subdivision of Thermal Shares referred to in subparagraph 2.2(b)(iv) and his name will be added to the register of holders of Western Common Shares as the holder of the number of Western Common Shares delivered to such holder by Western,

               (vi) the Amalgamated Company will issue to Western one Amalco Common Share for each Western Common Share so issued;

              (vii) the holders of Thermal Incentive Options will receive from Western an option to purchase one (1) Western Common Share for each five (5) Thermal Incentive Options held by them, at a price per Western Common Share equal to five (5) times the existing exercise price of their Thermal Incentive Options;

             (viii) the holders of Thermal Warrants (other than Western) will receive from Western a warrant to purchase one (1) Western Common Share for each five (5) Thermal Warrants held by them, each such warrant having an exercise price per Western Common Share equal to five (5) times the exercise price of their existing Thermal Warrant;

               (ix) all of the then outstanding Thermal Shares will be cancelled without any repayment of capital and the name of each holder thereof will be removed from the register of holders of Thermal Shares;

                (x) all of the outstanding Thermal Incentive Options and Thermal Warrants will be cancelled;

               (xi) each issued and outstanding Sailview Common Share will be converted into one (1) Amalco Common Share; and

              (xii) Western will be added to the register of the holders of Amalco Common Shares as the holder of all of the issued and outstanding Amalco Common Shares.

3.2 Holders of Thermal Shares who were affiliates, within the meaning of the 1933 Act, of Thermal prior to the Effective Date will not be entitled to sell, transfer or otherwise dispose of any Western Common Shares Pacific Shares issued to such holders pursuant to the Arrangement unless such sale, transfer or disposition:

      (a) has been registered under the 1933 Act and under applicable state securities laws;

      (b) is made in conformity with the requirements of Rule 145 or Rule 904 under the 1933 Act; or

      (c) is, in the opinion of counsel reasonably acceptable to Western, otherwise exempt from registration under the 1933 Act and under applicable state securities laws;

and, accordingly:

      (d) the following legend will be placed on certificates representing Western Common Shares and Pacific Shares issued to such holders:

            "THE COMMON SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "U.S. SECURITIES ACT"), AND MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY IN ACCORDANCE WITH RULE 145 OR RULE 904 UNDER THE U.S. SECURITIES ACT AND IN ACCORDANCE WITH ANY APPLICABLE STATE SECURITIES LAWS OR, WITH THE PRIOR WRITTEN CONSENT OF THE CORPORATION, PURSUANT TO ANOTHER EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS."

            "THE PRESENCE OF THIS LEGEND MAY IMPAIR THE ABILITY OF THE HOLDER HEREOF TO EFFECT GOOD DELIVERY OF THE SECURITIES REPRESENTED HEREBY ON A CANADIAN STOCK EXCHANGE. A CERTIFICATE WITHOUT A LEGEND MAY BE OBTAINED FROM THE REGISTRAR AND TRANSFER AGENT OF THE COMMON SHARES IN CONNECTION WITH A SALE OF THE SECURITIES REPRESENTED HEREBY UPON DELIVERY OF THIS CERTIFICATE AND AN EXECUTED DECLARATION BY THE SELLER, IN A FORM SATISFACTORY TO THE REGISTRAR AND TRANSFER AGENT OF THE COMMON SHARES AND THE CORPORATION, TO THE EFFECT THAT SUCH SALE IS BEING MADE IN ACCORDANCE WITH RULE 145 OR RULE 904 UNDER THE U.S. SECURITIES ACT."; and

      (e) Western may give stop transfer instructions to the registrar and transfer agent of the Western Common Shares with respect to the Western Common Shares, and Pacific may give stop transfer instructions to the registrar and transfer agent of the Pacific Shares with respect to the Pacific Shares, issued to such holders pursuant to the Arrangement.


4.          CERTIFICATES AND FRACTIONAL SHARES

4.1 After the Effective Time, certificates formerly representing Thermal Shares will represent only the right to receive certificates representing the Pacific Shares and the Western Common Shares such holder is entitled to pursuant to subsection 3.1 in exchange for such Thermal Shares. Following the Effective Date, certificates representing the appropriate number of Consolidated Pacific Shares and Western Common Shares will be forwarded to former Thermal Shareholders against deposit of the certificates formerly representing Thermal Shares with the Depositary [NOTE: CONSIDER IF THE DISTRIBUTION OF CONSOLIDATED PACIFIC SHARES CAN TAKE PLACE AT THIS TIME OR IF IT SHOULD BE DELAYED UNTIL SOME LATER DATE IE LISTING/FINANCING OR ?].

4.2 No fractional Consolidated Pacific Shares or Western Common Shares will be issued. Former Thermal Shareholders who would otherwise be entitled to receive a fraction of a Consolidated Pacific Share or a Western Common Share pursuant to the Arrangement will forfeit such fractions without any compensation whatsoever.

4.3 As soon as reasonably practicable after the Effective Date, each of Pacific and Western will forward to each former Thermal Shareholder as at the Effective Date, at the address of such holder as it appears on the register for such holders, a letter of transmittal and instructions for obtaining the certificate or certificates representing the Pacific Shares and Western Common Shares, respectively, issued to such holder pursuant to the Arrangement.
Former Thermal Shareholders may take delivery of the certificate or certificates representing the Pacific Shares and Western Common Shares issued to them pursuant to the Arrangement by delivering the certificates representing the Thermal Shares formerly held by them to the Depositary at the office of the Depositary indicated in the letter of transmittal. Such certificates will be accompanied by a properly completed letter of transmittal together with such other documents as the Depositary may require and the certificates representing Pacific Shares and Western Common Shares issued to former holders of Thermal Shares will be registered in such name or names and delivered to such address or addresses as such holders may direct in such letter of transmittal as soon as reasonably practicable after receipt by the Depositary of the required documents.

4.4 Any certificate formerly representing Thermal Shares not deposited with all other documents as provided in subsection 4.3 hereof on or prior to the date which is 10 years after the Effective Date will cease to represent a right or claim of any kind or nature whatsoever. The Pacific Shares and Western Common Shares issued to the former holder of any such certificate will be deemed to be surrendered to Pacific or Western, as appropriate, together with all dividends and distributions thereon held for such holder and will be and remain the sole property of Pacific or Western, as appropriate.


5.          TAX MATTERS

[NOTE: GIVEN THAT THE 85.1(1) ROLLOVER IS AUTOMATIC, AND THAT THE EXCHANGE OF THERMAL SHARES FOR PACIFIC COMMON SHARES IS NOT ELIGIBLE FOR A ROLLOVER, IS IT NECESSARY TO DEAL WITH TAX MATTERS IN THE PLAN OF ARRANGEMENT, AS NONE OF THE COMPANIES PARTICIPATING IN THE ARRANGEMENT HAVE ANY OBLIGATIONS TO TAKE ANY ACTIONS IN THIS REGARD?]

5.1 Each Thermal Shareholder resident in Canada who would otherwise realize a gain for the purposes of the Tax Act on the exchanges described in paragraph 3.1(b)(vi) and (x) will be deemed to have effected such exchange and to have deferred such gain in accordance with the provisions of subsection 85.1(1) of the Tax Act and under equivalent provincial legislation.

5.2 The exchange described in paragraph 3.1(b)(i) will be on a fully taxable basis and is not eligible for an election pursuant to subsection 85(1) of the Tax Act.


6.          RIGHT OF DISSENT

6.1 Members (REGISTERED SHAREHOLDERS) of Thermal may exercise rights of dissent pursuant and in the manner set forth in section 231 of the BCCA and this subsection 6.1 in connection with the Arrangement. Non-registered Thermal Shareholders must request the registered holder of their Thermal Shares to exercise the rights of dissent granted hereby on their behalf. No purported exercise of a right of dissent by an unregistered Thermal Shareholder will be effective for any purpose. Members of Thermal who duly exercise such rights of dissent and who:

      (a) are ultimately entitled to be paid the fair value of their Thermal Shares will be deemed to have transferred their Thermal Shares to the Amalgamated Company for cancellation at the Effective Date of the Arrangement; or

      (b) for any reason are not ultimately entitled to be paid fair value for their Thermal Shares will be deemed to have participated in the Arrangement on the same basis as any non-dissenting Thermal Shareholder as at and from the Effective Date, and such Thermal Shareholders will receive Consolidated Pacific Shares and Western Common Shares on the basis set forth in subsection 3.1, subject to the provisions of section 4.


7.          MODIFICATION, AMENDMENT AND REVOCATION

7.1 Subject to the provisions of the Arrangement Agreement, Western and Thermal may, by resolution of their respective directors and without further authorization of the holders of Thermal Common Shares, from time to time at any time before the Effective Date:

      (a) modify or amend the Arrangement (including, without limitation, any modification of amendment which the court may require) other than a modification or amendment that would adversely affect the rights of any holder of Thermal Common Shares;

      (b) extend the time for carrying out the terms hereof or for taking any other step or proceeding hereunder; or

      (c)   revoke or determine not to implement the Arrangement.


8.          EFFECTIVENESS OF THE ARRANGEMENT

8.1         The Arrangement will not become effective until:

      (a) the Plan of Arrangement is authorized, approved and agreed to by the requisite majority of the Thermal Shareholders and the members of each of Sailview and Pacific;

      (b)   the Final Order has been obtained; and

      (c) a certified copy of the Final Order has been accepted for filing by the Registrar.

8.2 Notwithstanding subsection 8.1, the boards of directors of Western or Thermal may, subject to the provisions of the Arrangement Agreement and at any time before the end of the last Business Day prior to the day on which the Final Order has been accepted for filing by the Registrar, elect not to proceed with the Arrangement.


9.          THE AMALGAMATED COMPANY

9.1         The name of the Amalgamated Company will be "Carmacks Copper Ltd.".

9.2 There will be no restriction on the business which the Amalgamated Company is authorized to carry on.

9.3         The registered office of the Amalgamated Company will be 11th Floor
- 808 West Hastings Street in the City of Vancouver, in the Province of British Columbia, V6C 2X4.

9.4 The Amalgamated Company will be authorized to issue 20,000,000 common shares ("Common Shares"). The rights, privileges, restrictions and conditions attaching to the Common Shares as a class are as follows:

      (a) to one vote for each Common Share held at all meetings of shareholders of the Amalgamated Company, other than meetings at which the holders of another specified class or series of shares are entitled to vote separately as a class or series;

      (b) to receive any dividend declared by the board of directors of the Amalgamated Company in respect of the Common Shares; and

      (c) subject to the prior rights of the shares of any other class ranking senior to the Common Shares, to receive the remaining property of the Amalgamated Company in the event of the liquidation, dissolution or winding-up of the Amalgamated Company, whether voluntary or involuntary, or any other distribution of the assets of the Amalgamated Company among its shareholders for the purpose of winding up its affairs.

9.5 The board of directors of the Amalgamated Company will, until changed in accordance with the BCCA, consist of three (3) directors.

9.6 On the Effective Date, the number of directors of the Amalgamated Company will be three (3). The first directors of the Amalgamated Company, who will hold office until the first annual meeting of the Amalgamated Company or until their successors are duly elected or appointed, will be the persons whose names and addresses appear below:

CANADIAN
DIRECTORS            RESIDENCE  OCCUPATION                            CITIZEN

Robert A. Quartermain ______    President of Golden Knight Resources   yes
                                Inc. and Silver Standard Resources Inc.

F. Dale Corman        ______    Independent Mining Consultant         ______

______                ______            ______                        ______


9.7 The officers of the Amalgamated Company, until changed or added to by the directors, will be as follows:

        NAME                                      OFFICE

        F. Dale Corman                            President
        Lawrence Page                             Secretary

9.8 The memorandum and articles of the Amalgamated Company will be those attached as Exhibit V to the Arrangement Agreement.

9.10 The first annual general meeting of the Amalgamated Company will be held in the month of ______, 1996.

therm-1p.rx

                                    DRAFT 3
                                                                   Appendix B
________________, 1996

         REPORT TO THE SPECIAL COMMITTEE OF THE BOARD OF DIRECTORS OF
                          THERMAL EXPLORATION COMPANY

                      RE: VALUATION AND FAIRNESS OPINION



                                1. INTRODUCTION

BACKGROUND

Salman Partners Inc. ("Salman Partners") understands that the Board of Directors of Thermal Exploration Company ("Thermal") and the Board of Directors of Western Copper Holdings ("Western Copper") have proposed that Thermal and Western Copper (the "Companies") enter into an agreement pursuant to which the Companies plan to merge by way of a Plan of Arrangement (the "Plan of Arrangement"). The terms of the Plan of Arrangement provide that Thermal common shareholders will receive one Western Copper common share for each five common shares of Thermal. We further understand that Thermal's assets, other than its interest in the Carmacks Copper Project, will be vended to a new subsidiary of Thermal and dividended out to the existing Thermal common shareholders. The Board of Directors of Thermal has appointed a committee (the "Special Committee") of an independent director to review the terms of the Amalgamation and to make recommendations to the common shareholders of Thermal concerning the Plan of Arrangement.

Salman Partners understands that the Plan of Arrangement will constitute a "related party transaction" within the meaning of the Ontario Securities Commission Policy Statement 9.1 ("Policy 9.1") and that, accordingly, a formal valuation (as defined in Policy 9.1) of the Companies (the "Formal Valuation") will be required to be prepared and a summary of the Formal Valuation included in the information circular (the "Circular") prepared by Thermal and sent to the common shareholders of Thermal in connection with the special meeting to be called for the purpose of voting on the Plan of Arrangement. The date of such meeting is scheduled for *, 1995.

The terms of the Plan of Arrangement, information relating to Thermal and Western Copper and other information are included in the Circular to be mailed to shareholders of Thermal. The recommendation of the board of Directors of Thermal and a description of the major factors supporting these recommendations are included in the Circular.

Reference to dollars in this opinion are Canadian dollars.

ENGAGEMENT OF SALMAN PARTNERS

In accordance with Policy 9.1, the Special Committee has retained Salman Partners to prepare a Formal Valuation (the "Valuation") of the Companies. The Special Committee has also retained Salman Partners to provide its opinion as the fairness of the terms of the Plan of Arrangement, from a financial point of view, to the Minority Shareholders (the "Fairness Opinion"). Salman Partners understands that the Valuation and the Fairness Opinion will be included in the Circular and, subject to the terms of the engagement letter between Thermal and Salman Partners dated August 16, 1995 (the "Engagement Agreement"), Salman Partners consents thereto. In addition, pursuant to the requirements of applicable securities regulations, copies of the Valuation and the Fairness Opinion must be filed with Canadian securities regulatory authorities.

Salman Partners was first contacted with regard to the Plan of Arrangement on or about Monday, May 8, 1995 and was formally engaged by the Special Committee on August 16, 1995 pursuant to the Engagement Agreement. Salman Partners is to receive fees of $25,000 for its services under the Engagement Agreement. Salman Partners is entitled to recover its reasonable out-of-pocket expenses. Thermal has agreed to indemnify Salman Partners with respect to certain liabilities which may be incurred in connection with the engagement. Fees payable to Salman Partners are not contingent in whole or in part on the success of the Plan of Arrangement.

CREDENTIALS OF SALMAN PARTNERS

Salman Partners is a federally incorporated full service Investment Dealer founded September 9, 1994 in Vancouver, British Columbia. Salman Partners is registered as a Broker with the B.C. Securities Commission and as a Limited Market Dealer with the Ontario Securities Commission. The firm is not affiliated with a financial institution. Salman Partners is a member of the Vancouver Stock Exchange. The firm employs 10 people and has one office in Vancouver, British Columbia. Salman Partners provides its clients a wide range of services including corporate finance, mergers, acquisitions and financial advisory services, institutional equity sales and trading, and equity research. Salman Partners has experience in transactions involving valuations and fairness opinions of publicly-traded Canadian companies, including transactions to which Policy 9.1 was applicable.

The opinions expressed herein are the opinions of Salman Partners as an entity. The form and content hereof have been approved by a group of directors and professionals from Salman Partners, each of whom is experienced in valuation matters.

INDEPENDENCE OF SALMAN PARTNERS

Salman Partners is not an insider, associate or affiliate (as such terms are defined in the Securities Act (Ontario)) of the Companies or their affiliates or associates (collectively the "Interested Parties"). Except as advisor to the Special Committee, Salman Partners is not an advisor to any of the Interested Parties in respect of the Plan of Arrangement. Having reviewed the provisions of Policy 9.1 and considered Salman Partners past, present and anticipated future involvement with the Interested Parties, and with any of their respective affiliates or associates, Salman Partners believes that it is a qualified and independent valuer, as such terms are used in Policy 9.1.

Salman Partners has not, in the 24 months preceding the commencement of this engagement, acted as lead or co-lead underwriter of securities of any Interested Party or any of its principal security holders or its affiliates, associates or related persons. Just prior to its engagement, in June 1995, Salman Partners was a member of an underwriting group for Teck Corporation, a major shareholder of Western Copper, but not as a lead or co-lead.

Salman Partners acts as a trader and dealer, both as principal and agent, in the Canadian financial markets and, in such capacity, may in the future have positions in the securities of the Interested Parties and, from time to time, may in the future execute transactions on behalf of the Interested Parties or other clients for which it receives compensation. In addition, as an investment dealer, Salman Partners conducts research and provides investment advice to is clients on investment matters.


therm-1p.rx

Salman Partners does not have any agreements, commitments or understandings in respect of any future business involving any of the Interested Parties. However, Salman Partners may, from time to time in the future, seek or be provided with assignments from one or more of the Interested Parties.


                              2. SCOPE OF REVIEW


In preparing the Valuation and Fairness Opinion, Salman Partners reviewed and, where it considered appropriate, relied upon:

1. The Circular;

2. Audited financial statements of Thermal for the three fiscal years ending June 30, 1994;

3. Audited financial statements of Western Copper for the three fiscal years ending September 30, 1994;

4. Unaudited financial statements of Thermal for the period ending <June 30, 1995>;

5. Unaudited financial statements of Western Copper for the period ending June 30, 1995;

6. A list of Thermal shareholders as of June 30, 1995;

7. A list of Western Copper shareholders as of September 6, 1995;

8. Federal and provincial Income tax returns of Thermal for the year 1994;

9.  Federal and provincial Income tax returns of Western Copper  for  the  year
1994;

10. A copy of the Joint Venture Agreement between Thermal and Western Copper dated August 18, 1989 respecting the Williams Creek Property;

11. A copy of an Option Agreement dated August 18, 1989 between Thermal and Western Copper concerning the Williams Creek Property;

12. A copy of the Williams Creek Property Option Agreement dated August 18, 1989 and made between Archer, Cathro & Associates (1981) Limited and Western Copper;

13. The Feasibility Study on the Carmacks Copper Project prepared for Western Copper by Kilborn Engineering Pacific Ltd. and dated October 1994;

14. The Valuation Report on the Carmacks Copper Project prepared by Orcan Consultants and dated June 1, 1995;

15. The Valuation Report on Mineral Properties, namely the Copper Basin Property, San Bernardino County, California and the El Salvador Property, Zacatecas State, Mexico prepared by Orcan Consultants and dated May 28, 1995;

16. Minutes of 1994 and 1995 Thermal and Western Copper Directors meetings;

17. Discussions with the managements of Thermal and Western Copper;

18. Discussions with auditors of Thermal;

19. Discussions with auditors of Western Copper;

20. Discussions with the member of the Special Committee;

21. Current and historical market trading information relating to Thermal and Western Copper;

22. Information with respect to other business transactions considered by Salman Partners to be relevant in the circumstances;

23. Letter of representation from Thermal as to the completeness and accuracy of the information upon which the Valuation is based; and

24.   Such   other  financial  market,  corporate  and  industry   information,
investigations   and  analyses  as  Salman  Partners  considered  necessary  or appropriate in the circumstances.


                        3. ASSUMPTIONS AND LIMITATIONS

With the Special Committee's approval and as provided for in the Engagement Agreement, Salman Partners has relied upon and assumed without independent verification the completeness, accuracy and fair presentation of all of the financial and other information, data, advice, opinions or representations obtained by it from public sources, senior management of the Companies, their consultants and advisors. The Valuation and Fairness Opinion are conditional upon the completeness and accuracy of all of the aforementioned.

Management of the Companies have represented to Salman Partners that there has been no material change or material fact (as such terms are defined in the Securities Act (Ontario)) relating to the information, data, advice, opinions, and representations provided to Salman Partners that has not been disclosed to Salman Partners and that no change has occurred in the facts set out or referred to in any such information subsequent to the date thereof which would reasonably be expected to have a material effect on the Valuation and the Fairness Opinion.

In preparing the Valuation and the Fairness Opinion, Salman Partners has made several other assumptions, including assumptions that the conditions required to implement the Plan of Arrangement will proceed as described and substantially within the time frame within the Circular and that the disclosure provided in the Circular with respect to the Plan of Arrangement and the parties thereto is complete and accurate in all material respects.

The Valuation and the Fairness Opinion have been rendered on the basis of securities market, economic, financial and general business conditions prevailing at the time of the Valuation and the Fairness Opinion and the condition and prospects, financial or otherwise, of the Companies as they have been represented to us at the date hereof or as they were reflected in the information and documents reviewed by Salman Partners.

In arriving at the Valuation and the Fairness Opinion, in addition to the facts and conclusions contained in the materials, information, representations and opinions referred to herein, Salman Partners has assumed, among other things, the validity and efficacy of the procedures being followed to implement the Plan of Arrangement and Salman Partners expresses no opinion on such procedures.

The Valuation and Fairness Opinion have been provided for the use of the Special Committee and the Minority Shareholders of Mutual and may not be used or relied upon by any other person without the express prior written consent of Salman Partners. The Valuation and Fairness Opinion are given as of the date hereof and Salman Partners disclaims any undertaking or obligation to advise any person of any change in any fact or matter affecting its Valuation and Fairness Opinion which may come or be brought to Salman Partners' attention after the date hereof. In the event that there is any change in any fact or matter affecting the Valuation or the Fairness Opinion after the date hereof, Salman Partners reserves the right to change, modify or withdraw its Valuation or Fairness Opinion.

Salman Partners believes that its analyses must be considered as a whole and that selecting portions of its analyses and of the factors considered by it, without considering all factors and analyses together, could create a misleading view of the process underlying the Valuation and the Fairness Opinion. The preparation of a valuation or fairness opinion is a complex process and it is not necessarily susceptible to partial analysis or summary description. Any attempt to do so could lead to undue emphasis on any particular factor or analysis. In its analyses and in connection with the preparation of the Valuation and the Fairness Opinion, Salman Partners made numerous assumptions with respect to copper prices, general business and economic conditions and other matters, many of which are beyond the control of any party involved in the Plan of Arrangement and may prove incorrect.


                           4. VALUATION METHODOLOGY

VALUE DEFINITION

For purposes of preparing the Valuation, value means fair market value, which is defined as the highest price, expressed in terms of money or money's worth, that a willing and informed buyer would pay for the asset being valued in an open and unrestricted market to a willing and informed seller, each acting at arm's length, where neither party is under any compulsion to enter into the transaction. Our opinion refers to the en-bloc value of the Thermal and Western Copper shares.

As stated previously under "Assumptions and Limitations", Salman Partners believes that the analyses of Thermal and Western Copper should be considered as a whole and that selecting portions of such analyses or itemizing factors considered by it, without considering all factors and analyses together, may not provide appropriate conclusions for those selected portions or factors.

Salman Partners utilized the following valuation methods in assessing the Fair Market Value of the Companies shares:

      * Net Asset Value Analysis
      * Market Trading Analysis

Net Asset Value ("NAV") is the valuation method preferred by mining corporations to value mining projects and corporations. This approach allows for the separate assessment of all assets and liabilities in a manner most appropriate to the nature of the particular asset or liability. Salman Partners considered the NAV analysis in arriving at its estimate of both Thermal and Western Copper's Fair Market Values. The NAV analysis for both Thermal and Western Copper was derived in part from discounting to a present value of future cash flows of the Companies' interest in the Carmacks Copper Project and by making adjustments (value additions/deletions) for balance sheet items, exploration properties and exploration potential.

Market trading analysis, based on the Companies' prior to the announcement of the transaction, was also considered and deemed appropriate for our Valuation and Fairness Opinion. Western Copper is listed and trades on the Toronto Stock Exchange under the stock symbol WTC. Thermal is listed and trades on the Alberta Stock Exchange under the stock symbol THR. In addition, Thermal trades over the OTC - Bulletin Board in the U.S. under the stock symbol TECC. Over 95% of all trading in Thermal shares during 1994 and 1995 has been through the Alberta Stock Exchange.

VALUATION ASSUMPTIONS

1. We have relied upon the Orcan Consultants' Valuation Report (the "Orcan Report") of the Carmacks Copper Project with certain adjustments in determining our Net Asset Valuation of each company. The Orcan Report used the Discounted Cash Flow Method in determining a Net Present Value for the Carmacks Copper Project. A five year average historical copper price of U.S. $1.08 per pound, or Cdn. $1.44 per pound was also used in the Orcan Report. Additional assumptions including: a discount factor of 10%, 100% equity financing, no inflation, and no taxes were assumed in the Orcan Report. Based on discussions with the management of the Carmacks Copper Project, separate tax rates of 20% and 24% were applied to the Orcan Report to quantify the net present value of cash taxes payable.

2. We have assumed that government regulations regarding mining operations and exploration in Canada remain unchanged;

3. The discount rate utilized in the present value calculation of forecast general and administrative expenses was 8% which approximates the 10 year Government of Canada bond rate.

4. We have ascribed a goodwill value to Western Copper to reflect the company's: project management the Carmacks Copper Project, its Toronto Stock Exchange Listing and its historically greater financial capacity and flexibility relative to Thermal.

5. We have also ascribed a 20% control block premium on the Thermal common shares held by Western Copper.


                             5. THERMAL VALUATION

Description of the Carmacks Copper Project

The Carmacks Copper Project is located 46 kilometres by gravel road northwest of Carmacks, Yukon. Carmacks is 175 kilometres north of Whitehorse and 355 kilometres from the ice-free port of Skagway, Alaska, via paved highway.

The property proposed for development is located within a mineral claim group covering 1,000 hectares owned 50% by Thermal and 50% by Western Copper. Archer, Cathro & Associates retain a 3.0% NSR to a maximum of Cdn. $2.5 million.

The Carmacks Copper deposit, as presently defined, is the No. 1 Zone only. The zone extends in trench exposures and drill intercepts over a 2,300 strike length. A total of 12,900 metres of drilling in 80 diamond drill holes and 11 reverse circulation drill holes has been completed on the property including zones other than No. 1. In addition, several kilometres of surface trenching has been carried out across the deposit.

The total geological resource at a cutoff grade of 0.20% total copper is 24,835,036 tons (20,715,596 tonnes) at 0.98% total copper. The open pit mineable reserve, diluted at 10%, is 15,553,400 tons (14,109,800 tonnes) averaging 1.01% copper at a 0.35% copper cutoff. The reserves are classified as proven plus probable. The open pit mine plans prepared have a stripping ratio of 4.25 tonnes of waste to 1 tonne of ore. The project will treat on average 1,763,700 tonnes of oxide ore per year, to produce 14,310 tonnes of copper cathodes per year, at a recovery rate of 80%.

Mining from the open pit is to take place non-stop for 300 days per year. Ore will be drilled, blasted, removed from the open pit and stockpiled. For a 200 day period during the year, from spring to early autumn, this material will be crushed, transported and agglomerated, and loaded onto heap-leach pads.
Leaching of ore will be year round with solution heating during winter operation. The mine operation will be carried out with used mining equipment operated by Carmacks Copper employees. Copper will be recovered from the oxide ore by acid heap leaching of crushed minus 19 millimetres, agglomerated ore. Pregnant solution (PLS) will be treated in a solvent extraction plant to purify and concentrate the weak leach solution to a more concentrated solution suitable for electrowinning. High purity copper cathodes will be produced in an electrowinning plant for shipment from the ice-free port of Skagway, Alaska. They will then be shipped by ocean to market.

The estimated capital cost for the project is Cdn. $69.9 million of which $62 million is allocated on a pre-production basis and $7.9 million on a post-production basis.

NET ASSET VALUE

Salman Partners relied in part on the NAV analysis in arriving at its estimate of Thermal's Fair Market Value. The NAV analysis of Thermal was derived in part from discounting to a present value the future cash flows of Thermal's interest in the Carmacks Copper Project ("DCF") and by making adjustments (value additions/deletions) for balance sheet items.


therm-1p.rx

RESERVES

Classified as proven and probable, the reserve is estimated to be 14,109,800 tonnes averaging 1.01 per cent total copper using a cutoff grade of 0.35 per cent copper and a dilution of ten per cent at zero grade. The waste to ore stripping ratio is estimated to be 4.25:1.0.

PRODUCTION SCENARIO - TONNES/DAY MILLED

The project will treat on average 1,763,700 tonnes of oxide ore per year, to produce 14,310 tonnes of cathodes per year, at a recovery rate of 80%.

MINE LIFE

The mine life has been estimated to be 8.5 years, based upon the quantity of mineable reserves and forecast production.

OPERATING COSTS

The Orcan Report estimates the Carmacks Copper Project average operating costs, before depreciation and amortization are estimated, but including cathode shipping costs at Cdn. $0.88 per pound.

DISCOUNT RATE

The DCFs for Thermal's interest in the Carmacks Copper Project were discounted on the basis of industry standards given Orcan's assessment of risk, cost of capital and other financial and operational aspects of the Carmacks Copper Project. The discount factor utilized was 10%.

INCOME TAXATION

Provincial and federal income tax and other taxes were in accordance with projected rates and cash taxes payable were calculated based on discussions with the Project's management.

DCF

Based on the above assumptions the pre-tax DCF for Thermal's interest in the Carmacks Copper Project is estimated at $14.21 million.

WORKING CAPITAL

As of June 30, 1995, Thermal had working capital of U.S. $21,093 or Cdn. $28,476 and includes approximately Cdn. $150,000 in flow-through funds. In assessing the NAV of Thermal, we have added $28,476.

CASH DEEMED ON EXERCISE OF OPTIONS

In addition, we have added $200,000 in cash to the NAV reflecting the exercise of in-the-money options (eg. 700,000 options exercisable at prices from $0.21 to $0.30).

EXPLORATION PROPERTIES

No value was ascribed to Thermal's other exploration properties given that such assets are not being considered under the proposed Plan of Arrangement.

GENERAL AND ADMINISTRATIVE

We understand that the Orcan Report deducted general and administrative expenses associated with Thermal's interest in the Carmack's Copper Project. In order to take into account head office general and administrative expenses, Salman Partners calculated the NPV of such expenses on an after tax basis ($U.S. $157,000 or Cdn. $212,000 per year) over an 8.5 year period. Using an 8% discount rate results in a NPV of $1,272,815. This amount was deducted in the NAV calculation.

CASH TAXES PAYABLE

Based upon the available tax pools, the effective tax rates for the Carmacks Copper Project ranged from 20% to 24%; these ranges were applied to the DCFs of the Project and amounts of $2,842,000 and $3,410,400 were deducted as cash taxes payable from the NAV calculation.

LONG TERM DEBT

Thermal currently has no long term debt.

The following table summarizes the NAV of Thermal:


                       THERMAL - NET ASSET VALUE SUMMARY

                                                                 LOW                          HIGH
Discounted Cash Flow from Operations                     14,210,000                   14,210,000
Working Capital                                              28,476                       28,476
Cash received on exercise of warrants/options               200,000                      200,000
Exploration Potential                                             0                            0
PC of General and Administrative Expenses               (1,272,815)                  (1,272,815)
Present Value of Cash Taxes Payable                     (3,410,400)                  (2,842,000)
Long Term Debt                                                    0                            0
Total Value                                               9,755,261                   10,323,661
Shares Outstanding                                       17,666,223                   17,666,223
Net Asset Value Per Share                                      0.55                         0.58


MARKET TRADING ANALYSIS

We have analyzed Thermal's share trading for the sixteen months to April 4, 1995, the trading day immediately prior to the announcement of the Plan of Arrangement. We particularly focused on the thirty-day trading period prior to April 4, 1995. The moving average of trading prices as measured over 30 trading days was $0.21 per share with a high point of $0.25 per share and a low point of $.20 per share.

FAIR MARKET VALUE DETERMINATION

The resultant ranges of values for Thermal shares are shown below. For the purposes of determining Fair Market Value, Salman Partners has taken an average of the ranges from the NAV and Market Trading Analysis.



therm-1p.rx

                          FAIR MARKET VALUE - THERMAL

                                         ($ MILLIONS)               ($)

METHODOLOGY                               RANGE OF VALUES     VALUE PER SHARE
Net Asset Value Analysis                  9.76 - 10.32           0.55 - 0.58
Market Trading Analysis                   3.53 - 4.42            0.20 - 0.25
FAIR MARKET VALUE                         6.65 - 7.37            0.38 - 0.42



                          6. WESTERN COPPER VALUATION

Description of Western Copper

Western Copper's major asset is its 50% interest in the Carmacks Copper Project. Thermal's largest shareholder is Teck Corporation with approximately 37% interest. On September 6, 1995, Teck announced that it had entered into an agreement with Prime Equities to sell its 37% interest in Western Copper to Prime Equities. <The anticipated closing date for this transaction is *.>

For a description of the Carmacks Copper Project  please  refer  to SECTION 5 -
THERMAL  VALUATION.   Western  Copper  is  the  manager of the Carmacks  Copper
Project.


OTHER PROPERTIES

1. El Salvador Project - Mexico

The El Salvador Project is a copper oxide project located in central Mexico. The property has previously been worked to depths of 60 metres by miners who high-graded copper oxide mineralization. Recent trenching by the property vendor, Minera Dolores Augustias y Anexas S.A. de C.V. ("MDDA"), has indicated that copper mineralization is widespread, with values of 1% to 2% copper over considerable widths. In October, 1994, Western Copper entered into an option agreement with MDDA wherein Western Copper will lend the vendor U.S. $250,000 which will enable the vendor to complete a small vat leach operation on the higher grade material. The company has the right to explore the remainder of the property and must spend U.S. $1.5 million on exploration over a three-year period to earn a 100% interest. MDDA will retain a 2.5% net smelter return when copper is below U.S. $1.00 per pound, and 3% when the copper price exceeds U.S. $1.00 per pound. Subsequent to this option, the Western Copper entered into discussions with a major mining company which would participate on a 50/50 basis with Western Copper in the exploration of the property.

2. Copper Basin Property, California

Western Copper purchased the Copper Basin property, located 30 kilometres south of Needles, California, in 1994. The property was drilled in the 1970s and a reserve of 12.5 million tons grading 0.55% copper, including a higher grade core of 7.4 million tons grading 0.75% copper has been outlined. This reserve is based on 164 core and 510 reverse circulation drill holes.

In 1974, a pre-feasibility study of this project was undertaken by Drava Corporation on behalf of Louisiana Land and Exploration. The pre-feasibility study at that time demonstrated that the project would be uneconomic at a copper price of U.S. $0.87. The Orcan Report indicates that the project would not generate a positive cash flow at today's copper prices.

NET ASSET VALUE

Salman Partners relied in part on the NAV analysis in arriving at its estimate of Western Copper's Fair Market Value. The NAV analysis of Western Copper was derived in part from discounting to a present value the future cash flows of Western Copper's interest in the Carmacks Copper Project ("DCF") and by making adjustments (value additions/deletions) for balance sheet items, and exploration properties.

CARMACKS COPPER PROJECT

RESERVES

Classified as proven and probable, the reserve is estimated to be 14,109,800 tonnes averaging 1.01 per cent total copper using a cutoff grade of 0.35 per cent copper and a dilution of ten per cent at zero grade. The waste to ore stripping ratio is estimated to be 4.25:1.0.

PRODUCTION SCENARIO - TONNES/DAY MILLED

The project will treat on average 1,763,700 tonnes of oxide ore per year, to produce 14,310 tonnes of cathodes per year, at a recovery rate of 80%.

MINE LIFE

The mine life has been estimated to be 8.5 years, based upon the quantity of mineable reserves and forecast production.

OPERATING COSTS

The Orcan Report estimates the Carmacks Copper Project average operating costs, before depreciation and amortization are estimated, but including cathode shipping costs at Cdn. $0.88 per pound.

DISCOUNT RATE

The DCF for Western Copper's interest in the Carmacks Copper Project was discounted on the basis of industry standards given Orcan's assessment of risk, cost of capital and other financial and operational aspects of the Carmacks Copper Project. The discount factor utilized was 10%.

INCOME TAXATION

Provincial and federal income tax and other taxes were in accordance with projected rates and cash taxes payable were calculated based on discussions with the Project's management.

DCF

Based on the above assumptions the DCF for Western Copper's interest in the Carmacks Copper Project is estimated at $14.21 million.

WORKING CAPITAL

As of June 30, 1995, Western Copper had working capital of $518,458. In assessing the NAV of Western Copper we have added $518,458.

INVESTMENTS

Western Copper owns 5,830,000 common shares of Thermal. These shares were valued at a market value plus a 20% premium to reflect Western Copper's control block position. We derived a value of $1,749,000 to reflect these considerations. The $1,749,000 amount was added to the NAV calculation.

GOODWILL

Given that Western Copper has a Toronto Stock Exchange Listing; project management responsibilities for the Carmacks Copper Project; and historically, greater financial capacity and flexibility than Thermal, a premium of 10% or $1,200,000 has been added to the NAV calculation.

EXPLORATION PROPERTIES

Western Copper's exploration properties were valued on the basis of the Orcan Report (Mineral Properties). The Copper Basin Property was valued at Cdn. $4,000, and the El Salvador Property was valued at Cdn. $180,000. These amounts were added to the NAV calculation.

GENERAL AND ADMINISTRATIVE

We deducted general and administrative expenses associated with Western Copper and calculated the NPV of such expenses on an after tax basis ($400,000 per year) over an 8.5 year period. Using an 8% discount rate results in a NPV of negative $2,398,705. This amount was deducted from the NAV calculation.

LONG TERM DEBT

Western Copper currently has no long term debt.


The following table summarizes the NAV of Western Copper:


                   WESTERN COPPER -  NET ASSET VALUE SUMMARY

                                                                LOW                          HIGH
                                                                ($)                          ($)
Discounted Cash Flow from Operations                    14,210,000                    14,210,000
Working Capital                                            518,458                       518,458
Cash from Exercisable Options                              522,500                       522,500
Exploration Properties                                     188,000                       188,000
Investment in Thermal Shares                             1,749,000                     1,749,000
Goodwill                                                 1,200,000                     1,200,000
PV of General and Administrative Expenses              (2,398,705)                   (2,398,705)
PV of Cash Taxes Payable                               (3,410,400)                   (2,842,000)
Long Term Debt                                                   0                             0
Total Value                                             12,578,853                    13,147,253
Shares Outstanding                                       5,697,058                     5,697,058
Net Asset Value Per Share                                     2.31                          2.21


MARKET TRADING ANALYSIS

We have analyzed Western Copper's share trading for the sixteen months to April 25, 1995, the trading day immediately prior to the announcement of the Plan of Arrangement. We particularly focused on the 30-day period prior to April 25, 1995. The 30-day moving averages of trading prices as measured over the 30 trading days prior to April 25, 1995 ranged from $1.35 to $1.50 per share with a mid-point of this range of $1.425 per share.

FAIR MARKET VALUE DETERMINATION

The resultant ranges of values for Western Copper shares are shown below. For the purposes of determining Fair Market Value, Salman Partners has taken an average of the ranges from the NAV and Market Trading Analysis.


                      FAIR MARKET VALUE - WESTERN COPPER

                                         ($ MILLIONS)             ($)

METHODOLOGY                               RANGE OF VALUES   VALUE PER SHARE
Net Asset Value Analysis                  12.58 - 13.15       2.21 - 2.31
Market Trading Analysis                   7.69 - 8.55         1.35 - 1.50
FAIR MARKET VALUE                         10.14 - 10.85       1.78 - 1.91



                            7. VALUATION CONCLUSION

Based upon and subject to the foregoing analysis and the assumptions and limitations contained therein, Salman Partners is of the opinion that at the date hereof the Fair Market Value of all the common shares of Thermal is between $0.38 and $0.40 per share and the Fair Market Value of all of the common shares of Western Copper is between $1.78 and $1.91 per share as set forth in the following table:


            THERMAL                    THE CONSIDERATION          EXCHANGE
                                                                   FACTOR

Low          $0.38                      $1.78                      4.68
High         $0.42                      $1.91                      4.55
Midpoint     $0.40                      $1.845                     4.61



                              8. FAIRNESS OPINION

Salman Partners based its Fairness Opinion on the information, discussions and investigations discussed under Section 2, "Scope of Review", together with the analyses, considerations and conclusions set forth in Section 7 and 4, "Valuation Conclusion" and "Valuation Methodology". The Fairness Opinion is subject to the "Assumptions and Limitations" set forth in Section 3.

FAIRNESS CONSIDERATIONS

In assessing the fairness, from a financial  point  of  view,  of  the  Plan of
Arrangement   to   the   Minority  Shareholders,  Salman  Partners  principally
considered and relied upon the following:

(a) Our Valuation conclusions;

(b) A comparison of the Fair Market Value of Thermal compared with the Fair Market Value of Western Copper;

(c) A review of the trading history of Thermal and Western Copper, the liquidity of each company's common shares, and the Stock Exchanges upon which each company's shares are listed;

(d) A review of the operating strength and project management team of Western Copper relative to Thermal;

(e) A review of the historic and an estimate of the future financial capacity and flexibility of each company;

(f) A recognition that Western Copper has agreed to forego participating in the new company which will be formed with the assets currently owned by Thermal which are not considered part of the Plan of Arrangement; and

(g) The announced purchase by Prime Equities of Teck Corporation's interest in Western Copper.

VALUATION CONCLUSIONS

Salman Partners concluded that the Fair Market Values with respect to Thermal and the Consideration are as follows:


           THERMAL                    THE CONSIDERATION          EXCHANGE
                                                                  FACTOR

Low        $0.38                      $1.78                      4.68
High       $0.42                      $1.91                      4.55
Midpoint   $0.40                      $1.845                     4.61


The Consideration being received by the Minority Shareholders, based on the 5:1 exchange ratio being proposed by Western Copper, is therefore valued at a range of $0.36 to $0.38, with a mid-point of $0.37 per Thermal Share.


                             9. LIQUIDITY SUMMARY


                                                1994                1995{(1)}

THERMAL
Annual volume traded (shares){(2)}            2,831,262            1,391,373
Percentage total shares outstanding               19.48%                8.47%
Approximate value of trading ($)                988,404              368,026
# of trading days where no trade occurred           137                  119
WESTERN COPPER
Annual volume traded (million shares){(3)}    2,992,677              504,219
% of total shares outstanding                      60.3%                 9.6%
Approximate value of trading ($)              5,185,730              737,431
# of trading days where no trade occurred            38                   47


NOTES:
(1) AS OF JUNE 23, 1995
(2) OBTAINED FROM  BLOOMBERG NEWS SERVICE PER VOLUME ON THE ASE AND OTC
(3) OBTAINED FROM  BLOOMBERG NEWS SERVICE PER VOLUME ON THE TSE

The table above presents a comparison of certain stock market volume trading statistics of Thermal and Western Copper. The statistics indicate that Western Copper shares are considerably more liquid than those of Thermal.

NATURE AND PROSPECTS OF WESTERN COPPER

We   have   reviewed  the  business  prospects  of  Western  Copper,  including
Amalgamated Thermal, assuming the Plan of Arrangement is effected. The prospects of Western Copper, including Amalgamated Thermal, will be influenced by factors generally associated with mining companies such as the price of copper, government regulations regarding mining operations and the foreign dollar exchange rate. As a result of the Plan of Arrangement, the Minority Shareholders will remain exposed to the risks usually associated with investing capital in new development and exploration properties. If the Plan of Arrangement is approved, the Minority Shareholders will become shareholders in a company which would own 100% of the Carmacks Copper Project and would further benefit by tripling the market capitalization of the company. This company would be substantially larger than Thermal with a proforma market capitalization and public float of approximately $14 million and $9.63 million respectively, based on the April 21, 1995 closing 30-day moving average share price of $1.35 for Western Copper. Western Copper including Amalgamated Thermal will also be somewhat more diversified than Thermal alone in terms of additional exploration opportunities.

ADVANTAGES OF THE ARRANGEMENT

A. The principal advantages of the Arrangement from the Minority Shareholders' perspective are as follows:

(a) Offer of near-equivalent value;

(b) Liquidity enhancement;

(c)  100%   of  Earnings/Cash flow from the Carmacks Copper Project,  upon  its completion;

(d) Greater financial capability;

(e) Relative safety;

(f) Retention of exploration upside with more advanced exploration properties.

(g) An opportunity to further participate in a new company to be formed with those assets of Thermal not in the Plan of Arrangement.

Based on our determination of the fair market values of Thermal and Western Copper, the terms of the Plan of Arrangement indicate that the Minority Shareholders of Thermal will receive $0.36 to $0.38 worth of Western Copper shares for each Thermal Share which appears to be at a discount of about 7.5% to our determination of the Fair Market Value of each Thermal Share of $0.38 to $0.42 per share. In comparing the mid-point of the Fair Market Value of Thermal with the mid-point of the consideration received of $0.37, the consideration is below our mid-point of Fair Market Value of $0.40 by $0.03 per share. However, given the subjectiveness associated with our efforts to quantify such intangibles as: Western Copper's project management of the Carmacks Copper Project, Western Copper's historic financial strength relative to Thermal's weaker financial condition, Western Copper's better liquidity relative to Thermal's, and the fact that Western Copper will not be participating in the new company to be formed with the assets of Thermal which are not part of the Plan of Arrangement, we view the discount of 7.5% to our determination of the Fair Market Value as insignificant.

In our view, the Plan of Arrangement affords the Minority Shareholders the following major advantages: fair value given the consideration being offered, relative safety, liquidity and increased financial ability of Western Copper including Amalgamated Thermal to pursue the development of the Carmacks Copper Project.

CONCLUSION

Based on and subject to the foregoing, Salman Partners is of the opinion that, as of the date hereof, the terms of the Plan of Arrangement being one Western Copper share for each 5.0 Thermal is fair, from a financial point of view, to the Minority Shareholders of Thermal.

Yours very truly,





(SIGNED) SALMAN PARTNERS INC.

therm-1p.rx

                                                                   APPENDIX C

             CHAPTER 13 OF THE CALIFORNIA GENERAL CORPORATION LAW

                              DISSENTERS' RIGHTS

<section> 1300.  SHAREHOLDER IN SHORT FORM CORPORATION; PURCHASE AT FAIR MARKET
VALUE; "DISSENTING SHARES" AND "DISSENTING SHAREHOLDER"

      (a) If the approval of the outstanding shares (Section 152) of a corporation is required for a reorganization under subdivisions (a) and (b) or subdivision (e) of Section 1201, each shareholder of the corporation entitled to vote on the transaction and each shareholder of a subsidiary corporation in a short-form merger may, by complying with this chapter, require the corporation in which the shareholder holds shares to purchase for cash at their fair market value the shares owned by the shareholder which are dissenting shares as defined in subdivision (b). The fair market value shall be determined as of the day before the first announcement of the terms of the proposed reorganization or short-form merger, excluding any appreciation or depreciation in consequence of the proposed action, but adjusted for any stock split, reverse stock split or share dividend which becomes effective thereafter.

      (b) As used in this chapter, "dissenting shares" means shares which come within all of the following descriptions:

            (1) Which were not immediately prior to the reorganization or short-form merger either (i) listed on any national securities exchange certified by the Commissioner of Corporations under subdivision (o) of
      Section 25100 or (ii) listed on the list of OTC margin stocks issued by the Board of Governors of the Federal Reserve System, and the notice of meeting of shareholders to act upon the reorganization summarizes this section and Sections 1301, 1302, 1303 and 1304; provided, however, that this provision does not apply to any shares with respect to which there exists any restriction on transfer imposed by the corporation or by any law or regulation; and provided, further, that this provision does not apply to any class of shares described in clause (i) or (ii) if demands for payment are filed with respect to 5 percent or more of the outstanding shares of that class.

            (2) Which were outstanding on the date of the determination of shareholders entitled to vote on the reorganization and (i) were not voted in favor of the reorganization or, (ii) if described in clause (i) or (ii) of paragraph (1) (without regard to the provisions in that paragraph), were voted against the reorganization, or which were held of record on the effective date of a short-form merger, provided, however, that clause (i) rather than clause (ii) of this paragraph applies in any case where the approval required by Section 1201 is sought by written consent rather than at a meeting.

            (3) Which the dissenting shareholder has demanded that the corporation purchase at their fair market value, in accordance with
      Section 1301.

            (4) Which the dissenting shareholder has submitted for endorsement, in accordance with Section 1302.

      (c)  As  used  in  this  chapter,  "dissenting  shareholder"  means   the
recordholder of dissenting shares and includes a transferee of record.
<section>1301.   NOTICE  TO  HOLDER  OF  DISSENTING  SHARES  OF  REORGANIZATION
APPROVAL; DEMAND FOR PURCHASE OF SHARES; CONTENTS OF DEMAND

      (a) If, in the case of a reorganization, any shareholders of a corporation have a right under Section 1300, subject to compliance with paragraphs (3) and (4) of subdivision (b) thereof, to require the corporation to purchase their shares for cash, such corporation shall mail to each such shareholder a notice of the approval of the reorganization by its outstanding shares (Section 152) within 10 days after the date of such approval, accompanied by a copy of Sections 1300, 1302, 1303, 1304 and this section, a statement of the price determined by the corporation to represent the fair market value of the dissenting shares, and a brief description of the procedure to be followed if the shareholder desires to exercise the shareholder's right under such sections. The statement of price constitutes an offer by the corporation to purchase at the price stated any dissenting shares as defined in subdivision (b) of Section 1300, unless they lose their status as dissenting shares under Section 1309.

      (b) Any shareholder who has a right to require the corporation to purchase to shareholder's shares for cash under Section 1300, subject to compliance with paragraphs (3) and (4) of subdivision (b) thereof, and who desires the corporation to purchase such shares shall make written demand upon the corporation for the purchase of such shares and payment to the shareholder in cash of their fair marker value. The demand is not effective for any purpose unless it is received by the corporation or any transfer agent thereof
(1) in the case of shares described in clause (i) or (ii) of paragraph (1) of subdivision (b) of Section 1300 (without regard to the provisos in that paragraph), not later than the date of the shareholders' meeting to vote upon the reorganization, or (2) in any other case within 30 days after the date on which the notice of the approval by the outstanding shares pursuant to subdivision (a) or the notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder.

      (c) The demand shall state the number and class of the shares held of record by the shareholder which the shareholder demands that the corporation purchase and shall contain a statement of what such shareholder claims to be the fair market value of those shares as of the day before the announcement of the proposed reorganization or short-form merger. The statement of fair market value constitutes an offer by the shareholder to sell the shares at such price.

<section> 1302. STAMPING OR ENDORSING DISSENTING SHARES

      Within 30 days after the date on which notice of the approval by the outstanding shares or the notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder, the shareholder shall submit to the corporation at its principal office or at the office of any transfer agent thereof, (a) if the shares are certified securities, the shareholder's certificates representing any shares which the shareholder demands that the corporation purchase, to be stamped or endorsed with a statement that the shares are dissenting shares or to be uncertified securities, written notice of the number of shares which the shareholder demands that the corporation purchase. Upon subsequent transfers of the dissenting shares on the books of the corporation, the new certificates, initial transaction statement, and other written statements issued therefor shall bear a like statement, together with the name of the original dissenting holder of the shares.

<section> 1303. DISSENTING SHAREHOLDER ENTITLED  TO  AGREED PRICE WITH INTEREST
THEREON; WHEN PRICE TO BE PAID

      (a) If the corporation and the shareholder agree that the shares are dissenting shares and agree upon the price of the shares, the dissenting shareholder is entitled to the agreed price with interest thereon at the legal rate on judgements from the date of the agreement. Any agreements fixing the fair market value of any dissenting shares as between the corporation and the holders thereof shall be filed with the secretary of the corporation.

      (b) Subject to the provisions of Section 1306, payment of the fair market value of dissenting shares shall be made within 30 days after the amount thereof has been agreed or within 30 days after any statutory or contractual conditions to the reorganization are satisfied, whichever is later, and in the case of certificated securities, subject to surrender of the certificates therefor, unless provided otherwise by agreement.

<section> 1304. ACTION BY DISSENTERS TO DETERMINE WHETHER SHARES ARE DISSENTING
SHARES OR FAIR MARKET VALUE OF DISSENTING SHARES OR BOTH; JOINDER OF SHAREHOLDERS; CONSOLIDATION OF ACTIONS; DETERMINATION OF ISSUES; APPOINTMENT OF APPRAISERS

      (a) If the corporation denies that the shares are dissenting shares, or the corporation and the shareholder fail to agree upon the fair market value of the shares, then the shareholder demanding purchase of such shares as dissenting share or any interested corporation, within six months after the date on which notice of the approval by the outstanding shares (Section 152) or notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder, but not thereafter, may file a complaint in the superior court of the proper county praying the court to determine whether the shares are dissenting shares or the fair market value of the dissenting shares or both or may intervene in any action pending on such a complaint.

      (b) Two or more dissenting shareholders may join as plaintiffs or be joined as defendants in any such action and two or more such actions may be consolidated.

      (c) On the trial of the action, the court shall determine the issues. If the status of the shares as dissenting shares is in issue, the court shall first determine that issue. If the market value of the dissenting shares is in issue, the court shall determine, or shall appoint one or more impartial appraisers to determine, the fair market value of the shares.

<section> 1305. DUTY AND REPORT OF APPRAISERS; COURT'S CONFIRMATION OF  REPORT;
DETERMINATION OF FAIR MARKET VALUE BY COURT; JUDGMENT, AND PAYMENT; APPEAL; COSTS OF ACTION

      (a) If the court appoints an appraiser or appraisers, they shall proceed forthwith to determine the fair market value per share. Within the time fixed by court, the appraisers, or a majority of them, shall make and file a report in the office of the clerk of the court. Thereupon, on the motion of any party, the report shall be submitted to the court and considered on such evidence as the court considers relevant. If the court finds the report reasonable, the court may confirm it.

      (b) If a majority of the appraisers appointed fail to make and file a report within 10 days from the date of their appointment or within such further time as may be allowed by the court or the report is not confirmed by the court, the court shall determine the fair market value of the dissenting shares.

      (c) Subject to the provisions of Section 1306, judgment shall be rendered against the corporation for payment of an amount equal to the fair market value of each dissenting share multiplied by the number of dissenting shares which any dissenting shareholder who is a party, or who has intervened, is entitled to require the corporation to purchase, with interest thereon at the legal rate from the date on which judgment was entered.

      (d) Any such judgment shall be payable forthwith with respect to the appraisers to be fixed by the court, shall be assessed or appointed as the court considers equitable, but, if the appraisal exceeds the price offered by the corporation, the corporation shall pay the costs (including in the discretion of the court attorney's fees, fees of expert witnesses and interest at the legal rate on judgments from the date of compliance with Sections 1300, 1301 and 1302 if the value awarded by the court for the shares is more than 125 percent of the price offered by the corporation under subdivision (a) of
Section 1301.)

<section> 1306. PREVENTION OF PAYMENT TO HOLDERS OF DISSENTING  SHARES  OF FAIR
MARKET VALUE; EFFECT

      To the extent that the provisions of Chapter 5 prevent the payment to any holders of dissenting shares of their fair market value, they shall become creditors of the corporation for the amount thereof together with interest at the legal rate on judgments until the date of payment, but subordinate to all other creditors in any liquidation proceeding, such debt to be payable when permissible under the provisions of Chapter 5.

<section> 1307. DISPOSITION OF DIVIDENDS UPON DISSENTING SHARES

      Cash dividends declared and paid by the corporation upon the dissenting shares after the date of approval of the reorganization by the outstanding shares (Section 152) and prior to payment for the shares by the corporation shall be credited against the total amount to be paid by the corporation therefor.

<section>  1308.  RIGHTS  AND  PRIVILEGES  OF DISSENTING SHARES; WITHDRAWAL  OF
DEMAND FOR PAYMENT

      Except as expressly limited in this chapter, holders of dissenting shares continue to have all the rights and privileges incident to their shares, until the fair market value of their shares is agreed upon or determined. A dissenting shareholder may not withdraw a demand for payment unless the corporation consents thereto.
<section> 1309. WHEN DISSENTING SHARES LOSE THEIR STATUS

      Dissenting shares lose their status as dissenting shares and the holders thereof cease to be dissenting shareholders and cease to be entitled to require the corporation to purchase their status upon the happening of any of the following:

      (a) The corporation abandons the reorganization. Upon abandonment of the reorganization, the corporation shall pay on demand to any dissenting shareholder who is initiated proceedings in good faith under this chapter all necessary expenses incurred in such proceedings and reasonable attorneys' fees.

      (b) The shares are transferred prior to their submission for endorsement in accordance with Section 1302 or are surrendered for conversion into shares of another class in accordance with the articles.

      (c) The dissenting shareholder and the corporation do not agree upon the status of the shares as dissenting shares or upon the purchase price of the shares, and neither files compliant or intervenes in a pending action as provided in Section 1304, within six months after the date on which notice of the approval by the outstanding shares or notice pursuant to subdivision (i) of
Section 1110 was mailed to the shareholder.

      (d) The dissenting shareholder, with the consent of the corporation, withdraws the shareholder's demand for purchase of the dissenting shares.

<section> 1310. SUSPENSION OF PROCEEDINGS FOR COMPENSATION OR VALUATION PENDING
LITIGATION

      If litigation is instituted to test the sufficiency or regularity of the votes of the shareholders in authorizing a reorganization, any proceedings under Section 1304 and 1305 shall be suspended until final determination of such litigation.

<section> 1311. SHARES TO WHICH CHAPTER INAPPLICABLE

      This chapter, except Section 1312, does not apply to classes of shares whose terms and provisions specifically set forth the amount to be paid in respect to such shares in the event of a reorganization or merger.

<section>  1312.  ATTACK ON VALIDITY OR REORGANIZATION  OR  SHORT-FORM  MERGER;
RIGHTS OF SHAREHOLDERS; BURDEN OF PROOF

      (a) No shareholder of a corporation who has a right under this chapter to demand payment of cash for the shares held by the shareholder shall have any right at law or in equity to attack the validity of the reorganization or short-form merger, or to have the reorganization or short-form merger set aside or rescinded, except in an action to test whether the number of shares required to authorize or approve the reorganization have been legally voted in favor thereof; but any holder of shares of a class whose terms and provisions specifically set forth the amount to be paid in respect to them in the event of a reorganization or short-form merger is entitled to payment in accordance with those terms and provisions or, if the principal terms of the reorganization are approved pursuant to subdivision (b) of Section 1202, is entitled to payment in accordance with the terms and provisions of the approved reorganization.

      (b) If one of the parties to a reorganization or short-form merger is directly or indirectly controlled by, or under common control with, another party to the reorganization or short-form merger, subdivision (a) shall not apply to any shareholder of such party who has not demanded payment of cash for such shareholder's shares pursuant to this chapter; but if the shareholder institutes any action to attack the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded, the shareholder shall not thereafter have any right to demand payment of cash for the shareholder's shares pursuant to this chapter. The court in any action attacking the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded shall not restrain or enjoin the consummation of the transaction except upon 10 days' prior notice to the corporation and upon a determination by the court that clearly no other remedy will adequately protect the complaining shareholder or the class of shareholders or which such shareholder is a member.

      (c) If one of the parties to a reorganization of short-form merger is directly or indirectly controlled by, or under common control with, another party to the reorganization or short-form merger, in any action to attack the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded, (1) a party to a reorganization or short-form merger which controls another party to the reorganization or short-form merger shall have the burden or proving that the transaction is just and reasonable as to the shareholders of the controlled party, and (2) a person who controls two or more parties to a reorganization shall have the burden of proving that the transaction is just and reasonable as to the shareholders of any party as controlled.


                                SECTION 231 OF
                      THE COMPANY ACT (BRITISH COLUMBIA)

231.  (1) Dissent procedure.-Where,

            (a) being entitled to give notice of dissent to a resolution as provided in section 36, 127, 150, 246, 268, 273 or 313, a member of a company (in this Act called a "dissenting member") gives notice of dissent;

            (b) the resolution to in paragraph (a) is passed; and

            (c) the company or its liquidator proposes to act on the authority of the resolution referred to in paragraph (a).

      (2) On receiving a notice of intention to act in accordance with subsection (1), a dissenting member is entitled to require the company to purchase all his shares in respect of which the notice of intention to act,

      (3) The dissenting member shall exercise his right under subsection (2) be delivering to the registered office of the company, within 14 days after the company, or the liquidator, gives the notice of intention to act,

            (a) a notice that he requires the company to purchase all his shares referred to in subsection (2); and

            (b) the share certificates representing all his shares referred to in subsection (2);

      and thereupon he is bound to sell those share to the company and the company is bound to purchase them.

      (4) A dissenting member who has complied with subsection (3), the company, or if there has been an amalgamation, the amalgamated company may apply to the court, which may

            (a) require the dissenting member to sell, and the company or the amalgamated company to purchase, the shares in respect of which the notice of dissent has been given;

            (b) fix the price and terms of the purchase and sale, or order that the price and terms be established by arbitration, in either case having due regard for the rights of creditors;

            (c) join in the application any other dissenting member who has complied with subsection (3); and

            (d) make consequential orders and give directions it considers appropriate.


therm-1p.rx

      (5) The price to be paid to a dissenting member for his shares shall be their fair value as of the day before the date on which the resolution referred to in subsection (1) was passed, including any appreciation or depreciation in anticipation of the vote on the resolution, and every dissenting member who has complied with subsection (3) shall be paid the same price.

      (6) The amalgamation or winding up of the company, or any change in its capital, assets or liabilities resulting from the company acting on the authority of the resolution referred to in subsection (1), shall not affect the right of the dissenting member and the company under this section or the price to be paid for the shares.

      (7) Every dissenting member who has complies with subsection (3) may

            (a) not vote, or exercise or assert any rights of a member, in respect of the shares for which notice of dissent has been given, other than under this section;

            (b) not withdraw the requirement to purchase his shares, unless the company consents; and

            (c) until he is paid in full, exercise and assert all the rights of a creditor of the company.

      (8) Where to court determines that a person is not a dissenting member, or is not otherwise entitled to the right provided by subsection (2), the court may make the order, without prejudice to any acts or proceedings which the company, its members, or any class of members may have taken during the intervening period, it considers appropriate to remove the limitations imposed on him by subsection (7).

      (9) The relief provided by this section is not available if, subsequent to giving his notice of dissent, the dissenting member acts inconsistently with his dissent; but a request to withdraw the requirement to purchase his shares is not an act inconsistent with his dissent.

      (10) A notice of dissent ceases to be effective if the member giving it consents to or votes in favor of the resolution of the company to which he is dissenting, except where the consent or vote is given solely as a proxy holder for a person whose proxy required an affirmative vote.

therm-1p.rx

                                   EXHIBIT I

                   [SPECIAL] RESOLUTION OF THE SHAREHOLDERS
                  OF THERMAL EXPLORATION COMPANY (CALIFORNIA)

                          REINCORPORATION RESOLUTION

therm-1p.rx

                                  EXHIBIT II

                    SPECIAL RESOLUTION OF THE SHAREHOLDERS
                   OF THERMAL EXPLORATION COMPANY (WYOMING)

             CONTINUATION OF THERMAL EXPLORATION COMPANY (WYOMING)
                    INTO BRITISH COLUMBIA UNDER SECTION 36
                     OF THE COMPANY ACT (British Columbia)


BE IT RESOLVED AS A SPECIAL RESOLUTION THAT:

1. The directors of Thermal-WY be and are hereby authorized and directed to make application pursuant to Section 36 of the Company Act (British Columbia) (the "BCCA") to the Registrar of Companies appointed under the BCCA to continue Thermal-WY as if it had been incorporated pursuant to the BCCA;

2. Thermal-WY change its name to "Thermal Exploration Company Ltd." to come into effect when the proper officer of the Registrar of Companies appointed under the BCCA issues a certificate of continuation continuing Thermal-WY as if it had been incorporated under the BCCA;

3. Thermal-WY adopt the Memorandum and Articles in the form set out as Schedule "B" in the Proxy Statement of Thermal-WY, in substitution for the existing charter of Thermal-WY, such Memorandum and Articles to come into effect when the proper officer of the Registrar of Companies appointed under the BCCA issues a certificate of continuation continuing Thermal-WY as if it had been incorporated under the BCCA;

4. Any one director of Thermal-WY be and he is hereby authorized and instructed to take all such acts and proceedings and to execute and deliver all such applications, authorizations, certificates, documents and instruments, including without limitation the Instrument of Continuation, Memorandum and Articles, and a Notice of Offices in the forms prescribed by the BCCA, as in his opinion may be necessary or desirable for the implementation of this resolution.

5. The directors of Thermal-WY may, in their absolute discretion, by resolution abandon the application for continuance under the BCCA at any time prior to the issuance of a Certificate of Continuation without further approval of the shareholders of Thermal-WY.



therm-1p.rx

                                  EXHIBIT III

                    SPECIAL RESOLUTION OF THE SHAREHOLDERS
            OF THERMAL EXPLORATION COMPANY LTD. (BRITISH COLUMBIA)

                     ARRANGEMENT UNDER SECTION 276 OF THE
                        COMPANY ACT (BRITISH COLUMBIA)

BE IT RESOLVED AS A SPECIAL RESOLUTION THAT:

1. the arrangement (the "Arrangement") pursuant to section 276 of the Company Act (British Columbia) which will result in, among other things:

     (a) the transfer by Thermal-BC to Pacific Cascade Resources Corp., a wholly-owned British Columbia corporate subsidiary of Thermal-BC, ("Pacific") of all of the assets of Thermal-BC (except for Thermal-BC's interest in the Carmacks Copper Project, Yukon Territory ("Thermal Carmacks Interest")) in exchange for common shares of Pacific ("Pacific Shares");

     (b) the distribution of the Pacific Shares by Thermal-BC to the shareholders of Thermal-BC (except for Western Copper Holdings Limited ("Western")) in exchange for a portion of their Thermal-BC shares on the basis of one (1) Pacific Share for one percent (1%) of each Thermal-BC share;

     (c) the amalgamation of Thermal-BC and No. 385 Sail View Ventures Ltd. ("Sailview"), a wholly-owned subsidiary of Western, to form Carmacks Copper Ltd. ("Copper"), a B.C. company wholly owned by Western;

     (d) the holders of Thermal-BC shares (other than Western) receiving one (1) common share of Western for each five (5) Thermal-BC shares held;

     (e) Copper issuing to Western one common share of Copper for each common share of Western issued to former holders of Thermal-BC shares;

     (f) all of the outstanding Thermal-BC shares being cancelled without repayment of capital;

     (g) each existing share of Sailview being converted into one common shares of Copper; and

     (h) the holders of stock options to purchase Thermal-BC shares (other than Western) receiving from Western warrants and stock options to purchase one-fifth of the number of common share of Thermal-BC shares at five times the exercise price of their Thermal-BC warrants or stock option;



all as set out in the Plan of Arrangement which is attached as Exhibit I to the arrangement agreement dated as of the ______ day of ______, 1995 among Thermal, Western and Pacific (the "Arrangement Agreement") be, and it hereby is, authorized, approved and adopted;

2. the Arrangement Agreement, including any amendments thereto or to the Plan of Arrangement made in accordance with the terms of the Arrangement Agreement, be, and it is hereby, confirmed, ratified and approved;

3. notwithstanding that this special resolution has been passed by the members of Thermal-BC, the directors of Thermal-BC be, and they hereby are, authorized and empowered in their sole discretion to revoke this special resolution at any time prior to the acceptance for filing by the Registrar of Companies under the COMPANY ACT (British Columbia) of a certified copy of the final order issued by the Supreme Court of British Columbia in respect of the Arrangement, and to determine not to proceed with the Arrangement, without the further approval of the members of Thermal-BC; and

4. any one officer or any one director of Thermal-BC be, and any one officer or any one director of Thermal-BC hereby is, authorized and empowered, acting for, in the name of and on behalf of Thermal-BC, to execute or to cause to be executed, under the seal of Thermal-BC or otherwise, and to deliver or to cause to be delivered, all such other documents and instruments, and to do or to cause to be done all such other acts and things, as in the opinion of such one officer or one director of Thermal-BC may be necessary or desirable in order to complete the Arrangement or to fulfil the intent of the foregoing paragraphs of this special resolution.

therm-1p.rx

                                  EXHIBIT IV

                                 INTERIM ORDER

                                                                  No. A______
                                                           Vancouver Registry

                   IN THE SUPREME COURT OF BRITISH COLUMBIA

               IN THE MATTER OF SECTION 276 OF THE COMPANY ACT,
                        R.S.B.C. 1979, C.59, AS AMENDED

                                      AND

                        IN THE MATTER OF AN ARRANGEMENT
                    INVOLVING THERMAL EXPLORATION COMPANY,
                    PACIFIC CASCADE CAPITAL CORP. AND THEIR
                          RESPECTIVE SHAREHOLDERS AND
                        WESTERN COPPER HOLDINGS LIMITED


                                     ORDER



BEFORE                          )    ______, THE ______ DAY
MASTER ______                   )    OF ______, 199______.
                                )


THIS PETITION of Thermal Exploration Company ("Thermal") and Pacific Cascade Capital Corp. ("Pacific") coming on for EX-PARTE hearing at Vancouver, British Columbia, this day; AND UPON READING the petition herein dated the ______ day of ______, 1995 and filed; the affidavit of F. Dale Corman sworn the ______ day of ______, 1995 and the exhibits thereto and filed; AND UPON HEARING Counsel on behalf of Thermal and Pacific;

          THE COURT ORDERS THAT

1. Subject to Thermal holding a special meeting of its shareholders in accordance with the following provisions:

     (a) Thermal calling, holding and conducting a special meeting of the holders of its shares of Series A Preferred Stock and Common Stock (the "Meeting"), on or about ______, ______, 1996 to, among other things, consider and, if deemed advisable, to pass, with or without variation, special resolutions as follows:

           (i) a [SPECIAL] resolution ("Reincorporation Resolution") approving the reincorporation of Thermal from the state of California to the state of Wyoming;

          (ii) conditional upon the approval of the Reincorporation Resolution, to consider, and if deemed advisable, to pass, with or without variation, a [SPECIAL] resolution ("Continuance Resolution") authorizing Thermal Exploration Company, a Wyoming corporation ("Thermal-WY") to apply to the Registrar of Companies (British Columbia for a certificate of continuance continuing (reincorporating) Thermal-WY under the COMPANY ACT (British Columbia) as Thermal Exploration Company Ltd., a British Columbia corporation ("Thermal-BC");

         (iii) conditional upon the approval of the Continuance Resolution, to consider and, if deemed advisable, to pass, with or without variation, a special resolution ("Arrangement Resolution") approving an arrangement ("Arrangement"), pursuant to section 276 of the COMPANY ACT (British Columbia) which will result in, among other things:

                (A) the transfer by Thermal-BC to Pacific Cascade Capital Corp., a wholly-owned British Columbia corporate subsidiary of Thermal-BC, ("Pacific") of all of the assets of Thermal-BC (except for Thermal-BC's interest in the Carmacks Copper Project, Yukon Territory ("Thermal Carmacks Interest") in exchange for common shares of Pacific ("Pacific Shares");

                (B) the distribution of the Pacific Shares by Thermal-BC to the shareholders of Thermal-BC (except for Western Copper Holdings Limited ("Western")) in exchange for a portion of their Thermal-BC shares on the basis of five (5) Pacific Shares for one (1) Thermal-BC share;

                (C) the amalgamation of Thermal-BC and No. 385 Sail View Ventures Ltd. ("Sailview"), a wholly-owned subsidiary of Western, to form Carmacks Copper Ltd. ("Copper"), a B.C. company wholly owned by Western;

                (D) the holders of Thermal-BC shares (other than Western) receiving one (1) common share of Western for each five
                     (5) Thermal-BC shares held;

                (E) the holders of warrants to purchase Thermal-BC shares (other than Western) receiving from Western warrants to purchase one fifth the number of common shares of Western at five times the exercise price of their Thermal-BC warrants;

                (F) the holders of incentive stock options to purchase Thermal-BC shares (other than Western) receiving from Western incentive stock options to purchase one fifth the number of common shares of Western at five times the exercise price of their Thermal-BC incentive stock options;

                (G) all outstanding warrants and incentive stock options to purchase Thermal-BC Shares being cancelled;

                (H) Copper issuing to Western one common share of Copper for each common share of Western issued to former holders of Thermal-BC shares;

                (I) all of the outstanding Thermal-BC shares being cancelled without any repayment of capital; and

                (J) each existing share of Sailview being converted in one common share of Copper.

          all as more particularly set out in the Plan of Arrangement attached as Exhibit I to the arrangement agreement dated as of ______, 1995 among Thermal, Pacific and Western and which Plan of Arrangement is attached as Schedule A to the proxy statement of Thermal attached as Exhibit "B" to the aforesaid affidavit of F. Dale Corman filed herewith (the "Corman Affidavit");

     (b) The Meeting being called, held and conducted in accordance with the applicable provisions of the CALIFORNIA CORPORATIONS CODE, the WYOMING BUSINESS CORPORATIONS ACT and the COMPANY ACT and the articles of incorporation and by-laws of each of Thermal and Thermal-WY and of the memorandum and articles of Thermal-BC.

     (c) Each of the notice of the Meeting with attachments in the form which has been attached as Exhibit "A" to the Corman Affidavit, the proxy statement with attachments in the form which has been attached as Exhibit "B" to the Corman Affidavit, and the form of proxy in the form which has been attached as Exhibit "C" to the Corman Affidavit (collectively the "Proxy Documents"), with such amendments thereto as counsel for Western may advise are necessary or desirable, provided that such amendments are not inconsistent with the terms of this Order are mailed, on or before ______, 199______, by prepaid ordinary mail addressed to each holder of shares of Class A Preferred and Common Stock at their addresses as they appear on the register of the shareholders of Thermal as at the close of business on ______, 199______ (the "Record Date"), such date being the record date fixed by the directors of Thermal for that purpose in accordance with the CALIFORNIA CORPORATIONS CODE and the by-laws of Thermal.

and to:

     (d)  Thermal being continued under the COMPANY ACT (British Columbia); and

     (e) the Arrangement, with or without variation, being approved and adopted by separate special resolutions of each of the holders of shares of Class A Preferred Stock, as a group, and of the holders of shares of Common Stock, as a group, at the Meeting then, unless the directors of Thermal-BC by resolution determine to abandon the Arrangement and subject to all other conditions to the completion of the Arrangement being met or waived, Thermal-BC shall be at liberty to apply to this Court on ______, the ______ day of February, 1996, or such earlier or later date as this Court may on application of Thermal-BC direct, for an Order approving the Arrangement for the purpose of effecting the Arrangement by filing a certified copy of the Order with the Registrar of Companies under the COMPANY ACT, without further notice to the holders of the common shares of Thermal-BC.

2. The mailing of the Notice of Hearing of Petition attached as Exhibit III to Exhibit "A" of the Corman Affidavit shall constitute good and sufficient service of the Notice of Hearing upon all persons who are entitled to receive such notice and no other form of service be made, such service shall be effective on the fifth day after the Notice of Hearing is so mailed.

3. No material other than that contained in the Proxy Documents need be served on such persons in respect of these proceedings and, in particular, the service of the Petition and the Corman Affidavit is dispensed with.

4. Notwithstanding that the Company Act does not grant the members of Thermal-BC a right to dissent in respect of the Arrangement, the registered holders of common shares of Thermal-BC shall be entitled to dissent in respect of the Arrangement pursuant to section 231 of the Company Act and the terms of the Plan of Arrangement and to seek fair value for their common shares of Thermal-BC so long as the Reincorporation Resolution and the Continuation Resolution are each passed and Thermal is continued as Thermal-BC and such holders provide written objection to the Arrangement Resolution to be received by Thermal no later than 10:00 a.m. (Vancouver time) on ______, ______, 1995 and otherwise comply with the requirements of section 231 of the Company Act and the terms of the Plan of Arrangement and provided the Arrangement becomes effective.

                                                           BY THE COURT



                                                           "DEPUTY DISTRICT REGISTRAR"

Approved as to Form:


         "LAWRENCE W. TALBOT"
Counsel for Thermal Exploration Company and
Pacific Cascade Capital Corp.

therm-1p.rx

                                   EXHIBIT V

                         NOTICE OF HEARING OF PETITION

                                                           No. A______
                                                           Vancouver Registry

                   IN THE SUPREME COURT OF BRITISH COLUMBIA

               IN THE MATTER OF SECTION 276 OF THE COMPANY ACT,
                        R.S.B.C. 1979, C.59, AS AMENDED

                                      AND

                        IN THE MATTER OF AN ARRANGEMENT
                    INVOLVING THERMAL EXPLORATION COMPANY,
                    PACIFIC CASCADE CAPITAL CORP. AND THEIR
                          RESPECTIVE SHAREHOLDERS AND
                        WESTERN COPPER HOLDINGS LIMITED


                         NOTICE OF HEARING OF PETITION


TO HOLDERS OF securities of Thermal Exploration Company

          NOTICE IS HEREBY GIVEN that a Petition has been filed by Thermal Exploration Company ("Thermal") and Pacific Cascade Capital Corp. ("Pacific") for approval of an arrangement (the "Arrangement") involving Thermal, Pacific, their respective shareholders and Western Copper Holdings Limited ("Western") pursuant to section 276 of the COMPANY ACT, R.S.B.C. 1979, c.59, as amended (the "Company Act").

          AND NOTICE IS FURTHER GIVEN that by an Order of the Court dated ______, 1995 (the "Interim Order") the Court ordered that, upon Thermal calling a meeting of the holders of its shares of Series A Preferred and Common Stock for the purpose of, INTER ALIA, considering the Arrangement, Thermal Exploration Company Ltd. ("Thermal-BC"), a British Columbia company formed upon the reincorporation of Thermal into the State of Wyoming and thereafter continuation into British Columbia under the provisions of the Company Act, was entitled to apply to this Honourable Court for an order approving the Arrangement.

          AND NOTICE IS FURTHER GIVEN that pursuant to the Interim Order the application in the said Petition for an Order approving the Arrangement is directed to be heard before a Justice of the Supreme Court of British Columbia at the Court House at 800 Smithe Street, in the City of Vancouver, in the Province of British Columbia, on ______, ______, 199______ at the hour of 9:45 in the forenoon, or as soon thereafter as Counsel may be heard.

          AND NOTICE IS FURTHER GIVEN that in support of the application will be read certain affidavits.

          At the hearing of the application, the Court will be requested to review and approve the fairness of the terms and conditions of the Arrangement. Any holder of securities of Thermal-BC is entitled to appear in person or by counsel and make submissions regarding the Arrangement at the hearing of the application. In addition, the Court will be informed at the hearing of the application that, if issued, the order of the Court approving the Arrangement and the fairness of the terms and conditions thereof will constitute the basis for an exemption from the registration requirements of the Securities Act of 1933, as amended, of the United States and of the securities acts of certain states of the United States with respect to the securities of each of Pacific and Western to be issued pursuant to the Arrangement and such securities of each of Pacific and Western will therefore not be registered under such statutes.

          Any holder of securities of Thermal-BC desiring to support or oppose the making of an Order on the application may file an appearance at any time prior to the time of hearing of the application in person or by counsel.

          IF YOU WISH TO BE HEARD AT THE HEARING OF THE APPLICATION IN THE PETITION OR WISH TO BE NOTIFIED OF ANY FURTHER PROCEEDINGS, YOU MUST GIVE
NOTICE of your intention by filing a form entitled "Appearance" at the Vancouver Registry of the Supreme Court of British Columbia (the "Registry") prior to the date of the hearing of the application and YOU MUST ALSO DELIVER a copy of the "Appearance" to the Petitioners' address for delivery, which is set out below.

          YOU OR YOUR SOLICITOR may file the "Appearance". You may obtain a form of "Appearance" at the Registry.

          The address of the Registry is:

          800 Smithe Street
          Vancouver, British Columbia

          If you do not file an Appearance and attend either in person or by counsel at the time of the hearing, the Court may approve the Arrangement, as presented, or may approve it subject to such terms and conditions as the Court shall deem fit, all without any further notice to you. If the Arrangement is approved it will significantly affect the legal rights of holders of securities of Western.

          A copy of the said Petition and other documents in the proceedings will be furnished to any holder of securities of Thermal or Thermal-BC upon request in writing addressed to the solicitors for the Petitioners at their address for delivery set out below.

          The Petitioners' address for delivery is c/o Smith, Lyons, Torrance, Stevenson & Mayer, Barristers and Solicitors, World Trade Centre, 550-999 Canada Place, Vancouver, British Columbia V6C 3C8, Attention: Lawrence W. Talbot.

"LAWRENCE W. TALBOT"
Solicitor for the Petitioner

This matter is expected to be of a non-contentious nature and is not within the jurisdiction of the Master.

Estimated time for hearing - 10 minutes.

This Notice of Hearing is filed by Lawrence W. Talbot, Esq., of the firm Smith, Lyons, Torrance, Stevenson & Mayer, Barristers and Solicitors, whose place of business and address for service is 550 - 999 Canada Place, Vancouver, British Columbia, V6C 3C8, (604) 662-8082.

therm-1p.rx

                          THERMAL EXPLORATION COMPANY
                  11525 Caroline Lane, Nevada City, CA  95959

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


     The undersigned hereby appoints Dale Corman and James E. Lanigan, and each of them, as proxies with the power to appoint his or their successor, and hereby authorizes them to represent and to vote, as designated below, all the shares of common stock of THERMAL EXPLORATION COMPANY ("Thermal"), held of record by the undersigned on _____ 1996, at the Special Meeting of Shareholders to be held on ____, 1996, at 10:00 a.m. (PDT), at the offices of Smith, Lyons, Torrance, Stevenson & Mayer, World Trade Centre, Suite 550, 999 Canada Place, Vancouver, British Columbia, Canada V6C 3G8 and at any and all adjournments thereof.

1. The reincorporation of Thermal from the State of California to the State of Wyoming ("Proposal 1");

2. The continuation (reincorporation) of Thermal Exploration Company, a Wyoming corporation ("Thermal-WY") from the State of Wyoming to the Province of British Columbia, Canada to become Thermal Resources Company Ltd., a British Columbia company ("Thermal-BC") ("Proposal 2");

3. Conditional upon the approval of Proposals 1 and 2, the arrangement, pursuant to Section 276 of the COMPANY ACT (British Columbia) which will result in the following:

     a. the transfer by Thermal-BC to Pacific Cascade Resources Corp., a wholly-owned British Columbia corporate subsidiary of Thermal-BC, ("Pacific") of all of the assets of Thermal-BC (except for Thermal-BC's interest in the Carmacks Copper Project, Yukon Territory) in exchange for common shares of Pacific ("Pacific Shares");

     b. the distribution of the Pacific Shares by Thermal-BC to the shareholders of Thermal-BC (except for Western Copper Holdings Limited ("Western")) in exchange of their Thermal-BC shares on the basis of one Pacific Share for one percent (1%) of each Thermal-BC share;

     c. the consolidation of every five outstanding Pacific Shares in exchange for one new Pacific Share.

     d. the amalgamation of Thermal-BC and No. 385 Sail View Ventures Ltd. ("Sailview"), a wholly-owned subsidiary of Western, to form Carmacks Copper Ltd. ("Copper"), a British Columbia company wholly owned by Western;

     e.   the  holders of Thermal-BC shares (other than Western) receiving  one
          (1) common share of Western for each five (5) Thermal-BC shares held; and

     f. the holders of warrants to purchase Thermal-BC shares (other than Western) receiving from Western warrants to purchase one-fifth the number of common shares of Western at five times the exercise price of their Thermal-BC warrants;

     g. the holders of incentive stock options to purchase Thermal-BC shares (other than Western) receiving from Western incentive stock options to purchase one fifth the number of common shares of Western at five times the exercise price of their Thermal-BC incentive stock options;

     h. all outstanding warrants and incentive stock options to purchase Thermal-BC Shares being cancelled;

     i. Copper issuing to Western one common share of Copper for each common share of
Western issued to former holders of Thermal-BC shares;

     j. all of the outstanding Thermal-BC shares being cancelled without any repayment of capital; and

     k. each existing share of Sailview being converted to one common share of Copper.
("Proposal 3"); and

4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting.

     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, AND 3.


     Please sign exactly as your name appears on your share certificates. When shares are held by joint tenants, all joint tenants should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If the signatory is a corporation, please sign the full corporate name by the president or another authorized officer. If the signatory is a partnership, please sign in the partnership name by an authorized person.

__________________________________________
____________________________________________________
Name (Print)                        Name (Print) (if held jointly)


__________________________________________
___________________________________________________
Signature                           Signature (if held jointly)



__________________________________________
___________________________________________________


__________________________________________
___________________________________________________
(Address)                           (Address)


Dated:_____________                 Dated:_______________

I will ___ attend the meeting.
Number of persons to attend _____.

I will not ___ attend the meeting.


PLEASE  MARK,  SIGN,  DATE  AND  RETURN  THE  PROXY PROMPTLY USING THE ENCLOSED
ENVELOPE.